EXHIBIT 4



                     GS MORTGAGE SECURITIES CORPORATION II,
                                   Depositor,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                Master Servicer,

                           ALLIED CAPITAL CORPORATION,
                                Special Servicer,

                                       and

                             WELLS FARGO BANK, N.A.,
                                     Trustee


          ------------------------------------------------------------
                         POOLING AND SERVICING AGREEMENT
                            Dated as of April 1, 2004
          ------------------------------------------------------------


                Commercial Mortgage Pass-Through Certificates
                                 Series 2004-C1

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Defined Terms...............................................
Section 1.02   Certain Calculations........................................
Section 1.03   Certain Constructions.......................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans and Loan REMIC Interest........
Section 2.02   Acceptance by Custodian and the Trustee.....................
Section 2.03 Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Document Defects in Mortgage Files
               and Breaches of Representations and Warranties..............
Section 2.04   Representations, Warranties and Covenants of the Master
               Servicer....................................................
Section 2.05   Representations, Warranties and Covenants of the Special
               Servicer....................................................
Section 2.06   Execution and Delivery of Certificates; Issuance of
               Lower-Tier Regular Interests................................
Section 2.07   Miscellaneous REMIC and Grantor Trust Provisions............


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01   Master Servicer to Act as Master Servicer;
               Administration of the Mortgage Loans........................
Section 3.02   Liability of the Master Servicer and Special Servicer.......
Section 3.03   Collection of Certain Mortgage Loan Payments................
Section 3.04   Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.05 Collection Account; Upper-Tier Distribution Account; Lower-Tier Distribution Account; Excess Liquidation
               Proceeds Reserve Account....................................
Section 3.06   Permitted Withdrawals from the Collection Account...........
Section 3.07 Investment of Funds in the Collection Account, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve
               Account and Other Accounts..................................
Section 3.08   Maintenance of Insurance Policies and Errors and
               Omissions and Fidelity Coverage.............................
Section 3.09   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Defeasance Provisions...........................
Section 3.10   Realization Upon Defaulted Mortgage Loans...................
Section 3.11   Trustee to Cooperate; Release of Mortgage Files.............
Section 3.12   Servicing Fees and Special Servicing Compensation...........
Section 3.13   Compensating Interest Payments..............................
Section 3.14   Annual Statement as to Compliance...........................
Section 3.15   Annual Independent Public Accountants' Servicing Report.....
Section 3.16   Access to Certain Documentation.............................
Section 3.17   Title and Management of REO Properties......................
Section 3.18   Sale of Defaulted Mortgage Loans and REO Properties.........
Section 3.19   Additional Obligations of the Master Servicer;
               Inspections.................................................
Section 3.20   Reports to the Securities and Exchange Commission;
               Available Information.......................................
Section 3.21   Lock-Box Accounts, Escrow Accounts..........................
Section 3.22   Property Advances...........................................
Section 3.23   Appointment of Special Servicer.............................
Section 3.24   Transfer of Servicing Between Master Servicer and
               Special Servicer; Record Keeping............................
Section 3.25   Interest Reserve Account....................................
Section 3.26   Controlling Class Approvals.................................
Section 3.27   Modifications, Waivers and Amendments.......................
Section 3.28   Additional Obligations with Respect to Certain Mortgage
               Loans.......................................................
Section 3.29   Certain Matters Relating to the Pari Passu Mortgage
               Loans.......................................................
Section 3.30   Additional Obligations of the Master Servicer...............


                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01   Distributions...............................................
Section 4.02   Statements to Certificateholders; Certain Reports by the
               Master Servicer and the Special Servicer....................
Section 4.03   Compliance with Withholding Requirements....................
Section 4.04   REMIC Compliance............................................
Section 4.05   Imposition of Tax on the Trust Fund.........................
Section 4.06   Remittances; P&I Advances...................................
Section 4.07   Grantor Trust Reporting.....................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates............................................
Section 5.02   Registration, Transfer and Exchange of Certificates.........
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04   Appointment of Paying Agent.................................
Section 5.05   Access to Certificateholders' Names and Addresses...........
Section 5.06   Actions of Certificateholders...............................
Section 5.07   Authenticating Agent........................................
Section 5.08   Appointment of Custodians...................................


                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

Section 6.01   Liability of the Depositor, the Master Servicer and the
               Special Servicer............................................
Section 6.02   Merger or Consolidation of the Master Servicer and the
               Special Servicer............................................
Section 6.03   Limitation on Liability of the Depositor, the Master
               Servicer and Others.........................................
Section 6.04   Limitation on Resignation of the Master Servicer or
               Special Servicer............................................
Section 6.05   Rights of the Depositor and the Trustee in Respect of
               the Master Servicer and Special Servicer....................
Section 6.06   Master Servicer or Special Servicer as Owner of a
               Certificate.................................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default...........................................
Section 7.02   Trustee to Act; Appointment of Successor....................
Section 7.03   Notification to Certificateholders..........................
Section 7.04   Other Remedies of Trustee...................................
Section 7.05   Waiver of Past Events of Default; Termination...............


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee...........................................
Section 8.02   Certain Matters Affecting the Trustee.......................
Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.04   Trustee May Own Certificates................................
Section 8.05   Payment of Trustee Fees and Expenses; Indemnification.......
Section 8.06   Eligibility Requirements for Trustee........................
Section 8.07   Resignation and Removal of the Trustee......................
Section 8.08   Successor Trustee...........................................
Section 8.09   Merger or Consolidation of Trustee..........................
Section 8.10   Appointment of Co-Trustee or Separate Trustee...............
Section 8.11   Controlling Certificateholders and Controlling Class
               Representative..............................................


                                   ARTICLE IX

                  TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

Section 9.01   Termination; Optional Mortgage Loan Purchase................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Counterparts................................................
Section 10.02  Limitation on Rights of Certificateholders..................
Section 10.03  Governing Law...............................................
Section 10.04  Notices.....................................................
Section 10.05  Severability of Provisions..................................
Section 10.06  Notice to the Depositor and Each Rating Agency..............
Section 10.07  Amendment...................................................
Section 10.08  Confirmation of Intent......................................
Section 10.09  No Intended Third-Party Beneficiaries.......................
Section 10.10  Request by Certificateholders...............................

                                TABLE OF EXHIBITS


Exhibit A-1       Form of Class A-1 Certificate

Exhibit A-2       Form of Class A-2 Certificate

Exhibit A-3       Form of Class A-1A Certificate

Exhibit A-4       Form of Class X-1 Certificate

Exhibit A-5       Form of Class X-2 Certificate

Exhibit A-6       Form of Class B Certificate

Exhibit A-7       Form of Class C Certificate

Exhibit A-8       Form of Class D Certificate

Exhibit A-9       Form of Class E Certificate

Exhibit A-10      Form of Class F Certificate

Exhibit A-11      Form of Class G Certificate

Exhibit A-12      Form of Class H Certificate

Exhibit A-13      Form of Class J Certificate

Exhibit A-14      Form of Class K Certificate

Exhibit A-15      Form of Class L Certificate

Exhibit A-16      Form of Class M Certificate

Exhibit A-17      Form of Class N Certificate

Exhibit A-18      Form of Class O Certificate

Exhibit A-19      Form of Class P Certificate

Exhibit A-20      Form of Class R Certificate

Exhibit A-21      Form of Class LR Certificate

Exhibit B         Mortgage Loan Schedule

Exhibit C-1       Form of Transferee Affidavit

Exhibit C-2       Form of Transferor Letter

Exhibit D-1       Form of Investment Representation Letter

Exhibit D-2       Form of ERISA Representation Letter

Exhibit E         Form of Request for Release

Exhibit F         Securities Legend

Exhibit G         Distribution Date Statement

Exhibit H         Methodology to Normalize Net Operating Income and Debt
                     Service Coverage Ratio

Exhibit I-1       Form of Regulation S Transfer Certificate for Transfers
                     during Restricted Period

Exhibit I-2       Form of Regulation S Transfer Certificate for Transfers
                     after Restricted Period

Exhibit J         Form of Transfer Certificate for Exchange or Transfer from
                     Rule 144A Global Certificate to Regulation S Global Certificate during the Restricted Period

Exhibit K         Form of Transfer Certificate for Exchange or Transfer from
                     Rule 144A Global Certificate to Regulation S Global Certificate after the Restricted Period

Exhibit L         Form of Transfer Certificate for Exchange or Transfer from
                     Regulation S Global Certificate to Rule 144A Global Certificate during the Restricted Period

Exhibit M         Form of Transfer Certificate for Regulation S Global
                      Certificate during Restricted Period

Exhibit N         Form Certification to be Provided with Form 10-K

Exhibit O-1       Form of Investor Certification

Exhibit O-2       Form of Confidentiality Agreement

Exhibit P-1       Form of Certification to be Provided to Depositor by the
                     Trustee

Exhibit P-2       Form of Certification to be Provided to Depositor by the
                     Master Servicer

Exhibit P-3       Form of Certification to be Provided to Depositor by the
                     Special Servicer

Exhibit Q         Trustee Certification/Exception Report

Exhibit R         Form of Notice to Other Primary Servicer

Schedule I        [Reserved]

Schedule II       Broker Strip Loans

Schedule III      Strip Calculation Schedule

            Pooling and Servicing Agreement, dated as of April 1, 2004, among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee.


                             PRELIMINARY STATEMENT:

                 (Terms used but not defined in this Preliminary
                        Statement shall have the meanings
                         specified in Article I hereof)

            The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect the Trust Fund (the "Trust REMICs"), to be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively). As provided herein, the Trustee will elect or will cause an election to be made to treat the DDR Portfolio Mortgage Loan, Plaza Del Mar III Mortgage Loan and Hudson Pointe Apartments Mortgage Loan (each, a "Loan REMIC Loan") (and certain other related assets) as three separates REMICs (each, a "Loan REMIC") pursuant to the REMIC Declaration dated March 11, 2004, the REMIC Declaration dated February 5, 2004 and the REMIC Declaration dated March 25, 2004, respectively (each, a "Loan REMIC Declaration"). Each Loan REMIC has issued one uncertificated Class of regular interests (the "Loan REMIC Regular Interest") to be held by the Lower-Tier REMIC and one uncertificated Class of residual interest (the "Loan REMIC Residual Interest"), which will be represented by the Class LR Certificates. The Class A-1, Class A-2, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates represent "regular interests" in the Upper-Tier REMIC. The Class R Certificates constitute the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class LR Certificates constitute the sole class of "residual interests" in the Lower-Tier REMIC and each Loan REMIC Residual Interest for purposes of the REMIC Provisions. There are also forty-two classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-1-6, Class LA-1-7, Class LA-1-8, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LB, Class LC, Class LD, Class LE-1, Class LE-2, Class LF-1, Class LF-2, Class LF-3, Class LF-4, Class LG-1, Class LG-2, Class LH-1, Class LH-2 Class LJ-1, Class LJ-2, Class LK, Class LL-1, Class LL-2, Class LM, Class LN, Class LO and Class LP Interests), each of which will constitute a regular interest in the Lower-Tier REMIC. All such Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC.

            The portion of the Trust Fund consisting of the Loan REMIC Residual Interest and the proceeds thereof will be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class LR Certificates will represent the sole interests in the Grantor Trust for federal income tax purposes and pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Loan REMIC Residual Interest.


                                UPPER-TIER REMIC

            The Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class X-1 and Class X-2 Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Principal Amount") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                                                    Original
                                            Original                Ratings
  Related          Pass-Through Rate       Certificate              Moody's /
Certificate           (per annum)        Principal Amount           Fitch(1)
-----------           -----------        ----------------           --------
Class A-1(2)          3.659%               $410,640,000              Aaa/AAA
Class A-2(2)          4.319%               $190,490,000              Aaa/AAA
Class A-1A(2)         3.701%               $168,447,000              Aaa/AAA
Class B               4.458%(3)             $20,076,000              Aa2/AA
Class C               4.515%(3)              $7,808,000              Aa3/AA-
Class D               4.596%(3)             $16,730,000               A2/A
Class E               4.685%(3)             $12,268,000                A3/A-
Class F               4.358%(3)             $13,384,000             Baa1/BBB+
Class G               4.455%(3)              $7,808,000             Baa2/BBB
Class H               4.845%(3)              $7,807,000             Baa3/BBB-
Class J               4.561%(3)              $5,577,000              Ba1/BB+
Class K               4.561%(3)              $3,346,000              Ba2/BB
Class L               4.561%(3)              $3,346,000              Ba3/BB-
Class M               4.561%(3)              $4,461,000               B1/B+
Class N               4.561%(3)              $3,346,000               B2/B
Class O               4.561%(3)              $3,346,000               B3/B-
Class P               4.561%(3)             $13,384,316                 *
Class X-1             (4)                  $892,264,316              Aaa/AAA
Class X-2             (4)                  $846,916,000              Aaa/AAA
Class R              None                          None(6)              *

-----------------------

(1) The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2) For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A Certificates, the pool of Mortgage Loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2.

(3) The Pass-Through Rate for any Distribution Date for the Class B, Class C, Class D, Class E, Class F, Class G, H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subject to a WAC Cap.

(4) The Pass-Through Rates for each of the Class X-1 and Class X-2 Certificates will be calculated in accordance with the related definitions of "Class X-1 Pass-Through Rate" and "Class X-2 Pass-Through Rate," as applicable.

(5) The Class X-1 and Class X-2 Certificates will not have a Certificate Principal Amount; rather, each such Class of Certificates will accrue interest as provided herein on the related Class X-1 Notional Amount and Class X-2 Notional Amount, as applicable.

(6) The Class R Certificates do not have a Certificate Principal Amount or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            The following table sets forth the Class or Component designation, the corresponding Lower-Tier Regular Interest (the "Corresponding Lower-Tier Regular Interest"), the Corresponding Components of the Class X Certificates and the Original Class Principal Balance for each Class of Sequential Pay Certificates (the "Corresponding Certificates").

                                                                                                  Corresponding
                               Original          Corresponding Lower     Original Lower-          Components of
Corresponding              Class Principal          -Tier Regular        Tier Principal        Class X Certificates
Certificates                   Balance              Interests (1)            Balance                   (1)
-------------              ---------------          -------------         --------------       --------------------
Class A-1                   $410,640,000              LA-1-1               $17,971,000               IO-A-1-1
                                                      LA-1-2               $16,035,000               IO-A-1-2
                                                      LA-1-3               $15,454,000               IO-A-1-3
                                                      LA-1-4               $15,259,000               IO-A-1-4
                                                      LA-1-5               $28,053,000               IO-A-1-5
                                                      LA-1-6              $110,379,000               IO-A-1-6
                                                      LA-1-7              $165,160,000               IO-A-1-7
                                                      LA-1-8               $42,329,000               IO-A-1-8
Class A-2                   $190,490,000              LA-2-1               $16,848,000               IO-A-2-1
                                                      LA-2-2                $6,120,000               IO-A-2-2
                                                      LA-2-3                $5,928,000               IO-A-2-3
                                                      LA-2-4              $161,594,000               IO-A-2-4
Class A-1A                  $168,447,000             LA-1A-1                $2,840,000                IO-1A-1
                                                     LA-1A-2                $3,269,000                IO-1A-2
                                                     LA-1A-3                $3,169,000                IO-1A-3
                                                     LA-1A-4                $3,073,000                IO-1A-4
                                                     LA-1A-5                $2,979,000                IO-1A-5
                                                     LA-1A-6               $22,521,000                IO-1A-6
                                                     LA-1A-7               $60,608,000                IO-1A-7
                                                     LA-1A-8               $69,988,000                IO-1A-8
Class B                      $20,076,000                LB                 $20,076,000                 IO-B
Class C                       $7,808,000                LC                  $7,808,000                 IO-C
Class D                      $16,730,000                LD                 $16,730,000                 IO-D
Class E                      $12,268,000               LE-1                 $1,534,000                IO-E-1
                                                       LE-2                $10,734,000                IO-E-2
Class F                      $13,384,000               LF-1                 $5,213,000                IO-F-1
                                                       LF-2                 $4,413,000                IO-F-2
                                                       LF-3                 $2,741,000                IO-F-3
                                                       LF-4                 $1,017,000                IO-F-4
Class G                       $7,808,000               LG-1                 $6,601,000                IO-G-1
                                                       LG-2                 $1,207,000                IO-G-2
Class H                       $7,807,000               LH-1                 $6,325,000                IO-H-1
                                                       LH-2                 $1,482,000                IO-H-2
Class J                       $5,577,000               LJ-1                 $3,542,000                IO-J-1
                                                       LJ-2                 $2,035,000                IO-J-2
Class K                       $3,346,000                LK                  $3,346,000                 IO-K
Class L                       $3,346,000               LL-1                 $1,589,000                IO-L-1
                                                       LL-2                 $1,757,000                IO-L-2
Class M                       $4,461,000                LM                  $4,461,000                 IO-M
Class N                       $3,346,000                LN                  $3,346,000                 IO-N
Class O                       $3,346,000                LO                  $3,346,000                 IO-O
Class P                      $13,384,316                LP                 $13,384,316                 IO-P

--------------

(1) The Lower-Tier Regular Interest and the Components of the Class X Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding Lower-Tier Regular Interest" and the "Corresponding Components," respectively, with respect to each other. The interest rate of each Lower-Tier Regular Interest is the WAC Rate.

            The Class R and Class LR Certificates do not have Certificate Principal Amounts or Notional Amounts. The Certificate Principal Amount of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Principal Amount thereof are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01. The initial Loan REMIC Balances and interest rate for each Loan REMIC Regular Interest are set forth in the related Loan REMIC Declaration. As of the Cut-Off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to $826,459,000.

            Three Mortgage Loans: the Water Tower Place Mortgage Loan, the DDR Portfolio Mortgage Loan and the 237 Park Avenue Mortgage Loan (collectively, the "Pari Passu Mortgage Loans") represent one or two of the mortgage loans in their respective Whole Loans:

            (i) The Water Tower Place Mortgage Loan and the Water Tower Place Companion Notes are pari passu with each other. The Water Tower Place Mortgage Loan is part of the Trust Fund. The Water Tower Place A-1 Note and Water Tower Place A-2 Note are part of the Water Tower Place Trust. The Water Tower Place A-5 Note and Water Tower Place A-6 Note are currently held by their respective Mortgage Loan Sellers. The Water Tower Place Mortgage Loan and the Water Tower Place Companion Notes will be serviced and administered in accordance with the Water Tower Place Pooling Agreement.

            (ii) The DDR Portfolio Mortgage Loan and the DDR Portfolio Companion Notes are pari passu with each other. The DDR Portfolio Mortgage Loan is part of the Trust Fund. The DDR Portfolio A-1 Note is part of the DDR Portfolio Trust. The DDR Portfolio A-3 Note is currently held by the applicable Mortgage Loan Seller. The DDR Portfolio Mortgage Loan and the DDR Portfolio Companion Notes will be serviced and administered in accordance with the DDR Portfolio Pooling Agreement.

            (iii) The 237 Park Avenue Mortgage Loan and the 237 Park Avenue Companion Notes are pari passu with each other. The 237 Park Avenue Mortgage Loan is part of the Trust Fund. The 237 Park Avenue A-1 Note is part of the 237 Park Avenue Trust. The 237 Park Avenue A-2 Note and the 237 Park Avenue A-3 Note are currently held by the applicable Mortgage Loan Seller. The 237 Park Avenue Mortgage Loan and the 237 Park Avenue Companion Notes will be serviced and administered in accordance with the 237 Park Avenue Pooling Agreement.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "237 Park Avenue A-1 Note": With respect to the 237 Park Avenue Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the 237 Park Avenue Mortgaged Property and designated as promissory note A-1, which is not included in the Trust, and pari passu in right of payment to the 237 Park Avenue Mortgage Loan and the other 237 Park Avenue Companion Notes to the extent set forth in the related Mortgage Loan documents and as provided in the 237 Park Avenue Intercreditor Agreement.

            "237 Park Avenue A-2 Note": With respect to the 237 Park Avenue Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the 237 Park Avenue Mortgaged Property and designated as promissory note A-2, which is not included in the Trust, and pari passu in right of payment to the 237 Park Avenue Mortgage Loan and the other 237 Park Avenue Companion Notes to the extent set forth in the related Mortgage Loan documents and as provided in the 237 Park Avenue Intercreditor Agreement.

            "237 Park Avenue A-3 Note": With respect to the 237 Park Avenue Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the 237 Park Avenue Mortgaged Property and designated as promissory note A-3, which is not included in the Trust, and pari passu in right of payment to the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Companion Notes to the extent set forth in the related Mortgage Loan documents and as provided in the 237 Park Avenue Intercreditor Agreement.

            "237 Park Avenue A-4 Note": With respect to the 237 Park Avenue Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the 237 Park Avenue Mortgaged Property and designated as promissory note A-4, which is included in the Trust, and pari passu in right of payment to the 237 Park Avenue Companion Notes to the extent set forth in the related Mortgage Loan documents and as provided in the 237 Park Avenue Intercreditor Agreement.

            "237 Park Avenue Companion Notes": For so long as the 237 Park Avenue Mortgage Loan or a successor REO Mortgage Loan with respect to the 237 Park Avenue Mortgage Loan is part of the Trust, the 237 Park Avenue A-1 Note, the 237 Park Avenue A-2 Note and the 237 Park Avenue A-3 Note. The 237 Park Avenue Companion Notes are not included in the Trust.

            "237 Park Avenue Companion Loan Noteholders": The holders of the 237 Park Avenue Companion Notes.

            "237 Park Avenue Depositor": The Depositor under the 237 Park Avenue Pooling Agreement.

            "237 Park Avenue Fiscal Agent": The "fiscal agent" under the 237 Park Avenue Pooling Agreement, which as of the date hereof is ABN AMRO Bank N.V.

            "237 Park Avenue Intercreditor Agreement": With respect to the 237 Park Avenue Whole Loan, the related intercreditor agreement by and among the 237 Park Avenue Noteholders relating to the relative rights of the holders of the 237 Park Avenue Notes, as the same may be amended from time to time in accordance with the terms thereof.

            "237 Park Avenue Mortgage": The Mortgage securing the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Companion Notes.

            "237 Park Avenue Mortgage Loan": With respect to the 237 Park Avenue Whole Loan, the Mortgage Note included in the Trust (identified as Loan No. 5 on the Mortgage Loan Schedule), which is designated as the 237 Park Avenue A-4 Note, and which is pari passu in right of payment to the 237 Park Avenue Companion Notes, to the extent set forth and as provided in the 237 Park Avenue Intercreditor Agreement.

            "237 Park Avenue Mortgaged Property": The property or properties that secure the 237 Park Avenue Whole Loan.

            "237 Park Avenue Nonrecoverable Servicing Advance": Any "Nonrecoverable Servicing Advance" (as defined in the 237 Park Avenue Pooling Agreement) made with respect to the 237 Park Avenue Mortgage Loan and determined pursuant to and in accordance with the 237 Park Avenue Pooling Agreement.

            "237 Park Avenue Notes": Collectively, the 237 Park Avenue A-1 Note, the 237 Park Avenue A-2 Note, the 237 Park Avenue A-3 Note and the 237 Park Avenue A-4 Note.

            "237 Park Avenue Noteholders": Collectively, the holder of the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Companion Loan Noteholders.

            "237 Park Avenue Pooling Agreement": The pooling and servicing agreement dated as of December 23, 2003 among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent, as from time to time amended, supplemented or modified, related to the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2.

            "237 Park Avenue Primary Servicer": The "master servicer" under the 237 Park Avenue Pooling Agreement, which, as of the date hereof, is Wachovia Bank, National Association.

            "237 Park Avenue Primary Servicing Fee": With respect to the 237 Park Avenue Mortgage Loan, the servicing fee payable to the 237 Park Avenue Primary Servicer under the 237 Park Avenue Pooling Agreement at the 237 Park Avenue Primary Servicing Fee Rate.

            "237 Park Avenue Primary Servicing Fee Rate": 0.01% per annum.

            "237 Park Avenue Special Servicer": The "special servicer" under the 237 Park Avenue Pooling Agreement, which, as of the date hereof, is Lennar Partners, Inc.

            "237 Park Avenue Trust": The trust created under the 237 Park Avenue Pooling Agreement.

            "237 Park Avenue Trustee": The "trustee" under the 237 Park Avenue Pooling Agreement, which, as of the date hereof, is LaSalle Bank National Association.

            "237 Park Avenue Whole Loan": The 237 Park Avenue Mortgage Loan, together with the 237 Park Avenue Companion Notes, each of which is secured by the same Mortgage on the 237 Park Avenue Mortgaged Property. References herein to the 237 Park Avenue Whole Loan shall be construed to refer to the aggregate indebtedness under the 237 Park Avenue Notes.

            "Accountant's Statement": As defined in Section 3.15.

            "Accrued Component Interest": With respect to each Component of the Class X-1 or Class X-2 Certificates for any Distribution Date, one month's interest at the Class X-1 Strip Rate or Class X-2 Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Additional Trust Fund Expenses": (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances to the extent not covered by Default Interest and late payment fees,
(iii) the cost of various default-related or unanticipated Opinions of Counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee, indemnities and expense reimbursements to the Master Servicer, the Special Servicer and the Depositor and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund and (v) any other default-related or unanticipated expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a Mortgagor.

            "Administrative Cost Rate": As of any date of determination, a rate equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Property Advance.

            "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer or the Trustee, as applicable, have not been reimbursed for the number of days from the date on which such Advance was made through, but not including, the date of reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance.

            "Advance Rate": A per annum rate equal to the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date), compounded annually.

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Master Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

            "Agent Member": Members of, or participants in, the Depository.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Allocated Loan Amount": With respect to each Mortgaged Property as of any date of determination, the portion of the principal balance of the related Mortgage Loan then allocated to such Mortgaged Property in accordance with the terms of the applicable Mortgage or Loan Agreement and subject to the terms of this Agreement.

            "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

            "Applicable Monthly Payment": For any Mortgage Loan with respect to any month (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment; provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer or the Trustee, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Net Mortgage Rate plus the Trustee Fee Rate; and provided, further, that for purposes of determining the amount of any P&I Advance, the Monthly Payment shall be as reduced pursuant to any modification of a Mortgage Loan pursuant to Section 3.27.

            "Applicable Procedures": As defined in Section 5.02(c)(ii)(A).

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

            "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan (other than the Pari Passu Mortgage Loans) as to which an Appraisal Reduction Amount is required to be calculated, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised values of the related Mortgaged Properties (as determined (1) in the case of any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000, by one or more Appraisals obtained by the Special Servicer (the cost of which shall be advanced by the Master Servicer as a Property Advance) minus such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon the Special Servicer's review of the Appraisal and such other information as the Special Servicer may deem appropriate or (2) in the case of any Mortgage Loan with an outstanding principal balance less than $2,000,000, by desktop value estimation performed by the Special Servicer); provided that the Special Servicer may, with the consent of the Majority Certificateholder of the Controlling Class, order an Appraisal at the expense of the Trust Fund and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of the calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances, with interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts, due and unpaid with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and/or for which funds have not been escrowed). Within 30 days after the occurrence of the Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an Appraisal or desktop value estimation, as applicable, has not been obtained within the immediately preceding 12 months (or if the Special Servicer has determined such Appraisal to be materially inaccurate), the Special Servicer shall (a) with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000, obtain an Appraisal, the costs of which shall be paid by the Master Servicer as a Property Advance or (b) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform a desktop value estimation. On the first Distribution Date occurring on or after the delivery of such Appraisal or desktop value estimation, the Special Servicer shall adjust the Appraisal Reduction Amount to take into account such Appraisal or desktop value estimation. Notwithstanding the foregoing, if an Appraisal or desktop value estimation, as applicable, is not obtained within 120 days following the events described in the applicable clause of the definition Appraisal Reduction Event (without regard to the time periods stated therein), then until such Appraisal or desktop value estimation, as applicable, is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Mortgage Loan; provided that, upon receipt of an Appraisal or desktop value estimation, as applicable, however, the Appraisal Reduction Amount for such Mortgage Loan will be recalculated in accordance with this definition without regard to this sentence. With respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan has remained current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer shall, within 30 days of each anniversary of such Appraisal Reduction Event, order an update of the prior Appraisal (the cost of which will be covered by, and reimbursable as, a Property Advance by the Master Servicer). In addition, the Special Servicer shall obtain letter updates to each Appraisal at any time at the request of the Controlling Class Representative, at the expense of the Controlling Class Representative. Based upon such Appraisal or letter updates thereto, the Special Servicer shall determine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan. The Special Servicer shall deliver a copy of any such Appraisal or desktop value estimation, as applicable, to the Master Servicer. Each Appraisal Reduction Amount shall also be adjusted with respect to the next Distribution Date to take into account any subsequent Appraisal or desktop value estimation, as applicable, and annual letter updates, as of the date of each such subsequent Appraisal, desktop value estimation or letter update.

            Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated. In addition, with respect to any Mortgage Loan (other than the Pari Passu Mortgage Loans), as to which an Appraisal Reduction Event has occurred, such Mortgage Loan shall no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan becomes and remains current for three consecutive Monthly Payments and (b) no other Appraisal Reduction Event has occurred and is continuing.

            Any Appraisal Reduction Amount in respect of the Pari Passu Mortgage Loans shall be calculated by the applicable Other Special Servicer or Other Primary Servicer, as applicable, in accordance with and pursuant to the terms of the related Other Pooling Agreement.

            "Appraisal Reduction Event": With respect to any Mortgage Loan (other than the Pari Passu Mortgage Loans), the earliest of (i) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan following the occurrence of a Servicing Transfer Event,
(ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments or Balloon Payments with respect to any Mortgage Loan (or the 150th day with respect to a Balloon Payment for which the Mortgagor has produced a written refinancing commitment (within such 90 day period) pursuant to clause (a) of the definition of "Specially Serviced Mortgage Loan"; provided that in the case of a delinquency in a Balloon Payment, the Mortgagor continues timely to make the Applicable Monthly Payment) and such event constitutes a Servicing Transfer Event, (iii) the date which is 60 days after a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the 60th day following any bankruptcy or similar proceedings involving a Mortgagor and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property (other than the Mortgaged Property securing the related Pari Passu Mortgage Loan) based upon the most recent Appraisal obtained pursuant to this Agreement. With respect to each Pari Passu Mortgaged Property, the appraised value allocable thereto, as determined pursuant to the related Other Pooling Agreement.

            "Asset Status Report": As defined in Section 3.27(i).

            "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian and the Master Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

            "Assumption Fees": Any fees collected by the Master Servicer or Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Mortgagor thereunder permitted to be executed under the provisions of this Agreement.

            "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 5.07.

            "Available Funds": With respect to any Distribution Date (and in the case of the Pari Passu Mortgage Loans, only to the extent received by the Trust pursuant to the related Intercreditor Agreement), an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Collection Account and the Lower-Tier Distribution Account as of the close of business on the Business Day prior to the Master Servicer Remittance Date (or with respect to the Pari Passu Mortgage Loans, by 12:00 p.m., New York City time on the Master Servicer Remittance Date), exclusive of (without duplication):

                  (i) all Monthly Payments and Balloon Payments paid by the
            Mortgagors that are due on a Due Date (without regard to grace periods) after the related Collection Period (without regard to grace periods);

                  (ii) all unscheduled payments of principal (including
            Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), Liquidation Proceeds, Insurance Proceeds or condemnation awards and other unscheduled recoveries received subsequent to the related Determination Date;

                  (iii) all amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (ix), inclusive, of Section 3.06(a);

                  (iv) Default Interest;

                  (v) all Yield Maintenance Charges;

                  (vi) all amounts deposited in the Collection Account or the
            Lower-Tier Distribution Account, as the case may be, in error; and

                  (vii) with respect to the Mortgage Loans for which Withheld
            Amounts are required to be deposited in the Interest Reserve Account, and any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to Section 3.17;

            (c) the aggregate amount of any Compensating Interest Payments and P&I Advances made by the Master Servicer or the Trustee, as applicable, for such Distribution Date (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made); and

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to
      Section 3.25.

Notwithstanding the investment of funds held in the Collection Account pursuant to Section 3.07, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date, unless such extension results solely from the accrual of interest on the basis of the actual number of days elapsed in a year of 360 days, notwithstanding calculation of Monthly Payments based on a 360-day year consisting of twelve 30-day months.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Mortgage Loan in excess of the related Monthly Payment.

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Certificates (other than the Residual Certificates) is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds
(ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge) and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge otherwise described in the related Loan Documents); provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on the related Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

            "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Trustee and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

            "Bid Allocation": With respect to the Master Servicer and each sub-servicer and the proceeds of any bid pursuant to Section 7.01(b), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Master Servicer or such sub-servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Master Servicer and all the sub-servicers as of such date of determination.

            "Bloomberg": As defined in Section 4.02(a).

            "Breach": As defined in Section 2.03(a).

            "Broker Strip Amount": With respect to the Broker Strip Loan, the portion of the Servicing Fee equal to the per annum rate set forth as the "strip" on Schedule II of the Stated Principal Balance of the Broker Strip Loan, calculated for the same number of days and on the same basis as the Servicing Fee.

            "Broker Strip Loan": The Mortgage Loans identified on Schedule II.

            "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the cities in which the principal offices of the Master Servicer or Special Servicer are located, or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

            "Certificate": Any Class A-1, Class A-2, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P and Class R or Class LR Certificate issued, authenticated and delivered hereunder.

            "Certificate Custodian": Initially, Wells Fargo Bank, N.A.; thereafter, any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            "Certificate Factor": With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Principal Amount or the Notional Amount, as the case may be, and the denominator of which is the related initial Certificate Principal Amount or the initial Notional Amount, as the case may be.

            "Certificate Principal Amount": With respect to any Class of Certificates (other than the Class X, Class R and Class LR Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Principal Amount of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Principal Amount of such Class of Certificates on the Distribution Date immediately prior to such date of determination, after actual distributions of principal thereon and allocation of Realized Losses thereto on such prior Distribution Date.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder": With respect to any Certificate, the Person whose name is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a manager of a Mortgaged Property, a Mortgagor or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Trustee, the Master Servicer or the Special Servicer, shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that (i) for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer shall be deemed to be outstanding, provided, that such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding; and (ii) for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an Affiliate thereof shall be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. For purposes of obtaining the consent of Certificateholders to any action with respect to a particular Mortgage Loan proposed to be taken by the Master Servicer or Special Servicer, any Certificates beneficially owned by the Affiliates of the related Mortgagor, the related Manager, or Affiliates of the related Manager shall not be deemed to be outstanding.

            Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or other such Person may rely, without limitation, on a participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a participant in the Depository to such Person indicating that such Person beneficially owns Certificates.

            "Certification": As defined in Section 3.20(b).

            "Class": With respect to the Certificates, all of the Certificates bearing the same alphabetical and numerical class designation, and with respect to the Lower-Tier Regular Interests, each interest bearing the applicable alphabetical and numerical designation set forth in the Preliminary Statement hereto.

            "Class A Certificates": The Class A-1 Certificates, the Class A-2 Certificates and the Class A-1A Certificates.

            "Class A-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

            "Class A-1 Pass-Through Rate": A per annum rate equal to 3.659%.

            "Class A-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

            "Class A-2 Pass-Through Rate": A per annum rate equal to 4.319%

            "Class A-1A Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

            "Class A-1A Pass-Through Rate": A per annum rate equal to 3.701%.

            "Class B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.

            "Class B Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.458%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class C Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

            "Class C Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.515%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class D Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

            "Class D Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.596%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class E Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

            "Class E Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.685%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class F Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

            "Class F Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.358%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class G Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.

            "Class G Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.455%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class H Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto.

            "Class H Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.845%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class J Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto.

            "Class J Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.561%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class K Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto.

            "Class K Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.561%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class L Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 hereto.

            "Class L Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.561%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class LR Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-21 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.

            "Class M Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 hereto.

            "Class M Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.561%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class N Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 hereto.

            "Class N Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.561%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class O Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 hereto.

            "Class O Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.561%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class P Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-19 hereto.

            "Class P Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 4.561%, and thereafter, the lesser of such per annum rate and the WAC Rate.

            "Class R Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-20 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.

            "Class X Certificates": The Class X-1 and Class X-2 Certificates

            "Class X-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

            "Class X-1 Notional Amount": With respect to the Class X-1 Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class X-1 Pass-Through Rate": For the initial Distribution Date, 0.070% per annum, and for any subsequent Distribution Date, the weighted average of Class X-1 Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class X-1 Strip Rate": With respect to any Class of Components (other than the Class X-2 Components) for any Distribution Date, a rate per annum equal to (i) the WAC Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates. With respect to the Class X-2 Components (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, (x) the WAC Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class X-2 Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, a rate per annum equal to (x) the WAC Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class X-1 Strip Rate be less than zero).

            "Class X-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

            "Class X-2 Component Crossover Date": (i) With respect to Component IO-A-1-2 and Component IO-A-1A-2, the Distribution Date occurring in October 2005, (ii) with respect to Component IO-A-1-3, Component IO-A-1A-3 and Component IO-L-1, the Distribution Date occurring in April 2006, (iii) with respect to Component IO-A-1-4, Component IO-A-1A-4, Component IO-J-1, Component IO-K and Component IO-L-2, the Distribution Date occurring in October 2006, (iv) with respect to Component IO-A-1-5, Component IO-A-1A-5, Component IO-H-1 and Component IO-J-2, the Distribution Date occurring in April 2007, (v) with respect to Component IO-A-1-6, Component IO-A-1A-6, Component IO-G-1 and Component IO-H-2, the Distribution Date occurring in October 2007, (vi) with respect to Component IO-A-1-7, Component IO-A-1A-7, Component IO-F-1 and Component IO-G-2, the Distribution Date in April 2008, (vii) with respect to Component IO-A-1-8, Component IO-A-1A-8, Component IO-A-2-1 and Component IO-F-2, the Distribution Date occurring in October 2008, (viii) with respect to Component IO-A-2-2 and Component IO-F-3, the Distribution Date in April 2009,
(ix) with respect to Component IO-A-2-3, Component IO-E-1 and Component IO-F-4, the Distribution Date occurring in October 2009 and (x) with respect to Component IO-A-2-4, Component IO-B, Component IO-C, Component IO-D and Component IO-E-2, the Distribution Date occurring in April 2010.

            "Class X-2 Components": Each of Component IO-A-1-2, Component IO-A-1-3, Component IO-A-1-4, Component IO-A-1-5, Component IO-A-1-6, Component IO-A-1-7, Component IO-A-1-8, Component IO-A-1A-2, Component IO-A-1A-3, Component IO-A-1A-4, Component IO-A-1A-5, Component IO-A-1A-6, Component IO-A-1A-7, Component IO-A-1A-8, Component IO-A-2-1, Component IO-A-2-2, Component IO-A-2-3, Component IO-A-2-4, Component IO-B, Component IO-C, Component IO-D, Component IO-E-1, Component IO-E-2, Component IO-F-1, Component IO-F-2, Component IO-F-3, Component IO-F-4, Component IO-G-1, Component IO-G-2, Component IO-H-1, Component IO-H-2, Component IO-J-1, Component IO-J-2, Component IO-K, Component IO-L-1 and Component IO-L-2.

            "Class X-2 Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class X-2 Components.

            "Class X-2 Pass-Through Rate": For the initial Distribution Date, 1.022% per annum, and for any subsequent Distribution Date, the weighted average of the Class X-2 Strip Rates for the respective Class X-2 Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution
Date).

            "Class X-2 Strip Rate": With respect to each of the Class X-2 Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, (x) the lesser of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule III attached hereto and (2) the WAC Rate for such Distribution Date, less (y) the Pass-Through Rate in effect on such Distribution Date for the Corresponding Certificate (provided that in no event shall any Class X-2 Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, 0% per annum.

            "Clearstream": Clearstream Banking, societe anonyme, and its successors in interest.

            "Closing Date": April 15, 2004.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the majority Certificateholder of the Controlling Class.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or no later than 60 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, or no later than 60 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or no later than 60 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Operating Statement Analysis Report": The report in the "Operating Statement Analysis Report" format available as of the Closing Date on the CMSA Website substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Property File": The monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Reconciliation of Funds": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List and Portfolio Review Guidelines" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

            "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a), which shall be entitled "Wachovia Bank, National Association as Master Servicer in trust for Wells Fargo Bank, N.A., as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1" and which must be an Eligible Account.

            "Collection Period": With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in May 2004, beginning on the day after the Cut-Off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

            "Commerzbank": Commerzbank AG, New York Branch, a company formed under the laws of the Federal Republic of Germany and licensed to engage in the banking business under Article V of the Banking Law of the State of New York, and its successors in interest.

            "Commerzbank Loan Sale Agreement": The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between Commerzbank and the Depositor.

            "Commission": The Securities and Exchange Commission.

            "Compensating Interest Payments": Any payment required to be made by the Master Servicer pursuant to Section 3.13 to cover Prepayment Interest Shortfalls.

            "Component": Each of Component IO-A-1-1, Component IO-A-1-2, Component IO-A-1-3, Component IO-A-1-4, Component IO-A-1-5, Component IO-A-1-6, Component IO-A-1-7, Component IO-A-1-8, Component IO-A-2-1, Component IO-A-2-2, Component IO-A-2-3, Component IO-A-2-4, Component IO-A-1A-1, Component IO-A-1A-2, Component IO-A-1A-3, Component IO-A-1A-4, Component IO-A-1A-5, Component IO-A-1A-6, Component IO-A-1A-7, Component IO-A-1A-8, Component IO-B, Component IO-C, Component IO-D, Component IO-E-1, Component IO-E-2, Component IO-F-1, Component IO-F-2, Component IO-F-3, Component IO-F-4, Component IO-G-1, Component IO-G-2, Component IO-H-1, Component IO-H-2, Component IO-J-1, Component IO-J-2, Component IO-K, Component IO-L-1, Component IO-L-2, Component IO-M, Component IO-N, Component IO-O and Component IO-P

            "Component IO-A-1-1": One of 42 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-1 as of any date of determination.

            "Component IO-A-1-2": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-2 as of any date of determination.

            "Component IO-A-1-3": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-3 as of any date of determination.

            "Component IO-A-1-4": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-4 as of any date of determination.

            "Component IO-A-1-5": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-5 as of any date of determination.

            "Component IO-A-1-6": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-6 as of any date of determination.

            "Component IO-A-1-7": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-7 as of any date of determination.

            "Component IO-A-1-8": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-8 as of any date of determination.

            "Component IO-A-2-1": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-2-1 as of any date of determination.

            "Component IO-A-2-2": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-2-2 as of any date of determination.

            "Component IO-A-2-3": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-2-3 as of any date of determination.

            "Component IO-A-2-4": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-2-4 as of any date of determination.

            "Component IO-A-1A-1": One of 42 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-1 as of any date of determination.

            "Component IO-A-1A-2": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-2 as of any date of determination.

            "Component IO-A-1A-3": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-3 as of any date of determination.

            "Component IO-A-1A-4": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-4 as of any date of determination.

            "Component IO-A-1A-5": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-5 as of any date of determination.

            "Component IO-A-1A-6": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-6 as of any date of determination.

            "Component IO-A-1A-7": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-7 as of any date of determination.

            "Component IO-A-1A-8": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-8 as of any date of determination.

            "Component IO-B": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LB as of any date of determination.

            "Component IO-C": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LC as of any date of determination.

            "Component IO-D": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LD as of any date of determination.

            "Component IO-E-1": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LE-1 as of any date of determination.

            "Component IO-E-2": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LE-2 as of any date of determination.

            "Component IO-F-1": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LF-1 as of any date of determination.

            "Component IO-F-2": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LF-2 as of any date of determination.

            "Component IO-F-3": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LF-3 as of any date of determination.

            "Component IO-F-4": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LF-4 as of any date of determination.

            "Component IO-G-1": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LG-1 as of any date of determination.

            "Component IO-G-2": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LG-2 as of any date of determination.

            "Component IO-H-1": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LH-2 as of any date of determination.

            "Component IO-H-2": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LH-2 as of any date of determination.

            "Component IO-J-1": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LJ-1 as of any date of determination.

            "Component IO-J-2": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LJ-2 as of any date of determination.

            "Component IO-K" One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LK as of any date of determination.

            "Component IO-L-1": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LL-1 as of any date of determination.

            "Component IO-L-2": One of 42 components of the Class X-1 Certificates and one of 36 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LL-2 as of any date of determination.

            "Component IO-M": One of 42 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LM as of any date of determination.

            "Component IO-N": One of 42 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LN as of any date of determination.

            "Component IO-O": One of 42 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LO as of any date of determination.

            "Component IO-P": One of 42 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current the Lower-Tier Principal Balance of the Lower-Tier Regular Interest LP as of any date of determination.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then the Lower-Tier Principal Balance of its Corresponding Lower-Tier Regular Interest.

            "Controlling Certificateholder": Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder or Beneficial Owner.

            "Controlling Class": As of any time of determination, the Class of Certificates outstanding representing the most subordinate Certificates (other than the Class R or Class LR Certificates) that equals at least 25% of its initial Certificate Principal Amount (or if no Class of Certificates has a Certificate Principal Amount of at least 25% of its initial Certificate Principal Amount, the most subordinate Class of Certificates outstanding other than the Class R and Class LR Certificates).

            "Controlling Class Representative": The Controlling Certificateholder or other representative selected by a majority of the Controlling Certificateholders by Certificate Principal Amount, as certified by the Trustee from time to time; provided, that, (i) absent such selection, or
(ii) until a Controlling Class Representative is so selected, or (iii) upon receipt of notice from a majority of the Controlling Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer so designated, the Controlling Certificateholder which owns the largest aggregate Certificate Principal Amount of the Controlling Class shall be the Controlling Class Representative. The initial Controlling Class Representative on the Closing Date shall be Allied Capital Corporation.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

            "Corresponding Certificate": As identified in the Preliminary Statement with respect to any Corresponding Component or any Corresponding Lower-Tier Regular Interest.

            "Corresponding Component": As identified in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Lower-Tier Regular Interest.

            "Corresponding Lower-Tier Regular Interest": As identified in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Component of the Class X Certificates.

            "Corporate Trust Office": The office of the Trustee located at (i) with respect to all matters other than certificate transfers, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services Group GSMSC II 2004-C1, telecopy number (410) 715-2380 and (ii) with respect to certificate transfers, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08.

            "Cross-over Date": The Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A Certificates) has been reduced to zero due to the application of Realized Losses.

            "Custodial Agreement": The custodial agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "Custodian": Any Custodian appointed pursuant to Section 5.08 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate of the Trustee or the Master Servicer, but may not be the Depositor or any Affiliate thereof.

            "Cut-Off Date": April 1, 2004.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "DDR Portfolio A-1 Note": With respect to the DDR Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgages on the DDR Portfolio Mortgaged Property and designated as promissory note A-1, which is not included in the Trust, and pari passu in right of payment to the DDR Portfolio Mortgage Loan and the other DDR Portfolio Companion Note to the extent set forth in the related Mortgage Loan documents and as provided in the DDR Portfolio Intercreditor Agreement.

            "DDR Portfolio A-2 Note": With respect to the DDR Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgages on the DDR Portfolio Mortgaged Property and designated as promissory note A-2, which is included in the Trust, and pari passu in right of payment to the DDR Portfolio Companion Notes to the extent set forth in the related Mortgage Loan documents and as provided in the DDR Portfolio Intercreditor Agreement.

            "DDR Portfolio A-3 Note": With respect to the DDR Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgages on the DDR Portfolio Mortgaged Property and designated as promissory note A-3, which is not included in the Trust, and pari passu in right of payment to the DDR Portfolio Mortgage Loan and the other DDR Portfolio Companion Note to the extent set forth in the related Mortgage Loan documents and as provided in the DDR Portfolio Intercreditor Agreement.

            "DDR Portfolio Companion Notes": For so long as the DDR Portfolio Mortgage Loan or a successor REO Mortgage Loan with respect to the DDR Portfolio Mortgage Loan is part of the Trust, the DDR Portfolio A-1 Note and the DDR Portfolio A-3 Note. The DDR Portfolio Companion Notes are not included in the Trust.

            "DDR Portfolio Companion Loan Noteholders": The holders of the DDR Portfolio Companion Notes.

            "DDR Portfolio Depositor": The Depositor under the DDR Portfolio Pooling Agreement.

            "DDR Portfolio Intercreditor Agreement": With respect to the DDR Portfolio Whole Loan, the related intercreditor agreement by and among the DDR Portfolio Noteholders relating to the relative rights of the holders of the DDR Portfolio Notes, as the same may be amended from time to time in accordance with the terms thereof.

            "DDR Portfolio Mortgages": The Mortgages securing the DDR Portfolio Mortgage Loan and the DDR Portfolio Companion Notes.

            "DDR Portfolio Mortgage Loan": With respect to the DDR Portfolio Whole Loan, the Mortgage Note included in the Trust (identified as Loan No. 4 on the Mortgage Loan Schedule), which is designated as the DDR Portfolio A-2 Note, and which is pari passu in right of payment to the DDR Portfolio Companion Notes, to the extent set forth and as provided in the DDR Portfolio Intercreditor Agreement.

            "DDR Portfolio Mortgaged Property": The property or properties that secure the DDR Portfolio Whole Loan.

            "DDR Portfolio Nonrecoverable Servicing Advance": Any
"Nonrecoverable Servicing Advance" (as defined in the DDR Portfolio Pooling Agreement) made with respect to the DDR Portfolio Mortgage Loan and determined pursuant to and in accordance with the DDR Portfolio Pooling Agreement.

            "DDR Portfolio Notes": Collectively, the DDR Portfolio A-1 Note, the DDR Portfolio A-2 Note and the DDR Portfolio A-3 Note.

            "DDR Portfolio Noteholders": Collectively, the holder of the DDR Portfolio Mortgage Loan and the DDR Portfolio Companion Loan Noteholders.

            "DDR Portfolio Paying Agent": The "paying agent" under the DDR Portfolio Pooling Agreement, which, as of the date hereof, is Wells Fargo Bank, N.A.

            "DDR Portfolio Pooling Agreement": The pooling and servicing agreement dated as of August 1, 2003 among GMAC Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer and special servicer and Wells Fargo Bank, National Association, as trustee, as from time to time amended, supplemented or modified, related to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2.

            "DDR Portfolio Primary Servicer": The "servicer" under the DDR Portfolio Pooling Agreement, which, as of the date hereof, is GMAC Commercial Mortgage Corporation.

            "DDR Portfolio Primary Servicing Fee": With respect to the DDR Portfolio Mortgage Loan, the primary servicing fee payable to the DDR Portfolio Primary Servicer under the DDR Portfolio Pooling Agreement at the DDR Portfolio Primary Servicing Fee Rate.

            "DDR Portfolio Primary Servicing Fee Rate": 0.03% per annum.

            "DDR Portfolio Special Servicer": The "special servicer" under the DDR Portfolio Pooling Agreement, which, as of the date hereof, is GMAC Commercial Mortgage Corporation.

            "DDR Portfolio Trust": The trust created under the DDR Portfolio Pooling Agreement.

            "DDR Portfolio Trustee": The "trustee" under the DDR Portfolio Pooling Agreement, which, as of the date hereof, is Wells Fargo Bank, N.A.

            "DDR Portfolio Whole Loan": The DDR Portfolio Mortgage Loan, together with the DDR Portfolio Companion Notes, each of which is secured by the same Mortgage on the DDR Portfolio Mortgaged Property. References herein to the DDR Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the DDR Portfolio Notes.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan or Whole Loan for any specified period, the debt service coverage ratio calculated in accordance with the applicable Servicer Report using the methodologies set forth in Exhibit H.

            "Default Interest": With respect to any Mortgage Loan, all interest accrued in respect of such Mortgage Loan during such Collection Period provided for in the related Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan outstanding from time to time.

            "Defeasance Loan": Those Mortgage Loans which provide the related Mortgagor with the option to defease the related Mortgaged Property.

            "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

            "Delinquency Advance Date": The Business Day immediately preceding each Distribution Date.

            "Denomination": As defined in Section 5.01.

            "Depositor": GS Mortgage Securities Corporation II, a Delaware corporation, and its successors and assigns.

            "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

            "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where at least 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Non-U.S. Person": With respect to a Class R or Class LR Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or
(ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code
Section 521), (d) rural electric and telephone cooperatives described in Code
Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            "Distribution Date": The 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004.

            "Document Defect": As defined in Section 2.02(d).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

            "Eligible Account": Either (i) (A) an account or accounts maintained with either a federal or state chartered depository institution or trust company the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or, in the case of the REO Account, Collection Account, Interest Reserve Account, Excess Liquidation Proceeds Reserve Account, Reserve Account and Escrow Account, the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA-" by Fitch and "Aa3" by Moody's or, if applicable, the short-term rating equivalent thereof, which is at least "F-1" by Fitch and "P-2" by Moody's), or (B) as to which the Master Servicer, the Special Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account (or sub-accounts of a single account in the case of the Excess Liquidation Proceeds Reserve Account, Interest Reserve Account, Lower-Tier Distribution Account and the Upper-Tier Distribution Account) or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency, would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Master Servicer. Eligible Accounts may bear interest.

            "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor or (iii) a Regulation S Investor.

            "Environmental Assessment": A "Phase I assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM.

            "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the related Originator(s) in connection with the origination of the related Mortgage Loan.

            "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

            "Escrow Account": As defined in Section 3.04(b).

            "Escrow Payment": Any payment made by any Mortgagor to the Master Servicer pursuant to the related Mortgage, Lock-Box Agreement or Loan Agreement for the account of such Mortgagor for application toward the payment of taxes, insurance premiums, assessments, ground rents, mandated improvements and similar items in respect of the related Mortgaged Property.

            "Euroclear": Euroclear Bank, as operator of the Euroclear System, and its successors in interest.

            "Event of Default": As defined in Section 7.01.

            "Excess Liquidation Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation Expenses, over (ii) the amount that would have been received if a Principal Payment in full had been made with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received. Any Excess Liquidation Proceeds in respect of a Loan REMIC Loan will be deemed distributed in respect of the related Loan REMIC Residual Interest and deemed deposited in the Excess Liquidation Proceeds Account.

            "Excess Liquidation Proceeds Reserve Account": The trust account or subaccount created and maintained by the Trustee pursuant to Section 3.05(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 - Excess Liquidation Proceeds Reserve Account." Any such account shall be an Eligible Account.

            "Excess Prepayment Interest Shortfall": With respect to any Distribution Date, the aggregate amount, if any, by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Prepayment Period exceeds the Compensating Interest Payment.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Fannie Mae": The Federal National Mortgage Association, and its successors in interest.

            "FDIC": The Federal Deposit Insurance Corporation, and its successors in interest.

            "Final Recovery Determination": With respect to any defaulted Mortgage Loan that is a Specially Serviced Mortgage Loan or REO Property as the case may be, that was purchased by any of the Mortgage Loan Sellers pursuant to
Section 6 of the applicable Loan Sale Agreement, the Controlling Class Option Holder pursuant to Section 3.18(b) or the Master Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates pursuant to Section 9.01, or the holder of a mezzanine loan pursuant to the related intercreditor agreement) that there has been a recovery of all Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that the Special Servicer has determined in accordance with the Servicing Standards will ultimately be recoverable; provided, that with respect to each Pari Passu Loan, the Final Recovery Determination shall be made by the applicable Other Special Servicer in accordance with the related Pooling Agreement.

            "Fitch": Fitch, Inc., or its successor in interest.

            "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

            "Form 10-K": An Annual Report in Form 10-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation, and its successors in interest.

            "Global Certificates": The Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Grantor Trust": As defined in the preliminary statement herein.

            "GCFP": Greenwich Capital Financial Products, Inc., or any successor thereto.

            "GCFP Loan Sale Agreement": The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between GCFP and the Depositor.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

            "Group 1 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "GSMC": Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

            "GSMC Loan Sale Agreement": The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between GSMC and the Depositor.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Holder": With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest or any Loan REMIC Interest, the Trustee.

            "Indemnified Party": As defined in Section 8.05(c).

            "Indemnifying Party": As defined in Section 8.05(c).

            "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of a Mortgage Loan Seller, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Mortgagor, the Pari Passu Companion Loan Noteholders or any Affiliate thereof, and (ii) is not connected with any such Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Individual Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Initial Resolution Period": As defined in Section 2.03(a).

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

            "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08). In the case of each Pari Passu Mortgage Loan, to the extent of any portion of such amounts are received by the Trust Fund in connection with the applicable Mortgage Loan, pursuant to the allocations set forth in the related Intercreditor Agreement.

            "Intercreditor Agreement": Each of the Water Tower Place Intercreditor Agreement, the DDR Portfolio Intercreditor Agreement and the 237 Park Avenue Intercreditor Agreement.

            "Interest Accrual Amount": With respect to any Distribution Date and any Class of Sequential Pay Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount. With respect to any Distribution Date and the Class X-1 or X-2 Certificates, an amount equal to the sum of the Accrued Component Interest for the related Interest Accrual Period for all of the respective Components for such Class for such Interest Accrual Period. Calculations of interest due in respect of the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            "Interest Accrual Period": With respect to any Distribution Date and with respect to each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

            "Interest Distribution Amount": With respect to any Distribution Date and each Class of Regular Certificates, an amount equal to (A) the sum of
(i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date pursuant to
Section 4.01(g).

            "Interest Reserve Account": The trust account or subaccount created and maintained by the Trustee pursuant to Section 3.25, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Interest Reserve Account" and which shall be an Eligible Account.

            "Interest Shortfall": With respect to any Distribution Date for any Class of Regular Certificates, the sum of (a) the portion, of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the current Distribution Date, and (ii) in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

            "Interested Person": As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Mortgage Loan Seller, any Mortgagor, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "Investment Account": As defined in Section 3.07(a).

            "Investment Grade Certificate": As of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

            "Investment Representation Letter": As defined in Section 5.02(c)(i)(A).

            "Investor Certification": A certification in the form of Exhibit O-1 hereto.

            "IRS": The Internal Revenue Service.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan (or portion thereof with respect to the Water Tower Place Mortgage Loan) is repurchased by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Loan Sale Agreement; (iv) such Mortgage Loan is purchased by the Controlling Class Option Holder pursuant to Section 3.18(b); (v) such Mortgage Loan is purchased by the Special Servicer, the Master Servicer, the Holders of the Controlling Class, the Remaining Certificateholder or the Holders of the Class LR Certificates pursuant to Section 9.01; (vi) such Mortgage Loan is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreement; (vii) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation, or (viii) such Mortgage Loan is purchased by the applicable Pari Passu Companion Noteholder pursuant to the applicable Intercreditor Agreement or the Other Pooling Agreement. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01;
(iii) the taking of a REO Property (or portion thereof) by exercise of the power of eminent domain or condemnation or (iv) such REO Property is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreements.

            "Liquidation Expenses": All customary, reasonable and necessary costs and expenses incurred by the Master Servicer, the Special Servicer and the Trustee in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof or final payoff of a Corrected Mortgage Loan (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes associated with such Mortgage Loan or Mortgaged Property) and any Property Protection Expenses incurred with respect to such Mortgage Loan or such property including interest on the related Property Advances at the Advance Rate not previously reimbursed from collections or other proceeds therefrom.

            "Liquidation Fee": With respect to any Mortgage Loan or REO Property which is sold or transferred or otherwise liquidated, an amount equal to the product of the Principal Recovery Percentage multiplied by an amount equal to
(a) the Liquidation Proceeds of such Mortgage Loan or REO Property (other than
(a) any such proceeds specified in (1) clause (vii) of the first sentence of the definition of Liquidation Event or (2) clause (iii) of the second sentence of the definition of Liquidation Event or (b) amounts for which a Workout Fee has been paid, or will be payable) minus (b) any broker's commission and related brokerage referral fees; provided, however, that the Liquidation Fee with respect to any Mortgage Loan or Mortgaged Property purchased or repurchased pursuant to clauses (iii) through (vi) and clause (viii) of the first sentence of the definition of Liquidation Event (unless with respect to clause (iii), the applicable Mortgage Loan Seller does not repurchase such Mortgage Loan until after more than 180 days following its receipt of notice of a Material Breach) or clauses (ii) or (iv) of the second sentence of such definition shall be zero.

            "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with a Liquidation Event.

            "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the related Originator(s) and the Mortgagor, pursuant to which such Mortgage Loan was made.

            "Loan Documents": With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan, or subsequently added to the related Mortgage File.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Funds attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 1 Principal Shortfall for such Distribution Date and (b) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1; provided, that the Loan Group 1 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 2 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 (prior to giving effect to clauses
(i), (ii) and (iii) of the definition of "Loan Group 2 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts that were reimbursed from principal collections on the Group 1 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 1 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Loan Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the Class A-1 and Class A-2 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1 and Class A-2 Certificates on the prior Distribution Date. There will be no Loan Group 1 Principal Shortfall on the first Distribution Date.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Funds attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 2 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 2; provided, that the Loan Group 2 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 1 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 (prior to giving effect to clauses
(i), (ii) and (iii) of the definition of "Loan Group 1 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts that were reimbursed from principal collections on the Group 2 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 2 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Loan Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the prior Distribution Date. There will be no Loan Group 2 Principal Shortfall on the first Distribution Date.

            "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

            "Loan REMIC": Each of the REMICs that were created by the Loan REMIC Declarations and that are constituted by the DDR Portfolio Mortgage Loan, Plaza Del Mar III Mortgage Loan and Hudson Pointe Apartments Mortgage Loan, respectively, proceeds thereof, the applicable portion of the related REO Property or a beneficial interest in the "REO Property" under the DDR Portfolio Pooling Agreement, as applicable, and amounts with respect thereto held in the Collection Account, REO Account and the Distribution Accounts.

            "Loan REMIC Balance": With respect to each Loan REMIC Regular Interest, as of the Cut-off Date, an amount equal to (i) $50,000,000 with respect to the DDR Portfolio Mortgage Loan, (ii) $22,700,000 with respect to the Plaza Del Mar III Mortgage Loan and (iii) $15,125, 000 with respect to the Hudson Pointe Apartments Mortgage Loan and from time to time, an amount equal to such amounts reduced by the amount of distributions of principal thereon and losses incurred with respect of the related Loan REMIC Loan.

            "Loan REMIC Declaration": As defined in the Preliminary Statement.

            "Loan REMIC Interests": Any Loan REMIC Regular Interest and any Loan REMIC Residual Interest.

            "Loan REMIC Loan": Each of the DDR Portfolio Mortgage Loan, Plaza Del Mar III Mortgage Loan and Hudson Pointe Apartments Mortgage Loan.

            "Loan REMIC Regular Interest": The uncertificated "regular interest," within the meaning of Code Section 860G(a)(1), in each Loan REMIC. The principal balance of each Loan REMIC Regular Interest shall equal the outstanding Stated Principal Balance of the related Loan REMIC Loan (or, if applicable, the deemed Stated Principal Balance of any successor REO Mortgage
Loan). Payments of principal, interest (including Default Interest) and prepayment premiums received on or in respect of such Loan REMIC Loan (or any amount with respect to any related REO Property) shall be deemed distributable on the related Loan REMIC Regular Interest and other collections of amounts received on or in respect of such Loan REMIC Loan shall be deemed distributable to the Trust Fund other than on the related Loan REMIC Regular Interest.

            "Loan REMIC Residual Interest": The sole class of "residual interest," within the meaning of Code Section 860G(a)(2), in each Loan REMIC. Each Loan REMIC Residual Interest shall be beneficially owned by the Holders of the Class LR Certificates and represented by the Class LR Certificates.

            "Loan Sale Agreement": The GSMC Loan Sale Agreement, the PMCF Loan Sale Agreement, the GCFP Loan Sale Agreement or the Commerzbank Loan Sale Agreement.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan or Whole Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan or Whole Loan, as applicable, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.

            "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive rental or other income generated by the Mortgaged Property. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon.

            "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box or other similar agreement, if any, between the related Originator(s) and the Mortgagor, pursuant to which the related Lock-Box Account, if any, may have been established.

            "Lock-out Period": With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Mortgagor are prohibited.

            "Lower-Tier Distribution Account": The account or accounts created and maintained as a separate account (or separate sub-account within the same account as the Upper-Tier Distribution Account) or accounts by the Trustee pursuant to Section 3.05(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Lower-Tier Distribution Account" and which must be an Eligible Account. The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC, other than with respect to any amount therein representing the proceeds of each Loan REMIC Residual Interest.

            "Lower-Tier Principal Balance": The principal amount of any Lower-Tier Regular Interest outstanding as of any date of determination. As of the Closing Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall equal the Original Lower-Tier Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Lower-Tier Regular Interest on such Distribution Date pursuant to Section 4.01(a)(ii), and shall be further permanently reduced on such Distribution Date by all Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(f).

            "Lower-Tier Regular Interests": The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-1-6, LA-1-7, Class LA-1-8, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LB, Class LC, Class LD, Class LE-1, Class LE-2, Class LF-1, Class LF-2, Class LF-3, Class LF-4, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LK, Class LL-1, Class LL-2, Class LM, Class LN, Class LO and Class LP Interests.

            "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (excluding each Loan REMIC Loan), each Loan REMIC Regular Interest, collections thereon, any related REO Property (or a beneficial interest in the applicable portion of the "REO Property" under the 237 Park Avenue Pooling Agreement or the Water Tower Place Pooling Agreement) acquired in respect thereof and all proceeds of such REO Property, other property of the Trust Fund related thereto, and amounts held in respect thereof from time to time in the Collection Account, the Interest Reserve Account, the Lower-Tier Distribution Account, the related REO Account and the Excess Liquidation Proceeds Reserve Account.

            "MAI": Member of the Appraisal Institute.

            "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

            "Master Servicer": Wachovia Bank, National Association or its successor in interest, or any successor Master Servicer appointed as herein provided.

            "Master Servicer Event of Default" As defined in Section 7.01(a).

            "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

            "Master Servicer Servicing Standard": With respect to the Master Servicer the servicing of the Mortgage Loans, as a collective whole for which it is responsible in accordance with applicable law, the terms of this Agreement and the Loan Documents and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer services and administers similar mortgage loans for other third-party portfolios giving due consideration to customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own loans, and (2) the same care, skill, prudence and diligence with which the Master Servicer services and administers similar commercial and multifamily mortgage loans owned by the Master Servicer, but without regard to: (A) any relationship that the Master Servicer, or any of its Affiliates may have with the related Mortgagor or any Affiliate thereof, any Mortgage Loan Seller or any other party to this Agreement; (B) the ownership of any Certificate or mezzanine loan by the Master Servicer or any of its Affiliates; (C) the Master Servicer's right to receive compensation for its services under this Agreement or with respect to any particular transaction; (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer; and (E) any debt that the Master Servicer or any of its Affiliates has extended to any Mortgagor or any of its affiliates.

            "Material Breach": A Breach that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund therein or of any Certificateholder; provided that with respect to Mortgage Loans sold to the Depositor by PMCF, "Material Breach" shall be a Breach that either (i) materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, or (ii) both (A) the Breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Corrected Mortgage Loan.

            "Material Document Defect": A Document Defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund therein or of any Certificateholder; provided that with respect to Mortgage Loans sold to the Depositor by PMCF, "Material Document Defect shall be a Document Defect that either (i) materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, or (ii) both (A) the Document Defect materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Corrected Mortgage Loan; provided further, however, that the absence of, or a material and adverse irregularity on the face of, any of the following documents shall be presumed to be Material Document Defects: the original Note (or a lost note affidavit and indemnity), an original or executed copy of the Mortgage, an original or copy of the required lender's title insurance policy or certificate of lender's title insurance (or in lieu thereof, a copy of an interim binder, the pro forma title insurance policy, or a marked-up title commitment, in each case evidencing binding commitment to issue such policy), the original or copy of any related letters of credit or a copy of any related Ground Lease from the Mortgage File provided, for the avoidance of doubt, any deficiencies resulting solely from a delay in the return of the related documents from the applicable recording office or loss of such documents, or delivery of any original letter of credit, shall not be deemed a Material Document Defect unless and until the applicable Mortgage Loan Seller fails to satisfy the provisions set forth in Section 2.01(b).

            "Maturity Date": With respect to each Mortgage Loan, the maturity date as set forth on the Mortgage Loan Schedule.

            "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate, which is payable by the related Mortgagor on such Due Date under the related Note or Notes. The Monthly Payment with respect to (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its respective Maturity Date and with respect to which the Special Servicer does not enter into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related Maturity Date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

            "Mortgage File": With respect to any Mortgage Loan, subject to
Section 2.01(b), collectively the following documents:

            (1) the original Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 2004-C1, without recourse";

            (2) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any , in each case with evidence of recording indicated thereon;

            (3) the original of the assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or if none by the originator, either in blank or in favor of the Trustee (in such capacity);

            (4) an original or copy of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

            (5) an original assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding Assignment of Mortgage, referred to in clause (3) above;

            (6) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

            (7) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (3) above;

            (8) originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon, if the applicable document or instrument being modified or assumed was recorded (unless the particular item has not been returned for the applicable recording office) in which case an executed copy will suffice until such document is received, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (9) the original or a copy of the lender's title insurance policy, or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, which in each case shall evidence a binding commitment to issue such policy);

            (10) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the related Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator;

            (11) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) but only to the extent they were in the possession of the related Mortgage Loan Seller (or its agent) at the time the Mortgage Files were delivered and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related Mortgage Loan Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

            (12) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was not signed by the Mortgagor;

            (13) the related Ground Lease or a copy thereof (to the extent such ground lease is material to the use and operation of the related Mortgaged Property), if any;

            (14) the original or a copy of any lockbox agreement or deposit account or similar agreement;

            (15) the original or a copy of any intercreditor agreement with respect to the Mortgage Loan;

            (16) the original or a copy of any Environmental Insurance Policy;

            (17) the original or a copy (if the original is held by the Master Servicer) of any letter of credit and any related transfer documents;

            (18) with respect to the transfer described in Section 2.01(f), the originals or copies of the Loan REMIC Declaration; and

            (19) with respect to each Pari Passu Mortgage Loan, a copy of the related Intercreditor Agreement and a copy of the related Other Pooling Agreements.

and provided, further, that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

            Notwithstanding anything to the contrary contained herein, with respect to each Pari Passu Mortgage Loan, the preceding document delivery requirements with respect to clauses (2) through (18) above shall be met by the delivery by the applicable Mortgage Loan Seller of copies of mortgage file delivered under the applicable Other Pooling Agreement. With respect to the Water Tower Place Mortgage Loan, the delivery of the Mortgage File by either Commerzbank or GSMC shall satisfy the delivery requirements for both Commerzbank and GSMC.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-Off Date. Such term shall include any REO Mortgage Loan or defeased Mortgage Loan.

            "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgagor's name and the name of the related Mortgaged
            Property;

                  (ii) the Monthly Payment in effect as of the Cut-Off Date;

                  (iii) the Mortgage Rate, including the interest calculation convention (i.e., "30/360" or "actual/360") and a code indicating whether such rate is a fixed or adjustable rate;

                  (iv) the Net Mortgage Rate in effect at the Cut-Off Date;

                  (v) the original principal balance;

                  (vi) the original term to stated maturity, remaining term to stated maturity, and Maturity Date;

                  (vii) the original and remaining amortization terms;

                  (viii) the Stated Principal Balance as of the Cut-Off Date;

                  (ix) the loan-to-value ratio as of the Cut-Off Date;

                  (x) the applicable Servicing Fee Rate as of the Cut-Off Date;

                  (xi) the applicable Loan Number;

                  (xii) the number of Mortgaged Properties securing such
            Mortgage Loan;

                  (xiii) the Originator (or in the case of the Water Tower Place
            Mortgage Loan, the Originators);

                  (xiv) whether such Mortgage Loan has a letter of credit as part of the related Mortgage File; and

                  (xv) the applicable Loan Group to which the Mortgage Loan
            belongs.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under clauses (v) and (viii) above for all of the Mortgage Loans.

            "Mortgage Loan Seller": Each of Commerzbank, PMCF, GCFP and GSMC, and their respective successors in interest.

            "Mortgage Rate": With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Note, in each case without giving effect to the Default Rate with respect to any Mortgage Loan. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating the WAC Rate (and the rate of the Loan REMIC Regular Interest in the case of each Loan REMIC Loan), the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Mortgage Loan which accrues interest on the basis of a 360-day year and the actual number of days,
(i) the Mortgage Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year, shall be determined net of any Withheld Amounts and
(ii) the Mortgage Rate for the one-month period preceding the Due Date in March shall be determined taking into account the addition of any such Withheld Amounts.

            "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate, or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial or multifamily property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

            "Moody's": Moody's Investors Service, Inc., or its successor in interest.

            "Moody's Approval" shall mean the applicable servicer is acting as master servicer in a commercial mortgage loan securitization that was rated by Moody's within the twelve (12) month period prior to the date of determination, and Moody's has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such commercial mortgage securities as the cause for such downgrade, withdrawal or watch shall be a master servicer that is approved by Moody's.

            "Mortgagor": The obligor or obligors on a Note, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under such Note.

            "Mortgagor Account": As defined in Section 3.07(a).

            "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Note or other Loan Documents included in the Mortgage File or in accordance with the Servicing Standards, or with respect to the Environmental Insurance Policy, applied to pay any costs, expenses, penalties, fines or similar items.

            "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan (including an REO Mortgage Loan) net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

            "Net Mortgage Rate": With respect to any Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Rate for such Mortgage Loan minus the related Administrative Cost Rate (adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months); provided, however, that, for purposes of calculating any Pass-Through Rate, the Net Mortgage Rate of such Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related Mortgagor.

            "Net REO Proceeds": With respect to each REO Property and any related REO Mortgage Loan, REO Proceeds with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments, ground rents and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

            "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

            "Non-U.S. Person": A person other than a U.S. Person.

            "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Master Servicer or the Trustee, as applicable, and which, as determined in accordance with the Servicing Standards by the Master Servicer or the Special Servicer or in the good faith business judgment of the Trustee, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable (together with anticipated Advance Interest Amounts) from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan, in any case taking into account all prior unreimbursed Advances and Advance Interest Amounts. The judgment or determination by the Master Servicer, the Special Servicer or the Trustee that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced in the case of the Master Servicer, by a certificate of a Servicing Officer delivered to the Trustee and the Depositor, in the case of the Special Servicer, by a certificate of a Servicing Officer delivered to the Master Servicer, the Trustee and the Depositor and in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee delivered to the Depositor, which in each case sets forth such judgment or determination and the procedures and considerations of the Master Servicer (including any information provided by the Special Servicer), Special Servicer or Trustee, as applicable, forming the basis of such determination (including, but not limited to, information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspections, Master Servicer, Special Servicer or Trustee inquiries, third party engineering and environmental reports, and any Appraisal thereof conducted within the past 12 months; copies of such documents to be included with the certificate of a Responsible Officer). Any determination of non-recoverability made by the Master Servicer may be made without regard to any value determination made by the Special Servicer other than pursuant to an Appraisal. In addition, upon the determination by the Master Servicer, the Special Servicer or the Trustee that an Advance with respect to any Mortgage Loan would be a Nonrecoverable Advance, any future Advances with respect to such Mortgage Loan shall be deemed to be Nonrecoverable Advances until notice to the contrary is received from the Master Servicer, the Special Servicer or the Trustee, as the case may be. Any determination made by any of the Other Primary Servicer or the Other Special Servicers, as applicable, that an Advance on the related Whole Loan is a Nonrecoverable Advance shall be conclusive and binding on the Master Servicer and the Trustee. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified above (a) has determined that such amounts, along with any other Workout-Delayed Reimbursement Amount and any Non-Recoverable Advance, will not ultimately be recoverable from late collections of principal or any other recovery on or in respect of the pool of Mortgage Loans and REO Properties allocable to principal, or (b) has determined that such amount would not ultimately be recoverable from collections on the related Mortgage Loan.

            "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

            "Notice of Termination": Any of the notices given to the Trustee by the Master Servicer, the Depositor or any Holder of a Class LR Certificate pursuant to Section 9.01(c).

            "Notional Amount": For any date of determination, (a) with respect to the Class X-1 Certificates, a notional principal amount equal to the Class X-1 Notional Amount, (b) with respect to the Class X-2 Certificates, a notional principal amount equal to the Class X-2 Notional Amount and (c) in the case of each Component, the amount set forth in the applicable definition thereof.

            "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Master Servicer or the Special Servicer, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee or the Master Servicer, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either such REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") (c) qualification of the Grantor Trust as a grantor trust or (d) a resignation of the Master Servicer or Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.

            "Option": As defined in Section 3.18(b).

            "Option Holder": As defined in Section 3.18(b).

            "Option Notice": As defined in Section 3.18(b).

            "Option Purchase Price": As defined in Section 3.18(c).

            "Original Class X-1 Notional Amount": $892,264,316.

            "Original Class X-2 Notional Amount": $846,916,000.

            "Original Notional Amount": The Original Class X-1 Notional Amount or the Original Class X-2 Notional Amount, as the context requires.

            "Originator": Each of Archon Financial, L.P., a Delaware limited partnership, Washington Mutual Bank, FA, a federal savings association, PMCC, GCFP and Commerzbank.

            "Other Primary Servicer": Each of the Water Tower Place Primary Servicer, the DDR Portfolio Primary Servicer and the 237 Park Avenue Primary Servicer.

            "Other Pooling Agreement": Each of the Water Tower Pooling Agreement, the DDR Portfolio Pooling Agreement and the 237 Park Avenue Pooling Agreement.

            "Other Special Servicer": Each of the Water Tower Place Special Servicer, the DDR Portfolio Special Servicer and the 237 Park Avenue Special Servicer.

            "Other Trustee": Each of the Water Tower Place Trustee, the DDR Portfolio Trustee and the 237 Park Avenue Trustee.

            "Ownership Interest": Any record or beneficial interest in a Class R or Class LR Certificate.

            "P&I Advance": As to any Mortgage Loan (other than the 237 Park Avenue Mortgage Loan), any advance made by the Master Servicer or the Trustee pursuant to Section 4.06. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to but without duplication, payment or reimbursement of interest thereon at the Advance Rate through the date of payment or reimbursement.

            "Pari Passu Companion Loan Noteholders": Collectively, the holders of the 237 Park Avenue Companion Notes, the DDR Portfolio Companion Notes and the Water Tower Place Companion Notes.

            "Pari Passu Mortgage Loan": Each of the 237 Park Avenue Mortgage Loan, the DDR Portfolio Mortgage Loan and the Water Tower Place Mortgage Loan.

            "Pari Passu REO Loan": Any Pari Passu Loan as to which the related Mortgaged Property has become an REO Property.

            "Pass-Through Rate": Each of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-1A Pass-Through Rate, the Class X-1 Pass-Through Rate, the Class X-2 Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class O Pass-Through Rate and the Class P Pass-Through Rate. The Class R and Class LR Certificates do not have Pass-Through Rates.

            "Paying Agent": The paying agent appointed pursuant to Section 5.04.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts actually collected thereon from the Mortgagor that represent default charges, penalty charges, late fees and Default Interest.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Certificates. With respect to any Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn (provided that funds invested by the Trustee in Permitted Investments managed or advised by the Trustee may mature on the Distribution Date) and a maximum maturity of 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Master Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:

            (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (b) Federal Housing Administration debentures;

            (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system-wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations maturing prior to September 30, 2008), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (d) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (e) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
      (C) such investments must not be subject to liquidation prior to their maturity;

            (f) debt obligations rated by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (h) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated by each Rating Agency in its highest money market fund ratings category (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

            (i) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Master Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (iii) the rating for such instrument or security includes an "r" designation.

            Notwithstanding the foregoing, to the extent that the Loan Documents with respect to a particular Mortgage Loan require the funds in the related Mortgagor Accounts to be invested in investments other than those itemized in clauses (a) through (i) above, the Master Servicer shall invest the funds in such Mortgagor Accounts in accordance with the terms of the related Loan Documents.

            "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person that is a Qualified Institutional Buyer other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person may cause the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person, (d) a Person that is a U.S. Person with respect to whom income on a Class R or Class LR Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such person or any other U.S. Person and (e) a Plan or any Person investing the assets of a Plan.

            "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(k).

            "PMCC": Prudential Mortgage Capital Company, LLC, or any successor thereto.

            "PMCF": Prudential Mortgage Capital Funding, LLC, or any successor thereto.

            "PMCF Loan Sale Agreement": The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between PMCF and the Depositor.

            "Post Default Balloon Period" With respect to any Balloon Mortgage Loan shall mean the period 30 days after the default in the Balloon Payment (a "Balloon Default") if the Controlling Class Representative consents to such 30 day period, provided further, the Post Default Balloon Period may be extended by the Special Servicer up to an additional 60 days (up to a total of 90 days after the Balloon Default) with the consent of the Controlling Class Representative if
(a) the Mortgagor continues to make its Applicable Monthly Payment and within the initial 30 days after the Balloon Default delivers a statement that it is diligently pursuing refinancing, (b) no other Servicing Transfer Event shall have occurred with respect to such Mortgage Loan and (c) within 90 days after the Balloon Default the Mortgagor delivers a binding financing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative and provided further, the Special Servicer, with the consent of the Controlling Class Representative once an acceptable binding financing commitment has been received within such 90 day period, may extend the Post-Default Balloon Period for a period not to exceed 120 days after the Balloon Default.

            "Post-Determination Date Payment Report": A report prepared by the Master Servicer showing all payments received after the Determination Date which are included in Available Funds for such Distribution Date. The Master Servicer shall provide a copy of such report to the Trustee no later than the Business Day preceding each Master Servicer Remittance Date.

            "Prepayment Assumption": The assumption that there will be zero prepayments with respect to the Mortgage Loans.

            "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan after the Due Date in such Prepayment Period, the amount of interest that accrued for such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date after such Due Date and ending on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan, inclusive, to the extent collected from the related Mortgagor.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to the Due Date in such Prepayment Period, the amount of interest, net of the Servicing Fee and the Other Primary Servicer Fee, to the extent not collected from the related Mortgagor, that would have accrued on such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive. A Prepayment Interest Shortfall in respect of each Loan REMIC Loan shall be a Prepayment Interest Shortfall in respect of the related Loan REMIC Regular Interest.

            "Prepayment Period": With respect to any Distribution Date, the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-Off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

            "Principal Distribution Amount": For any Distribution Date will be equal to the sum, without duplication, of:

                  (A) the principal component of all scheduled Monthly Payments which became due on the related Due Date (if received, or advanced by the Master Servicer or the Trustee, in respect of such Distribution Date) with respect to the Mortgage Loans;

                  (B) the principal component of any payment on any Mortgage
            Loan received or applied on or after the date on which such payment was due on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

                  (C) the Unscheduled Payments of any Mortgage Loan on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan; and

                  (D) the Principal Shortfall, if any, for such Distribution
            Date;

provided, that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

            "Principal Prepayment": Any payment of principal made by a Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

            "Principal Recovery Percentage": With respect to any Specially Serviced Mortgage Loan, 1.00%.

            "Principal Shortfall": For any Distribution Date, the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on one or more Classes of Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.

            "Private Certificate" Each of the Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Private Global Certificate": Each of the Regulation S Global Certificate or Rule 144A Global Certificate with respect to the Private Certificates so long as any such Class of Certificates is registered in the name of a nominee of the Depository.

            "Privileged Person": The Depositor, the Master Servicer, the Special Servicer, the Trustee, a Rating Agency, the Pari Passu Companion Loan Noteholders, a designee of the Depositor and any Person who provides the Trustee with an Investor Certification.

            "Property Advance": As to any Mortgage Loan, any advance made by the Master Servicer or the Trustee in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or taxes and assessments or insurance premiums, pursuant to Section 3.04 or
Section 3.22, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

            "Property Protection Expenses": Any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee pursuant to Sections 3.04, 3.08, 3.10(f), 3.10(g), 3.10(i) and 3.17(b) or indicated herein as being a cost or expense of the Lower-Tier REMIC (in respect of the Mortgage Loans), in each case to be advanced by the Master Servicer or the Trustee, as applicable.

            "Public Global Certificate": Each of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D and Class E Certificates so long as any such Class of Certificates is registered in the name of a nominee of the Depository.

            "Purchase Price": With respect to any Mortgage Loan, a price equal to the following: (a) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus (b) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Property Advances or P&I Advances; plus (d) all accrued and unpaid Advance Interest Amounts in respect of related Advances; plus (e) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Loan Sale Agreement (i) all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Document Defect giving rise to the repurchase obligation and (ii) the aggregate amount of all Special Servicing Fees, Advance Interest Amounts (to the extent, if any, not included in clause (d) above) in respect of related Advances and Additional Trust Fund Expenses incurred prior to such date of purchase and, in each case, in respect of the related Mortgage Loan and, if the applicable Mortgage Loan Seller repurchases such Mortgage Loan after more than 180 days following its receipt of notice of a Material Breach, the applicable Mortgage Loan Seller will also be required to pay a 1% Liquidation Fee. With respect to any REO Property, the amount calculated in accordance with the first sentence of this definition in respect of the related REO Mortgage Loan. With respect to the Water Tower Place Mortgage Loan, the Purchase Price for each applicable Mortgage Loan Seller will be its respective percentage of the total Purchase Price for the Water Tower Place Mortgage Loan. The percentage interests with respect to the Water Tower Place Mortgage Loan for each Mortgage Loan Seller shall be 50%.

            "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

            "Qualified Insurer": As used in Sections 3.08 and 5.08, in the case of (i) all policies not referred to in clause (ii) below, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated at least "A3" by Moody's and "A" by Fitch and (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), a company that shall have a claim paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "A" by Fitch and A3 by Moody's (or, if not rated by Moody's, at least "A-IX" by A.M. Best Company), unless such insurance company is not rated by one or more Rating Agencies or has a claims paying ability rated by one or more Rating Agencies in a rating category lower than required herein, in which case either (a) such insurer's obligations are guaranteed or backed (in writing with respect to each insurance policy other than the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer pursuant to Section 3.08(c)) by a company having such a claim-paying ability rating, or (b) each such Rating Agency has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by such Rating Agency (subject to the foregoing exceptions) or that has a lower claims paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates.

            "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

            "Qualifying Substitute Mortgage Loan": In the case of a Deleted Mortgage Loan, a mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a fixed Mortgage Rate; (iv) is accruing interest on the same basis (for example, a 360-day year consisting of twelve 30-day months) as the Deleted Mortgage Loan;
(v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (vi) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its Appraised Value as determined by an Appraisal dated not more than twelve months prior to the date of substitution) not higher than the then current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) will comply with all of the representations and warranties relating to Mortgage Loans set forth in the related Loan Sale Agreement, as of the date of substitution;
(viii) has an Environmental Assessment relating to the related Mortgaged Property in its Servicing File; (ix) has a Debt Service Coverage Ratio equal to or greater than that of the Deleted Mortgage Loan; (x) has been approved by the Controlling Class Representative (and the applicable Mortgage Loan Seller shall pay the reasonable expenses of the due diligence (including reasonable legal fees) incurred by the Controlling Class Representative in reviewing any proposed Qualifying Substitute Mortgage Loan); (xi) as to which the Trustee has received an Opinion of Counsel, at the related Mortgage Loan Seller's expense, that such Qualifying Substitute Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; and (xii) become part of the same Loan Group as the deleted Mortgage Loan; provided that no Qualifying Substitute Mortgage Loan may have a Maturity Date after the date three years after the Maturity Date of the Deleted Loan, and provided, further, that no such Qualifying Substitute Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (b) the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": The Distribution Date occurring in October 10, 2028.

            "Rating Agency": Any of Moody's or Fitch. References herein to the highest long-term unsecured debt rating category of Moody's and Fitch shall mean "Aaa" with respect to Moody's and "AAA" with respect to Fitch, and, in the case of any other rating agency, shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

            "Rating Agency Confirmation": With respect to any matter and any Rating Agency, where required under this Agreement, confirmation in writing by such Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency. For all purposes of this Agreement, the placement by a Rating Agency of any Class of Certificates on "negative credit watch" shall constitute a qualification of such Rating Agency's rating of such Certificates.

            "Rating Agency Monitoring Fee": The annual monitoring and surveillance fees charged by the Rating Agencies. The Depositor shall pay, from its own funds, the annual monitoring and surveillance fees for the Rating Agencies.

            "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

            "Realized Loss": With respect to any Distribution Date, the amount, if any, by which (A) the aggregate Certificate Principal Amount of the Certificates, after giving effect to distributions on such Distribution Date exceeds (B) the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date.

            "Record Date": With respect to each Distribution Date and each Class of Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

            "Regular Certificates": The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class X Certificates.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Global Certificates": As defined in Section 5.01.

            "Regulation S Investor": With respect to a transferee of a Regulation S Global Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable.

            "Remaining Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of the Private Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Principal Amounts of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero.

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (1) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (2) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (3) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (4) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (5) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Allied Capital Corporation, or the applicable successor Special Servicer, as Special Servicer, for the benefit of Wells Fargo Bank, N.A., as trustee, in trust for registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 and REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes, of any REO Property pursuant to Section 3.10.

            "REO Extension": As defined in Section 3.17.

            "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

            "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

            "REO Property": A Mortgaged Property title to which has been acquired on behalf of the Trust Fund (or by the related Other Primary Servicer on behalf of the Pari Passu Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise.

            "Replacement Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted for one or more Deleted Mortgage Loans.

            "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

            "Reserve Accounts": A segregated custodial account or accounts created and maintained by the Trustee or the Master Servicer pursuant to Section 2.02(e) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer, in trust for the registered holders of GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 2004-C1." Any such account shall be an Eligible Account.

            "Residual Certificates": The Class R and Class LR Certificates.

            "Resolution Extension Period": With respect any Mortgage Loan and any Material Document Defect or Material Breach which would require the related Mortgage Loan Seller to cure, repurchase or substitute for such Mortgage Loan (or the related Mortgage Loan Seller's portion thereof with respect to the Water Tower Place Mortgage Loan) pursuant to the terms of the related Loan Sale
Agreement:

            (a) with respect to a Material Breach or a Material Document Defect relating to any Mortgage Loan, the ninety (90) day period following the end of the applicable Initial Resolution Period;

            (b) with respect to a Material Document Defect relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at any time during the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of: (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

            (c) with respect to a Material Document Defect relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period but becomes a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred during such Initial Resolution Period and is continuing, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

            (d) with respect to a Material Document Defect relating to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, thirty (30) days, provided that, if the applicable Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (c) of this definition will be deemed to apply.

            "Responsible Officer": Any officer of the Corporate Trust Services Group of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer by the Trustee, as such list may from time to time be amended.

            "Restricted Certificate": As defined in Section 5.02(k).

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Underwriters and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Global Certificates": As defined in Section 5.01.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

            "S&P Approval" means the applicable servicer shall be on the S&P list of approved master servicers

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Securities Legend": With respect to each Rule 144A Global Certificate, Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit F hereto.

            "Sequential Pay Certificates": The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, collectively.

            "Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA NOI Adjustment Worksheet, the CMSA Comparative Financial Status Report, the CMSA Operating Statement Analysis Report, the CMSA Loan Level Reserve/LOC Report and the CMSA Reconciliation of Funds.

            "Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount equal to the product of 1/12 times the Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan, calculated in the same manner as interest payable on such Mortgage Loan; provided, that in connection with any partial interest payment, such amounts shall be computed for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed.

            "Servicing Fee Amount": With respect to each sub-servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such sub-servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related sub-servicing agreement for such Mortgage Loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and
(b) the difference between the Servicing Fee Rate for such Mortgage Loan and the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any sub-servicing agreement related to such Mortgage Loan.

            "Servicing Fee Rate": With respect to each Mortgage Loan (and the Pari Passu Primary Servicing Fee Rates with respect to each Pari Passu Mortgage Loan, solely for purposes of calculating the Administrative Cost Rate under this Agreement and not for calculating the Servicing Fee), the per annum rate set forth on the Mortgage Loan Schedule.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) related to the origination or servicing of the Mortgage Loans that are in the possession of or under the control of the applicable Mortgage Loan Seller, including but not limited to appraisals, environmental reports, engineering reports, legal opinions, and the applicable Mortgage Loan Seller's asset summary, delivered to the Master Servicer or the Special Servicer; provided that no information that is proprietary to the related Mortgage Loan Seller nor any draft documents, privileged or internal communications, credit underwriting, due diligence analysis or data shall be required to be delivered as part of the Servicing File. Notwithstanding anything to the contrary contained herein with respect to each Pari Passu Mortgage Loan, the Servicing File shall consist of a copy of the Servicing File delivered under the applicable Other Pooling Agreement and with respect to the Water Tower Place Mortgage Loan, the delivery of the Servicing File by either Commerzbank or GSMC shall satisfy the delivery requirements for both Commerzbank and GSMC.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

            "Servicing Standards" With respect to the Master Servicer, the Master Servicer Servicing Standard and with respect to the Special Servicer, the Special Servicer Servicing Standard.

            "Servicing Transfer Event": With respect to any Mortgage Loan (other than the Pari Passu Mortgage Loans), the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan."

            "Special Servicer": Allied Capital Corporation or its successor in interest, or any successor Special Servicer appointed as provided herein.

            "Special Servicer Event of Default": As defined in Section 7.01(b).

            "Special Servicer Servicing Standard": With respect to the Special Servicer shall mean the servicing of the Mortgage Loans, as a collective whole for which it is responsible in accordance with applicable law, the terms of this Agreement and the Loan Documents and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers similar commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to: (A) any relationship that the Special Servicer, or any of its Affiliates may have with the related Mortgagor or any Affiliate thereof, any Mortgage Loan Seller or any other party to this Agreement; (B) the ownership of any Certificate or mezzanine loan by the Special Servicer or any of its Affiliates; (C) the Special Servicer's right to receive compensation for its services under this Agreement or with respect to any particular transaction; (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and (E) any debt that the Special Servicer or any of its Affiliates has extended to any Mortgagor or any of its affiliates.

            "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee, the Workout Fee, and the Liquidation Fee which shall be due to the Special Servicer.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and
(ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan; provided, that in connection with any partial interest payment, such amounts shall be computed for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed; provided, further, that such fee for the first Interest Accrual Period shall be appropriately prorated to reflect the fact that the first Interest Accrual Period is less than a full month.

            "Special Servicing Fee Rate": A rate equal to 0.25% per annum (other than with respect to the Pari Passu Mortgage Loans).

            "Specially Serviced Mortgage Loan": Subject to Section 3.24, any Mortgage Loan (other than a Pari Passu Mortgage Loan) with respect to which:

            (a) with respect to a Balloon Mortgage Loan, a payment default shall have occurred with respect to the related Balloon Payment provided, however, that such Mortgage Loan shall not be a Specially Serviced Mortgage Loan until the end of the applicable Post Default Balloon Period; or

            (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Note or the related Mortgage, which failure continues unremedied for 60 days; or

            (c) the Master Servicer (or Special Servicer with the consent of the Controlling Class Representative) has determined in accordance with the Servicing Standards, that a default in the making of a Monthly Payment or a Balloon Payment or any other payment required under the related Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days, subject to any applicable Post Default Balloon Period; or

            (d) there shall have occurred a default, other than as described in clause (a) or (b) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days), as determined, in each case, by the Master Servicer or the Special Servicer; or

            (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property or Properties become REO Property or Properties, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists with respect to the particular Mortgage Loan):

                  (i) with respect to the circumstances described in clauses (a)
            and (b) above, the related Mortgagor has made the applicable Balloon Payment or three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.27);

                  (ii) with respect to the circumstances described in clauses
            (c), (e), (f) and (g) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer, exercised in accordance with the Servicing Standards;

                  (iii) with respect to the circumstances described in clause
            (d) above, such default is cured; and

                  (iv) with respect to the circumstances described in clause (h)
            above, such proceedings are terminated.

            "Startup Day": The day designated as such pursuant to Section 2.07(a) hereof. The Startup Day of the Loan REMICs shall be the date specified in the related Loan REMIC Declaration.

            "Stated Principal Balance": With respect to any Mortgage Loan, at any date of determination, an amount equal to (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the Mortgagor or advanced by the Master Servicer or Trustee and (ii) all Unscheduled Payments with respect to such Mortgage Loan and (iv) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Special Servicer has made a Final Recovery Determination is zero.

            "Strip Holder": The entity indicated as the "Strip Holder" pursuant to the definition of "Broker Strip" or any heir, successor or assign with respect to the Broker Strip Amount.

            "Subordinate Certificates": Any of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be, for such Deleted Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

            "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC, Lower-Tier REMIC or Loan REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

            "Terminated Party": As defined in Section 7.01(c).

            "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

            "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

            "Transferee Affidavit": As defined in Section 5.02(l)(ii).

            "Transferor Letter": As defined in Section 5.02(l)(ii).

            "Treasury Regulations": Applicable final or temporary regulation of the U.S. Department of the Treasury.

            "Trust": The trust created by this Agreement.

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, (x) any environmental indemnity agreements relating to the Mortgaged Properties and the Trustee's rights under the Intercreditor Agreements.

            "Trust REMIC": Each of the Lower-Tier REMIC and the Upper-Tier
REMIC.

            "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": With respect to each Mortgage Loan or REO Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Trustee Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan, computed in the same manner as interest is calculated on the related Mortgage Loan; provided, that, in connection with any partial interest payment, such amounts shall be computed for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed; provided, further, that such fee for the first Interest Accrual Period shall be appropriately prorated to reflect the fact that the first Interest Accrual Period is less than a full month. In the case of each Loan REMIC Loan, the Trustee Fee shall be paid by the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest.

            "Trustee Fee Rate": A rate equal to .0027% per annum.

            "Underwriters": Goldman, Sachs & Co., GCFP Capital Markets, Inc., Banc of America Securities LLC, Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "Unscheduled Payments": With respect to any Distribution Date and the Mortgage Loans, the aggregate of (a) all Principal Prepayments received on the Mortgage Loans on or prior to the Determination Date and (b) the principal portions of all Liquidation Proceeds, condemnation awards, Insurance Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other Additional Trust Fund Expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Mortgage Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made in respect of a preceding Distribution Date.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout Delayed Reimbursement Amount or Nonrecoverable Advance pursuant to subsections (ii) (B) and (C) of Section 3.06(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Upper-Tier Distribution Account": The trust account or accounts created and maintained as a separate trust account (or separate sub-account within the same account as the Lower-Tier Distribution Account) or accounts by the Trustee pursuant to Section 3.05(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Upper-Tier Distribution Account" and which must be an Eligible Account.

            "Upper-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

            "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence as of August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class R and Class LR Certificates, (b) 1%, in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 pro rata based on their outstanding Notional Amounts); provided that the Voting Rights of the Class X Certificates shall be reduced to zero upon the reduction of the Notional Amount of such Class to zero and (c) in the case of any of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will not be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates (which will not be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable). The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder's Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates. Any Certificateholder may transfer its Voting Rights without transferring its ownership interest in the related Certificates, provided that such Certificateholder provides notice of such transfer to the Trustee prior to the effectiveness of such transfer.

            "WAC Rate": With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances on such Due Dates; provided, that in the case of each Loan REMIC Loan, "Mortgage Loan" shall refer to the related Loan REMIC Regular Interest.

            "Wachovia": Wachovia Bank, National Association and its successors in interest.

            "Water Tower Place A-1 Note": With respect to the Water Tower Place Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Water Tower Place Mortgaged Property and designated as promissory note A-1, which is not included in the Trust, and pari passu in right of payment to the Water Tower Place Mortgage Loan and the other Water Tower Place Companion Notes to the extent set forth in the related Mortgage Loan documents and as provided in the Water Tower Place Intercreditor Agreement.

            "Water Tower Place A-2 Note": With respect to the Water Tower Place Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Water Tower Place Mortgaged Property and designated as promissory note A-2, which is not included in the Trust, and pari passu in right of payment to the Water Tower Place Mortgage Loan and the other Water Tower Place Companion Notes to the extent set forth in the related Mortgage Loan documents and as provided in the Water Tower Place Intercreditor Agreement.

            "Water Tower Place A-3 Note": With respect to the Water Tower Place Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Water Tower Place Mortgaged Property and designated as promissory note A-3, which is included in the Trust and pari passu in right of payment to the Water Tower Place Companion Notes and the Water Tower Place A-4 Note to the extent set forth in the related Mortgage Loan documents and as provided in the Water Tower Place Intercreditor Agreement.

            "Water Tower Place A-4 Note": With respect to the Water Tower Place Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Water Tower Place Mortgaged Property and designated as promissory note A-4, which is included in the Trust and pari passu in right of payment to the Water Tower Place Companion Notes and the Water Tower Place A-3 Note to the extent set forth in the related Mortgage Loan documents and as provided in the Water Tower Place Intercreditor Agreement.

            "Water Tower Place A-5 Note": With respect to the Water Tower Place Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Water Tower Place Mortgaged Property and designated as promissory note A-5, which is not included in the Trust, and pari passu in right of payment to the Water Tower Place Mortgage Loan and the other Water Tower Place Companion Notes to the extent set forth in the related Mortgage Loan documents and as provided in the Water Tower Place Intercreditor Agreement.

            "Water Tower Place A-6 Note": With respect to the Water Tower Place Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Water Tower Place Mortgaged Property and designated as promissory note A-6, which is not included in the Trust, and pari passu in right of payment to the Water Tower Place Mortgage Loan and the other Water Tower Place Companion Notes to the extent set forth in the related Mortgage Loan documents and as provided in the Water Tower Place Intercreditor Agreement.

            "Water Tower Place Companion Notes": For so long as the Water Tower Place Mortgage Loan or a successor REO Mortgage Loan with respect to the Water Tower Place Mortgage Loan is part of the Trust, the Water Tower Place A-1 Note, the Water Tower Place A-2 Note, the Water Tower Place A-5 Note and the Water Tower Place A-6 Note. The Water Tower Place Companion Notes are not included in the Trust.

            "Water Tower Place Companion Loan Noteholders": The holders of the Water Tower Place Companion Notes.

            "Water Tower Place Depositor": The Depositor under the Water Tower Place Pooling Agreement.

            "Water Tower Place Intercreditor Agreement": With respect to the Water Tower Place Whole Loan, the related intercreditor agreement by and among the Water Tower Place Noteholders relating to the relative rights of the holders of the Water Tower Place Notes, as the same may be amended from time to time in accordance with the terms thereof.

            "Water Tower Place Mortgage": The Mortgage securing the Water Tower Place Mortgage Loan and the Water Tower Place Companion Notes.

            "Water Tower Place Mortgage Loan": With respect to the Water Tower Place Whole Loan, the Mortgage Notes included in the Trust (identified as Loan No. 1 on the Mortgage Loan Schedule), which are designated as the Water Tower Place A-3 Note and the Water Tower Place A-4 Note, and which are pari passu in right of payment to the Water Tower Place Companion Notes, to the extent set forth and as provided in the Water Tower Place Intercreditor Agreement.

            "Water Tower Place Mortgaged Property": The property or properties that secure the Water Tower Place Whole Loan.

            "Water Tower Place Nonrecoverable Servicing Advance": Any "Nonrecoverable Servicing Advance" (as defined in the Water Tower Place Pooling Agreement) made with respect to the Water Tower Place Mortgage Loan and determined pursuant to and in accordance with the Water Tower Place Pooling Agreement.

            "Water Tower Place Notes": Collectively, the Water Tower Place A-1 Note, the Water Tower Place A-2 Note, the Water Tower Place A-3 Note, the Water Tower Place A-4 Note, the Water Tower Place A-5 Note and the Water Tower Place A-6 Note.

            "Water Tower Place Noteholders": Collectively, the holders of the Water Tower Place Mortgage Loan and the Water Tower Place Companion Loan Noteholders.

            "Water Tower Place Fiscal Agent": The "fiscal agent" under the Water Tower Place Pooling Agreement, which as of the date hereof is ABN AMRO Bank N.V.

            "Water Tower Place Pooling Agreement": The pooling and servicing agreement dated as of December 1, 2003 among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Lennar Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee, as from time to time amended, supplemented or modified, related to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3.

            "Water Tower Place Primary Servicer": The "servicer" under the Water Tower Place Pooling Agreement, which, as of the date hereof, is GMAC Commercial Mortgage Corporation.

            "Water Tower Place Primary Servicing Fee": With respect to the Water Tower Place Mortgage Loan, the primary servicing fee payable to the Water Tower Place Primary Servicer under the Water Tower Place Pooling Agreement at the Water Tower Place Primary Servicing Fee Rate.

            "Water Tower Place Primary Servicing Fee Rate": 0.01% per annum.

            "Water Tower Place Special Servicer": The "special servicer" under the Water Tower Place Pooling Agreement, which, as of the date hereof, is Lennar Partners, Inc.

            "Water Tower Place Trust": The trust created under the Water Tower Place Pooling Agreement.

            "Water Tower Place Trustee": The "trustee" under the Water Tower Place Pooling Agreement, which, as of the date hereof, is LaSalle Bank National Association.

            "Water Tower Place Whole Loan": The Water Tower Place Mortgage Loan, together with the Water Tower Place Companion Notes, each of which is secured by the same Mortgage on the Water Tower Place Mortgaged Property. References herein to the Water Tower Place Whole Loan shall be construed to refer to the aggregate indebtedness under the Water Tower Place Notes.

            "Withheld Amounts": As defined in Section 3.25.

            "Whole Loan": Each of the Water Tower Place Whole Loan, the 237 Park Avenue Whole Loan and the DDR Portfolio Whole Loan.

            "Workout Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes capitalized, thereby increasing the principal amount due under the related modified loan documents. That any amount constitutes all or a portion of any Workout Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan (other than with respect to the Pari Passu Mortgage Loans).

            "Workout Fee Rate": A fee of 1.00% of each collection (other than Penalty Charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan, the yield maintenance charge or prepayment premium, if any, payable under the related Note in connection with certain prepayments.

            Section 1.02 Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

            (a) All calculations of interest with respect to the Mortgage Loans shall be made in accordance with the terms of the related Note and Mortgage.

            (b) For purposes of distribution of Yield Maintenance Charges pursuant to Section 4.01(c) on any Distribution Date, the Class of Certificates as to which any prepayment shall be deemed to be distributed shall be determined on the assumption that the portion of the Principal Distribution Amount paid to the Certificates on such Distribution Date in respect of principal shall consist first of scheduled payments included in the definition of Principal Distribution Amount and second of prepayments included in such definition.

            (c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (d) [RESERVED].

            (e) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds, condemnation proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest; provided that any amounts received in respect of a Mortgage Loan as to which a default has occurred shall be applied to all amounts then due and payable on such Mortgage Loan prior to being applied to Default Interest or late charges, and shall be applied to Default Interest on such Mortgage Loan prior to the application to late fees) in accordance with the express provisions of the related Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, (without duplication) as a recovery of (i) any Property Advance and P&I Advance not previously reimbursed to the Person that made such Advance, (ii) Nonrecoverable Advances and (iii) Workout-Delayed Reimbursement Amounts, in each of clause (ii) and (iii) that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" and/or "Loan Group 2 Principal Distribution Amount" and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Penalty Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any other amounts then due and owing under such Mortgage Loan and ninth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

            (f) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, (without duplication) as a recovery of (i) any Property Advance and P&I Advance not previously reimbursed to the Person that made such Advance, (ii) Nonrecoverable Advances and (iii) Workout-Delayed Reimbursement Amounts, in cases of (ii) and (iii), that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" and/or "Loan Group 2 Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the month of receipt; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan.

            (g) The applications of amounts received in respect of any Mortgage Loan or any REO Property pursuant to paragraphs (e) and (f) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standards.

            Section 1.03 Certain Constructions. For purposes of this Agreement, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates; provided, however, that for purposes of determining the most subordinate Class of Certificates, in the event that the Class A Certificates are the only Class of Certificates outstanding (other than the Class X, Class LR or Class R Certificates), the Class A Certificates and the Class X Certificates together will be treated as the most subordinate Class of Certificates. For purposes of this Agreement, each Class of Certificates other than the Class LR and Class R Certificates shall be deemed to be outstanding only to the extent its respective Certificate Principal Amount or Notional Amount has not been reduced to zero. For purposes of this Agreement and the Class R and Class LR Certificates shall be deemed to be outstanding so long as the Trust REMICs and the Grantor Trust have not been terminated pursuant to
Section 9.01.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans and Loan REMIC Interest.
(a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and assign to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under
(i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 4, 5(a), 5(b), 6 (and to the extent related to the foregoing 7, 11, 12, 15 and 16) of each Loan Sale Agreement and (iii) all Reserve Accounts, the Loan REMIC Interests, Lock-Box Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off
Date). Such assignment of each Pari Passu Mortgage Loan, and the right to service such Mortgage Loans, are further subject to the terms and conditions of the related Other Pooling Agreement and the related Intercreditor Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.08, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Loan Sale Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Custodian (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each of such Mortgage Loan Seller's Mortgage Loans so assigned. Further, each of the Mortgage Loan Sellers pursuant to the applicable Loan Sale Agreement has agreed to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Note, a copy of the Mortgage, a copy of any related Ground Leases, copies of any related letters of credit (and any transfer or assignment documents) and the lender's title insurance policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) for each Mortgage Loan so assigned; provided, however, that if any Mortgage Loan Seller fails to deliver on or before the Closing Date, with respect to any Mortgage Loan so assigned, a copy of the Mortgage, a copy of any related Ground Lease, a copy of any related letters of credit or the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter), the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if the related Mortgage Loan Seller delivers such document to the Trustee within 15 Business Days following the Closing Date; provided that if the Mortgage Loan Seller fails to deliver such documents on the 15th Business Day following the Closing Date, the Mortgage Loan Seller shall have an additional 15 Business Days from receipt of written notice from the Trustee to cure such failure. With respect to the Water Tower Place Mortgage Loan, the obligation of each applicable Mortgage Loan Seller to deliver to the Trustee a Note shall be limited to delivering only the Note such Mortgage Loan Seller sold to the Depositor and the Mortgage Loan Sellers may deliver one Mortgage File to satisfy each other delivery requirement with respect to the Mortgage File hereunder. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Note, the related Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit certifying that the original thereof has been lost or destroyed (and including an indemnification provision). If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (2), (4), (11) and (12) of the definition of "Mortgage File," with evidence of recording or filing, as the case may be, thereon, because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because the public recordings or filing office retains the original or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of the related Loan Sale Agreement and this
Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such missing document or instrument (without evidence of recording or filing thereon, but certified (which certification may relate to multiple documents or instruments) by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Trustee within 180 days of the Closing Date (or within such longer period after the Closing Date so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). Upon request, the Trustee shall provide a copy of any such certification, promptly after receipt thereof, to any Certificateholder holding a Certificate in the Controlling Class that has provided a certification to the Trustee. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (9) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the related Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, an original or copy of the required lender's title insurance policy or certificate of lender's title insurance (or in lieu thereof, an original or copy of an interim binder, the pro forma title insurance policy, or a marked-up title commitment, which in each case shall evidence a binding commitment to issue such policy), and the related Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). Neither the Trustee nor any Custodian shall in any way be liable for any failure by the related Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Loan Sale Agreement and this Section 2.01(b).

            If any of the endorsements referred to in clause (1) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for promptly (and in any event within 45 days of the Closing Date) completing the related endorsement and if any of the assignments referred to in clauses (3), (5) and (7) of the definition of "Mortgage File" are delivered to the Trustee in blank, the related Mortgage Loan Seller shall be responsible for completing the related assignment, in the name of the Trustee (in such capacity) and in any event prior to releasing possession thereof, it being understood that the documents referred to in clauses (3), (5), and (7) of the definition of Mortgage File are not applicable to the Pari Passu Mortgage Loans since such documents have been assigned to the applicable Other Trustee. Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (17) of the definition of Mortgage File, the Master Servicer may hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this
Section 2.01(b) by delivering the original of such document to the Master Servicer who will certify receipt of such document by the Closing Date and send a copy of the applicable document to the Trustee, and the Trustee shall appoint the Master Servicer as custodian with respect to any such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Master Servicer to draw on such letter of credit. In the event that the related transfer documents specified in clause
(17) of the definition of Mortgage File are missing because the related assignment documents have not been completed, the applicable Mortgage Loan Seller shall take all necessary steps to enable the Master Servicer to draw on the related letter of credit including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer. The provisions of this paragraph related to clause (17) of the definition of the Mortgage File are not applicable to the Pari Passu Mortgage Loans.

            Notwithstanding the above, the related Mortgage Loan Seller shall handle the processing of the assignment and transfer of the original letters of credit. The related Mortgage Loan Seller shall have up to forty-five (45) days following the Closing Date to complete such transfer; and provided, further, in the event the Master Servicer determines to make a draw under any letter of credit prior to the time it has been assigned and/or transferred to the Trustee on behalf of the Trust Fund or the Master Servicer, as applicable, then the related Mortgage Loan Seller agrees to cooperate with the Master Servicer in making any presentation and draw concerning such letter of credit, on behalf of the Trust Fund (and if necessary the related Mortgage Loan Seller shall make such draw in its own name pursuant to the written instructions of the Master Servicer and deliver the proceeds to the Master Servicer on behalf of the Trust
Fund). In the event a draw is not honored or able to be processed as a result of processing errors caused by the related Mortgage Loan Seller, such Mortgage Loan Seller shall be liable to the Trust Fund for all expenses, damages or losses, including, but not limited to reimbursement of interest charged by the Master Servicer for any Advance made in lieu of such draw, up to an amount not to exceed the amount of such draw plus any Advance Interest Amount and related expenses resulting from the failure of the draw to occur. This paragraph shall not apply to the Pari Passu Mortgage Loans since any applicable letter of credit will be assigned and delivered to the applicable Other Trustee.

            (c) The related Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 60 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (3) and (5) of the definition of "Mortgage File" and each UCC-2 and UCC-3 referred to in clause (11)(B) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office or the related Mortgage Loan Seller to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. The Trustee shall, at the expense of the respective Mortgage Loan Seller, deliver a copy of any such document or instrument to the Master Servicer and the respective Mortgage Loan Seller, upon request. If any such document or instrument is lost or returned to the Trustee unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller, pursuant to the related Loan Sale Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and the related Mortgage Loan Seller shall comply with such direction. This clause (c) shall not apply to the Pari Passu Mortgage Loans since the documents referred to herein have been assigned to the applicable Other Trustee.

            (d) The Servicing File shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer (or a sub-servicer retained thereby) on behalf of the Trustee in trust for the benefit of the Certificateholders. If the sub-servicer shall hold any original documents and records delivered to it pursuant to this clause (d) then the sub-servicer shall deliver copies thereof to the Master Servicer. With respect to the Water Tower Place Mortgage Loan, the applicable Mortgage Loan Sellers may deliver one Servicing File to satisfy this requirement for both Mortgage Loan Sellers.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Loan Sale Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, set over and otherwise conveys to the Trustee for the benefit of the Certificateholders without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in, to and under each Loan REMIC Interest and each related Loan REMIC Declaration. The Trustee shall administer each Loan REMIC in accordance with Section 4.04 hereof.

            (g) With respect to any Mortgage Loan (other than any Pari Passu Mortgage Loan) in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the applicable Mortgage Loan Seller shall deliver to the Master Servicer such (i) escrow funds on or before the Closing Date and (ii) letters of credit pursuant to the delivery requirements set forth above. The Master Servicer shall, to the extent consistent with the Servicing Standards, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents.

            Section 2.02 Acceptance by Custodian and the Trustee. (a) The Trustee, by the execution and delivery of this Agreement, hereby certifies receipt by it or a Custodian on its behalf, subject to the provisions of Section
2.01 and the further review provided for in this Section 2.02, and further subject to any exceptions noted on any exception report prepared by the Trustee or such Custodian and attached hereto as Exhibit Q, of the documents specified in clauses (1), (2), (9), (13) and (17) (other than the related transfer documents) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each Loan Sale Agreement and of all documents and instruments relating to the other assets included in the Trust Fund and delivered to it, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the related Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. Each Mortgage Loan Seller shall give notice to the Trustee of the existence any document specified in clauses (13) and (17) of the definition of "Mortgage File" with respect to each Mortgage Loan and it is acknowledged that no such documents currently exist with respect to the Water Tower Place Mortgage Loan. In connection with the foregoing, the Trustee hereby certifies, subject to any exceptions noted on any exception report prepared by the Trustee or the Custodian and attached hereto as Exhibit Q, as to each Note, that it (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

            Further, the Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the exception report, a form of which is attached hereto as Exhibit Q, without regard to the proviso in the definition of "Mortgage File," each of the original executed Notes and endorsements as described in clause (1) of the definition of Mortgage File and the documents or instruments referred to in clauses (2), (9), (13) and (17) (solely with respect to a copy of any letters of credit and not the original or any related transfer documents) of the definition of Mortgage File are in its possession; provided that with respect to clause (13) of the definition of Mortgage File, the Trustee certification shall relate only to copies of Ground Leases if any, and, with respect to clause (17) of the definition of Mortgage File, the Trustee's certification shall relate only to copies of any letter of credit and transfer documents, if any. With respect to the schedule of exceptions described in the preceding sentence, within fifteen (15) Business Days of the Closing Date (and, if not, within an additional 15 Business Days), with respect to the documents specified in clauses
(2), (9), (13) and (17) (solely with respect to letters of credit and not the related transfer documents) of the definition of Mortgage File, the related Mortgage Loan Seller shall cure any exception listed therein; provided that if the Mortgage Loan Seller fails to deliver the document specified in (2), (9),
(13) or a copy of the letter of credit identified in (17) on or before the 15th Business Day following the Closing Date, the Mortgage Loan Seller shall have an additional 15 Business Days to comply (provided that for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (2) resulting solely from a delay in the return of the related documents from the applicable recording office or loss of such documents, shall be cured in the time and manner described in Section 2.01(b)). If such exception is not so cured, the related Mortgage Loan Seller shall either (x) repurchase the related Mortgage Loan (or with respect to the Water Tower Place Mortgage Loan, the applicable portion thereof), (y) with respect to exceptions relating to clause (17) of the definition of "Mortgage File," for any Mortgage Loan other than the Pari Passu Mortgage Loan, for which such delivery requirements do not apply deposit with the Master Servicer an amount, to be held in a Reserve Account, equal to the amount of the undelivered letter of credit (in the alternative, the related Mortgage Loan Seller may deliver to the Master Servicer, with a copy to the Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (z) with respect to any exceptions relating to clauses (2) (provided that, for the avoidance of doubt, any deficiencies resulting solely from a delay in the return of the related documents from the applicable recording office or loss of such documents, shall be cured in the time and manner described in
Section 2.01(b))and (9), deposit with the Trustee an amount, to be held in trust in a Reserve Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (y) and (z) shall be held pursuant to the related Loan Sale Agreement by the Trustee or the Master Servicer, as applicable, until the earlier of (i) the date on which the Master Servicer or Trustee certifies to the other party and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Majority Certificateholder of the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the related Mortgage Loan Seller and (ii) thirty (30) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days, (A) in the case of clause (y), the Master Servicer shall retain the funds or the letter of credit on deposit in the related Reserve Account until such exception is cured or the Mortgage Loan is repurchased, or (B) in the case of clause (z), the related Mortgage Loan Seller shall repurchase the related Mortgage Loan (or the related Mortgage Loan Seller's portion thereof with respect to the Water Tower Place Mortgage Loan) in accordance with the terms and conditions of Section 2.03 or the related Loan Sale Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (y) or (z) shall be treated as an "outside reserve fund" for purposes of the REMIC Provisions, and the related Mortgage Loan Seller shall be treated as the beneficial owner thereof (and any amounts reimbursed by the Lower-Tier REMIC) and shall be taxed on any reinvestment income with respect to such funds.

            (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Loan Documents delivered or caused to be delivered by the related Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review, the Trustee shall certify in writing in the form attached hereto as Exhibit Q to each of the Depositor, the Master Servicer, the Special Servicer, each Certificateholder in the Controlling Class, each Mortgage Loan Seller and, upon request, any Certificateholder that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (1) through (5), (9), (11), (12), (13) and (17) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the related Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b) and (ii) all documents delivered or caused to be delivered by the related Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan. If the Trustee's certification pursuant to the preceding sentence includes an exception report, or if such certification indicates that any recording or filing required by Section 2.01(c) has not been completed with respect to a Mortgage Loan, the Trustee or a Custodian on its behalf shall continuously update such exception report to reflect receipt of any additional documents or instruments or evidence of recording or filing of such additional documents or instruments with respect to such Mortgage Loan, until the earliest of (i) the date on which such exceptions are eliminated and any such recording or filing has been completed, (ii) the date on which the affected Mortgage Loan has been removed from the Trust Fund, and (iii) the date which is two years after the Closing Date, and shall provide such updated exception report (beginning 150 days after the Closing Date and continuing every 90 days thereafter until the date such exceptions are cured, and following the date which is two years after the Closing Date, annually) to each of the Depositor, the Master Servicer, the Special Servicer, each Mortgage Loan Seller, the Controlling Class Representative and, upon request, any Certificateholder. At any time after the date which is two years after the Closing Date, the Depositor, the Master Servicer, the Special Servicer, each Mortgage Loan Seller and any Certificateholder may receive, upon request, an updated exception report (which may be in electronic format).

            (c) The Trustee or a Custodian on its behalf shall review each of the Loan Documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing in the form attached hereto as Exhibit Q to each of the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative and each Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (1) through (5),
(9), (11), (12), (13) and (17) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the related Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b) (it being understood that the assignments specified in clauses (3), (5), (7) and (11) are not applicable to the Pari Passu Mortgage Loans), (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clause (3) and, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the related Mortgage Loan Seller, clause
(5) of the definition of "Mortgage File" or a copy of such recorded original certified by the applicable public recording office or, if such public recording office does not provide a certified original, the related Mortgage Loan Seller to be true and complete and (iii) all Loan Documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan.

            It is acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (6), (7), (8), (10), (14), (15), (16), and (18) of the
definition of "Mortgage File" exist or are required to be delivered by the Depositor, any Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose or that they are other than what they purport to be on their face. Further, with respect to the documents described in clause (11) of the definition of "Mortgage File," absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of certification and recordation delivered in Section 2.02(b), that the related Mortgage File should include one UCC Financing Statement filed in the office designated for the filing in the state of incorporation for the Mortgagor of the Mortgage on the related Mortgaged Property. The UCC Financing Statements will be delivered on the new national filing forms, in recordable form and will be filed in the relevant central office of such state as referred to herein or on the face of such documents. It is understood that the assignments specified in clause (11) of the definition of Mortgage File are not applicable to the Pari Passu Mortgage Loans.

            (d) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds (or, if at any time, any other party hereto finds) any document or documents constituting a part of a Mortgage File to have not been properly executed or, subject to Section 2.01(b), to have not been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or to be defective on its face (each, a "Document Defect" in the related Mortgage File) the Trustee (or such other party) shall promptly so notify each of the other parties hereto and the related Mortgage Loan Seller. If and when notified of any error in the Mortgage Loan Schedule, the Depositor shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto and each Mortgage Loan Seller, and upon receipt by the Trustee of such a corrected Mortgage Loan Schedule so identified, such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

            (e) The Master Servicer may establish one or more Reserve Accounts, each of which shall be an Eligible Account, and the Master Servicer or its designee shall deposit any amount required to be deposited in a Reserve Account within two Business Days of receipt. The Trustee may also establish one or more Reserve Accounts, each of which shall be an Eligible Account, and the Trustee or its designee shall deposit any amount required to be deposited in a Reserve Account within two Business Days of receipt. The related Mortgage Loan Seller may direct the Master Servicer or Trustee, as applicable, to invest or cause the investment of the funds deposited in the related Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Delinquency Advance Date, pursuant to reasonable investment policies and procedures established by the Master Servicer or the Trustee which may include limits on Permitted Investments to those being then offered by the Master Servicer or the Trustee. The Master Servicer or the Trustee, as applicable, shall act upon the written instructions of the related Mortgage Loan Seller with respect to the investment of the funds in the related Reserve Account in such Permitted Investments, provided that in the absence of appropriate and timely written instructions from the related Mortgage Loan Seller, neither the Master Servicer nor the Trustee shall invest or direct the investment of funds in such Reserve Account. All income and gain realized from the investment of funds deposited in such Reserve Account shall be for the benefit of the related Mortgage Loan Seller (which shall be taxable with respect thereto) and shall be withdrawn by the Master Servicer, the Trustee or their designees and remitted to the related Mortgage Loan Seller on each Delinquency Advance Date (net of any losses incurred), and the related Mortgage Loan Seller shall remit to the Master Servicer or the Trustee from the related Mortgage Loan Seller's own funds for deposit into such Reserve Account the amount of any Net Investment Loss (net of Net Investment Earnings) in respect of such Permitted Investments immediately upon realization of such Net Investment Losses and receipt of written notice thereof from the Master Servicer or the Trustee, as applicable.

            Section 2.03 Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties. (a) If the Trustee discovers or receives notice of a Document Defect in any Mortgage File or a breach of any representation or warranty set forth in or made pursuant to Section 6(c) of each Loan Sale Agreement (a "Breach"), and if such Document Defect or Breach is a Material Document Defect or Material Breach, as the case may be, the Trustee shall give prompt written notice of such Material Document Defect, or Material Breach, as the case may be, to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Rating Agencies and the related Mortgage Loan Seller. The Special Servicer shall, and the Trustee and Master Servicer may (provided that if the applicable Mortgage Loan Seller is an Affiliate of the Special Servicer, the Trustee shall pursue such action in consultation with the Controlling Class Representative), request in writing (with a copy to the other parties hereto, the Rating Agencies and the Controlling Class Representative) that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request, and the applicable Mortgage Loan Seller shall, (i) cure such Material Document Defect or Material Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the Purchase Price, (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith, or (iv) provide to the Master Servicer a letter of credit (in a form reasonably acceptable to the Master Servicer) or deposit in a Reserve Account an amount equal to 25% of the Stated Principal Balance of any Mortgage Loan for which a Material Document Defect relating to delay in the return of the documents specified in clause (2) of the definition of Mortgage File from local filing or recording offices remaining uncorrected for 18 months following the Closing Date as provided in Section 2.02(a); provided, however, that if such Material Document Defect or Material Breach is capable of being cured but not cured within such ninety (90) day period (the "Initial Resolution Period"), such Material Document Defect or Material Breach does not relate to the Mortgage Loan not being treated as a Qualified Mortgage and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have (x) with respect to any such Material Breach, an additional period equal to the applicable Resolution Extension Period (and shall give notice to the Trustee that it is using such additional period) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan (or related REO Mortgage Loan) or substitute a Qualified Substitute Mortgage Loan) and (y) with respect to any such Material Document Defect, the applicable Resolution Extension Period to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan (or related REO Mortgage Loan) or substitute a Qualified Substitute Mortgage Loan) or as described in clause (iv) above, provide a letter of credit or deposit the requisite amount in the Reserve Account; and provided, further, with respect to such Resolution Extension Period, the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Material Document Defect or Material Breach will be cured within the Resolution Extension Period. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. With respect to the Water Tower Place Mortgage Loan, the obligations of the related Mortgage Loan Seller to cure, repurchase, or substitute with respect to a Material Document Defect or Material Breach with respect to the Water Tower Place Mortgage Loan shall be limited to a cure, repurchase or substitution with respect to the Note it sold to the Depositor in accordance with the related Loan Sale Agreement.

            Notwithstanding the foregoing, if (x) there exists a Breach of any representation or warranty on the part of a Mortgage Loan Seller (other than PMCF) as set forth in, or made pursuant to, Exhibit B, clauses 23, 28, 29 and 32 (or with respect to the PMCF Loan Sale Agreement, clauses 23, 28, 29 and 33) of the related Loan Sale Agreement relating to the failure of the Mortgagor to pay fees and expenses payable by the Mortgagor in connection with the exercise of a defeasance option, a waiver of a "due on sale" provision or a "due on encumbrance" provision or the release of any Mortgaged Property, and (y) the related Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Mortgagor to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the related Mortgage Loan Seller shall transfer to the Collection Account, within 90 days of such Mortgage Loan Seller's receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach (or the related Mortgage Loan Seller's pro rata portion thereof with respect to the Water Tower Place Mortgage Loan). Upon its making such deposit, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and the related Mortgage Loan Seller shall not be obligated to repurchase or otherwise cure such Breach.

            As to any Qualifying Substitute Mortgage Loan or Loans, the Trustee shall direct the related Mortgage Loan Seller to deliver to the Trustee for such Qualifying Substitute Mortgage Loan or Loans (with a copy to the Master Servicer), the related Mortgage File(s) with the related Note(s) endorsed as required by clause (1) of the definition of "Mortgage File." No substitution may be made in any calendar month other than on the Determination Date for such month. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by Master Servicer and remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Mortgage Loan Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            In any month in which the related Mortgage Loan Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller to deposit cash equal to such amount into the Collection Account concurrently with the delivery of the Mortgage File(s) for the Qualifying Substitute Mortgage Loan(s), without any reimbursement thereof. The Trustee shall also direct the related Mortgage Loan Seller to give written notice to the Trustee and the Master Servicer of such deposit, accompanied by an Officer's Certificate as to the calculation of the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of each Deleted Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan(s); and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto and to each Mortgage Loan Seller. Upon any such substitution, the Qualifying Substitute Mortgage Loan(s) shall be subject to the terms of this Agreement in all respects.

            (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Collection Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Master Servicer (in the case of any such substitution), (i) the Trustee shall promptly execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or Deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Master Servicer and the Special Servicer shall each tender promptly to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release or cause to be released to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or Deleted Mortgage Loan; provided that any such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release.

            Thereafter, the Trustee, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or Deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. At the time a substitution is made, the related Loan Sale Agreement will provide that the related Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

            In connection with the repurchase of any Loan REMIC Loan, as contemplated by this Section 2.03, the related Mortgage Loan Seller shall be deemed to repurchase the related Loan REMIC Interests, and the Trustee shall have no further responsibility for administering the related Loan REMIC pursuant to this Agreement.

            (c) The provisions of this Article II provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect in a Mortgage File or any Material Breach of any representation or warranty set forth in or required to be made pursuant to Section 6(c) of the applicable Loan Sale Agreement.

            (d) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 6 of the related Loan Sale Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement, together with interest thereon at the Advance Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the related Mortgage Loan Seller; second, pursuant to Section 3.06(v) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(v)(b) out of general collections on the Mortgage Loans on deposit in the Collection Account.

            (e) Subject to the applicable time periods for cure, substitution, repurchase or other remedy provided in this Agreement, if the applicable Mortgage Loan Seller contests a repurchase claim for a Material Breach or Material Document Defect and the Special Servicer determines that it is in the best interest of the Certificateholders to proceed with a liquidation or workout (any modification pursuant to which shall not constitute a defense against a repurchase) of a Mortgage Loan that is in default while pursuing a repurchase claim, provided that any such action is consistent with the Servicing Standard, the related Mortgage Loan Seller will be liable for the difference between the aggregate of all Liquidation Proceeds, Insurance Proceeds, net REO Proceeds and all other amounts previously received from the liquidation of, or otherwise in respect of, such Mortgage Loan and the Purchase Price to the extent the repurchase claim is successful.

            Section 2.04 Representations, Warranties and Covenants of the Master Servicer. (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) the Master Servicer is a national banking organization, duly organized, validly existing and in good standing under the laws of the United States, and Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by Master Servicer, and the performance and compliance with the terms of this Agreement by Master Servicer, will not violate Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of Master Servicer, enforceable against Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Master Servicer to perform its obligations under this Agreement or the financial condition of Master Servicer.

            (vi) No litigation is pending or, to the best of Master Servicer's knowledge, threatened against Master Servicer the outcome of which, in Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit Master Servicer from entering into this Agreement or materially and adversely affect the ability of Master Servicer to perform its obligations under this Agreement.

            (vii) Master Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of
      Section 3.08(c) hereof.

            (viii) No consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Master Servicer with this Agreement, or the consummation by Master Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by Master Servicer under this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Controlling Class Representative.

            Section 2.05 Representations, Warranties and Covenants of the Special Servicer. (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's bylaws or Articles of Incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree which the Special Servicer or its property is subject;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, director or employee of the Special Servicer that has or, following a transfer of servicing responsibilities to the Special Servicer pursuant to Section 3.24, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a transfer of servicing responsibilities to the Special Servicer pursuant to
      Section 3.24, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Controlling Class Representative.

            Section 2.06 Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans, each Loan REMIC Regular Interest and each Loan REMIC Residual Interest and the delivery of the related Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) acknowledges and hereby declares that it holds each Loan REMIC Regular Interest on behalf of the Lower-Tier REMIC and the Certificateholders and holds each Loan REMIC Residual Interest on behalf of the Holders of the Class LR Certificates; (ii) the Trustee acknowledges the issuance of the Lower-Tier Regular Interests to the Depositor and the execution, authentication, and delivery of the Class LR Certificates to or upon the order of the Depositor, evidencing ownership of the entire Lower-Tier REMIC, in exchange for the Mortgage Loans (other than the Loan REMIC Loans) and the Loan REMIC Regular Interests, receipt of which is hereby acknowledged, (ii) the Depositor hereby conveys all rights, title and interest in and to the Lower-Tier Regular Interests to the Trustee and (iii) the Trustee acknowledges that it has executed and caused to be authenticated and delivered to and upon the order of the Depositor, in exchange for the Lower-Tier Regular Interests, the Regular Certificates and the Class R Certificates, registered in the names set forth in such order and duly authenticated by the Trustee evidencing ownership of the Upper-Tier REMIC.

            Section 2.07 Miscellaneous REMIC and Grantor Trust Provisions. (a) The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-1-6, LA-1-7, Class LA-1-8, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LB, Class LC, Class LD, Class LE-1, Class LE-2, Class LF-1, Class LF-2, Class LF-3, Class LF-4, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LK, Class LL-1, Class LL-2, Class LM, Class LN, Class LO and Class LP Interests are hereby designated as "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code, and represent undivided beneficial interest in each Loan REMIC Residual Interest held by Grantor Trust. The Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are hereby designated as representing "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole class of "residual interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(1) of the Code is the Rated Final Distribution Date.

            (b) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.


                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

            Section 3.01 Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans. (a) The Master Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loans (other than the Pari Passu Mortgage Loans, which will be serviced pursuant to the applicable Other Pooling Agreement) on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement and any related Intercreditor Agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or, in the case of the Master Servicer only, through sub-servicers (subject to paragraph
(c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standards and, in its judgment exercised in accordance with the Servicing Standard, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or either of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.09, 3.10 and 3.27, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File or defeasance of the Mortgage Loan; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Sections 3.09, 3.10 and 3.27 hereof. The Master Servicer and Special Servicer shall service and administer the Mortgage Loans (other than the Pari Passu Mortgage Loans) in accordance with applicable law and the Servicing Standard and shall provide to the Mortgagors any reports required to be provided to them thereby. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer any powers of attorney and other documents prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder. Each of the Master Servicer and the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

            (b) Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any amounts received on "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of a Mortgage Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan as of the Due Date immediately following the receipt of such amounts.

            (c) The Master Servicer may enter into sub-servicing agreements with third parties with respect to any of its obligations hereunder, provided that
(i) any such agreement shall be consistent with the provisions of this Agreement and (ii) such agreement shall be consistent with the Servicing Standard. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this
Section 3.01(c). Any sub-servicing agreement entered into by the Master Servicer shall provide that it will be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section
7.02. The Special Servicer may not enter into sub-servicing agreements.

            Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Master Servicer and such sub-servicer alone, and the Trustee, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) and no provision herein may be construed so as to require the Trust Fund to indemnify any such sub-servicer.

            (d) If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer in accordance with Section 7.02, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer under any sub-servicing agreement entered into by the Master Servicer pursuant to Section 3.01(c). In such event, the Trustee or the successor Master Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer's interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer prior to such deemed assumption) and to have replaced the Master Servicer as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee or such successor Master Servicer, as applicable, except that the Master Servicer shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee or the successor Master Servicer, as applicable.

            In the event that the Trustee or any successor Master Servicer, assumes the servicing obligations of the Master Servicer, upon request of the Trustee, or such successor Master Servicer, as applicable, the Master Servicer shall at its own expense deliver to the Trustee or such successor Master Servicer all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its reasonable efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee or the successor Master Servicer, as applicable.

            (e) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to the Pari Passu Mortgage Loans are limited by and subject to the terms of the applicable Intercreditor Agreement and this Agreement and the rights of the related Other Primary Servicer and the Other Special Servicer with respect thereto under the applicable Other Pooling Agreement. The Master Servicer shall use reasonable efforts consistent with the Servicing Standards to enforce the rights of the Trustee (as holder of the Pari Passu Mortgage Loans) under the applicable Intercreditor Agreement and the Other Pooling Agreement. The Master Servicer and/or Trustee, as applicable, shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the Pari Passu Mortgage Loans by the Other Primary Servicers and the Other Special Servicers, including, but not limited to, delivering appropriate requests for release to the Trustee and custodian (if any) in order to deliver any portion of the related Mortgage File to the Other Primary Servicers or Other Special Servicers under the Other Pooling Agreements.

            None of the Master Servicer, the Special Servicer or the Trustee shall have any obligations or authority to supervise the Other Master Servicers, the Other Special Servicers or the Other Trustees or to make servicing advances with respect to the Pari Passu Mortgage Loans. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee and any other Person with respect to the Pari Passu Mortgage Loans is dependent on their receipt of the corresponding information from the Other Master Servicer or the Other Special Servicer, as applicable.

            (f) The parties hereto acknowledge that each Pari Passu Mortgage Loan is subject to the terms and conditions of the related Intercreditor Agreement and further acknowledge that, pursuant to such Intercreditor Agreements, (i) each Pari Passu Mortgage Loan is to be serviced and administered by the applicable Other Primary Servicer in accordance with the related Other Pooling Agreement, and (ii) in the event that (A) (x) the Water Tower Place A-1 Note and the Water Tower Place A-2 Note (y) the DDR Portfolio A-1 Note or (z) the 237 park Avenue A-1 Note are no longer part of the trust fund created by the applicable Other Pooling Agreement and (B) the related Pari Passu Mortgage Loan remains an asset of the Trust Fund, then, as set forth in the related Intercreditor Agreement, the applicable Whole Loan shall be serviced in accordance with the applicable provisions of the related Other Pooling Agreement as if such agreement was still in full force and effect with respect to such Whole Loan, until such time as a new servicing agreement has been agreed to by the parties to related Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then outstanding and any other requirements applicable to the related Pari Passu Mortgage Loan.

            Section 3.02 Liability of the Master Servicer. Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

            Section 3.03 Collection of Certain Mortgage Loan Payments. (a) The Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the Pari Passu Mortgage Loans) it is obligated to service hereunder, and shall follow the Servicing Standards with respect to such collection procedures. The Master Servicer, with respect to the Mortgage Loans other than Specially Serviced Mortgage Loans, and Special Servicer, with respect to the Specially Serviced Mortgage Loans, shall use its reasonable efforts to collect income statements, rent rolls and other reporting information from Mortgagors. Consistent with the foregoing, the Master Servicer or Special Servicer, as applicable, may in its discretion waive any late payment charge or Default Interest in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. In addition, the Master Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section 3.26 hereof.

            (b) [RESERVED]

            (c) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit R) to each Other Primary Servicer stating that, as of the Closing Date, the Trustee is the holder of the related Mortgage Loan and directing such Other Primary Servicers to remit to the Master Servicer all amounts payable, other than with respect to the DDR Portfolio Mortgage Loan, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Pari Passu Mortgage Loans under the applicable Intercreditor Agreement and the Other Pooling Agreement. The Master Servicer shall, within one Business Day of receipt, deposit into the Collection Account all amounts received with respect to the Pari Passu Mortgage Loans, the Pari Passu Mortgaged Property or any related REO Property, other than with respect to the DDR Portfolio Mortgage Loan. With respect to the DDR Portfolio Mortgage Loan, the Trustee, in its capacity as the DDR Portfolio Paying Agent, shall, within one Business Day of receipt (which shall be no later than noon on the related Master Servicer Remittance Date) deposit into the Collection Account all amounts received with respect to the DDR Portfolio Mortgage Loan

            Section 3.04 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) With respect to each Mortgage Loan (other than the Pari Passu Mortgage Loans and any REO Mortgage Loan), the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, to the extent such payments are to be made from escrowed funds, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan (other than the Pari Passu Mortgage Loans). With respect to non-escrowed payments, when the Master Servicer becomes aware in accordance with the Servicing Standards that a Mortgagor (other than with respect to a Pari Passu Mortgage Loan) has failed to make any such payment or, with respect to escrowed loans, collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in accordance with the Servicing Standards that such Advance would be a Nonrecoverable Advance. Notwithstanding anything in this Agreement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, if, in each instance, the Master Servicer with respect to the Mortgage Loans other than Specially Serviced Mortgage Loans or Special Servicer with respect to the Specially Serviced Mortgage Loans, as applicable, determines in accordance with the Servicing Standards that making the payment is in the best interest of the Certificateholders. If the Special Servicer makes such a determination, it shall notify the Master Servicer and the Master Servicer shall make such payment from the Collection Account. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within two Business Days after receipt. The Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Permitted Investments to the extent required by Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires or permits it to be held in an account that is not an Eligible Account) and shall be entitled, "Wachovia Bank, National Association, as Master Servicer, in trust for Wells Fargo Bank, N.A., as Trustee in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 and Various Mortgagors." Withdrawals from an Escrow Account may be made by the Master Servicer only:

            (i) to effect timely payments of items constituting Escrow Payments for the related Loan Documents and in accordance with the terms of the related Mortgage Loan;

            (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

            (v) to pay from time to time to the related Mortgagor (a) any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer and (b) any other funds required to be released to the related Mortgagors pursuant to the related Loan Documents; and

            (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

            (c) The parties acknowledge that pursuant to the Other Pooling Agreements, the related Other Primary Servicer is obligated to make servicing advances with respect to the applicable Whole Loan. The Other Primary Servicers shall be entitled to reimbursement for Nonrecoverable Property Advances with respect to the related Whole Loan (with, in each case, any accrued and unpaid interest thereon provided for under the Other Pooling Agreements) in the manner set forth in such Other Pooling Agreements and the Intercreditor Agreements.

            If the Trustee or the Master Servicer has received notice from Moody's or S&P that the Master Servicer no longer has Moody's Approval or S&P Approval, as applicable, then such party shall promptly notify the other and the Water Tower Place Primary Servicer and the Water Tower Place Trustee of the same. In the absence of such Moody's Approval or S&P Approval, the Water Tower Place Primary Servicer will not be required under the Water Tower Place Pooling Agreement to abide by any determination of nonrecoverability by the Master Servicer.

            (d) To the extent (i) an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than a Pari Passu Mortgage Loan), or (ii) any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan (other than a Pari Passu Mortgage Loan), the Master Servicer shall determine whether the related Mortgagor has failed to perform such obligations under the related Mortgage Loan as of the date required under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of May 2005 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.05 Collection Account; Upper-Tier Distribution Account; Lower-Tier Distribution Account; Excess Liquidation Proceeds Reserve Account.
(a) The Master Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests and the Loan REMIC Interests. The Collection Account shall be established and maintained as an Eligible Account. Amounts attributable to the Mortgage Loans (other than the Loan REMIC Loans) and each Loan REMIC Regular Interest will be assets of the Lower-Tier REMIC. Amounts attributable to each Loan REMIC Loan will be assets of the related Loan REMIC. Amounts attributable to the Loan REMIC Residual Interest will be assets of the Grantor Trust. The Master Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

            (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments;

            (ii) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments;

            (iii) all Yield Maintenance Charges;

            (iv) any amounts required to be deposited pursuant to Section 3.07(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) all Net REO Proceeds withdrawn from an REO Account pursuant to
      Section 3.17(b) and all Net Insurance Proceeds and Net Liquidation
      Proceeds;

            (vi) any amounts received from Mortgagors which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer as provided herein; and

            (vii) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including any recovery of the Unliquidated Advances and, without limitation, proceeds of any repurchase of a Mortgage Loan pursuant to Section 2.03(d) hereof.

            The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing of any subsequent change thereof.

            (b) The Trustee shall establish and maintain (i) the Lower-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests and each Loan REMIC Interests; and (ii) the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. A separate subaccount of the Lower-Tier Distribution Account shall be maintained with respect to each Loan REMIC Loan, which shall be an asset of the related Loan REMIC and shall not be as asset of the Lower-Tier REMIC. A separate subaccount of the Lower-Tier Distribution Account shall be maintained with respect to each Loan REMIC Residual Interest, which shall be an asset of the Grantor Trust and beneficially owned by the Holders of the Class LR Certificates and shall not be an asset of the Lower-Tier REMIC. The Lower-Tier Distribution Account and Upper-Tier Distribution Account shall be established and maintained as Eligible Accounts or as sub-accounts of a single Eligible Account. With respect to each Distribution Date, on or before such date the Trustee shall make the withdrawals from the Lower-Tier Distribution Account, as set forth in Section 4.01 hereof, shall make the deposits into the Upper-Tier Distribution Account, as set forth in Section 4.01 hereof, and shall cause the amount of Available Funds (including P&I Advances) and Yield Maintenance Charges to be distributed in respect of the Certificates, pursuant to Section 4.01 hereof on such date.

            (c) The Trustee shall establish (upon an event occurring that generates Excess Liquidation Proceeds) and maintain the Excess Liquidation Proceeds Reserve Account in trust for the benefit of the Certificateholders. The Excess Liquidation Proceeds Reserve Account shall be maintained separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Excess Liquidation Proceeds Reserve Account may be invested by the Trustee in Permitted Investments in accordance with the provisions of Section 3.07.

            Upon the disposition of any REO Property in accordance with Section 3.18, the Special Servicer shall calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and deposit such amount in the Excess Liquidation Proceeds Reserve Account.

            (d) Notwithstanding anything to the contrary herein, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account may all be sub-accounts of a single Eligible Account.

            Section 3.06 Permitted Withdrawals from the Collection Account. The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited in the Lower-Tier Distribution Account and the Interest Reserve Account pursuant to Sections 4.01(a)(i) and 3.25, respectively;

            (ii) to pay or reimburse the Master Servicer or the Trustee, (A) for Advances (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer's right to reimburse any such Person pursuant to this clause (ii)(A) being limited to late collections of the particular item which was the subject of the related Advance, Penalty Charges and Liquidation Proceeds on or in respect of the particular Mortgage Loan or REO Property respecting which such Advance was made; if applicable, (B) in the event that such Advances have been deemed to be Nonrecoverable Advances or are not recovered from such recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination, first, out of the principal portion of general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of the Section 3.06), and second, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any election in its sole discretion to defer reimbursement thereof pursuant to Section 3.30, out of other collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of the Section 3.06) and, (C) with respect to the Workout-Delayed Reimbursement Amounts, first, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to (B) above (to be allocated between the Loan Groups as set forth in the last paragraph of the Section 3.06) and second, upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that a Workout-Delayed Reimbursement Amount is a Nonrecoverable Advance, in the same manner as Nonrecoverable Advances may be reimbursed;

            (iii) [Reserved];

            (iv) to the extent not otherwise required to be applied against Prepayment Interest Shortfalls, to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Fee and Special Servicing Compensation (if any), respectively, in respect of the immediately preceding Interest Accrual Period, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account;

            (v) in accordance with Section 2.03(d), to reimburse the Trustee, out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed expense reasonably incurred by the Trustee in connection with the enforcement of a Mortgage Loan Seller's obligations under Section 6(e) of the related Loan Sale Agreement, together with interest thereon at the Advance Rate, but only to the extent that such expenses are not otherwise reimbursable;

            (vi) to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to
      Section 3.10(e) and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.10;

            (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee, the Special Servicer or the Depositor, as applicable, for unpaid Trustee Fees, unpaid Servicing Fees, unpaid Special Servicing Compensation and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a) and (b), Section 3.10,
      Section 3.12(d), Section 3.17(a), Section 3.18(b), Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(d) or Section 10.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section, it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

            (viii) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC under the circumstances and to the extent described in Section 4.05;

            (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; or

            (x) to clear and terminate the Collection Account pursuant to
      Section 9.01.

            The Master Servicer shall also be entitled to make withdrawals from time to time, from the Collection Account of amounts necessary for the payments or reimbursement of amounts required to be paid to the Other Primary Servicers, Other Special Servicers or Other Trustees, as applicable, by the holders of the Pari Passu Mortgage Loans pursuant to the related Intercreditor Agreement. In the absence of manifest error, the Master Servicer may conclusively rely on the request for payments contemplated by the preceding sentence.

            The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii)-(vii) above.

            The Trustee, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts and their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Master Servicer or the Special Servicer, as applicable).

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account and the Interest Reserve Account any and all amounts received by the Trustee in accordance with Section 3.06(i). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred to in the foregoing clause (i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account and the Interest Reserve Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including, without limitation, Section 3.06(i)), then the Trustee shall, to the extent that a Responsible Officer of the Trustee has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy No. (704) 715-0036 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone No. (704) 593-7816 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day; provided, however, that the Master Servicer will pay the Trustee interest on such late payment at the prime rate until such late payment is received by the Trustee.

            To the extent a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clause (ii) of this Section 3.06, such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans pursuant to clause (ii) of this Section 3.06, such reimbursement shall be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group); provided, however, that this provision shall not result in any change in the interest distributions in the manner required under Section 4.01(a)(i) of this Agreement.

            Section 3.07 Investment of Funds in the Collection Account, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve Account and Other Accounts. (a) The Master Servicer, or with respect to any REO Account, the Special Servicer, or, with respect to the Excess Liquidation Proceeds Reserve Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account (the foregoing 4 accounts, the "Trustee Accounts"), the Trustee, may direct any depository institution maintaining the Collection Account, any Mortgagor Accounts (subject to the second succeeding sentence) the Trustee Account and the REO Accounts (each of the Collection Account, any REO Account, the Mortgagor Account and any Trustee Account, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided that any amounts invested by the Trustee in Permitted Investments managed or advised by the Trustee shall mature on or prior to the Distribution Date in time to be available to make timely distributions to Certificateholders. Any direction by the Master Servicer, the Special Servicer or the Trustee, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account or Lock-Box Account (the "Mortgagor Accounts"), the Master Servicer shall act upon the written request of the related Mortgagor or Manager to the extent the Master Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Mortgagor or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer (or the Special Servicer, with respect to any REO Accounts) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment direction of the Trustee, the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer), shall: (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

            (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer, except with respect to the investment of funds deposited in (i) any Mortgagor Account to the extent required under the Mortgage Loan or applicable law to be for the benefit of the related Mortgagor, (ii) any REO Account, which shall be for the benefit of the Special Servicer or (iii) the Trustee Accounts, which shall be for the benefit of the Trustee, and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable. The Master Servicer (or with respect to any REO Account, the Special Servicer and with respect to the Trustee Accounts, the Trustee) shall deposit from its own funds into any applicable Investment Account, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss (except with respect to losses incurred as a result of the related Mortgagor or Manager exercising its power under the related Loan Documents to direct such investment in such Mortgagor Account); provided, however, that the Trustee, Master Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Mortgagor Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Mortgagor under the terms of the Mortgage Loan or applicable law, provided, that, notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (i) at the time such investment was made and (2) as of the date that is 30 days prior to the insolvency.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer may, but is not obligated to, take such action at its own cost and expense.

            Section 3.08 Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage. (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use efforts consistent with the Servicing Standards to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan (other than the Pari Passu Mortgage Loans and any REO Mortgage Loans), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates), (i) fire and hazard insurance (and windstorm insurance, if applicable) with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of
(a) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (b) the outstanding principal balance of the related Mortgage Loan or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance provisions and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a "replacement cost" rider, (ii) insurance providing coverage against 18 months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other Loan Document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan. The Special Servicer shall maintain fire and hazard insurance with extended coverage on each REO Property (other than with respect to the Pari Passu Mortgage Loans) (subject to the provisions of this Agreement concerning Nonrecoverable Advances) in an amount which is at least equal to one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. If the Special Servicer does not maintain the insurance described in the preceding sentence or the required flood insurance described below, the Trustee shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, provided that, in each such case, such obligation will be subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the availability of such insurance at commercially reasonable rates. The Special Servicer shall maintain, with respect to each REO Property (other than with respect to the Pari Passu Mortgage Loans) (i) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Loan Documents and the Servicing Standard, to be in the best interests of the Trust Fund, (ii) insurance providing coverage against 18 months (or such longer period of time as is consistent with the Loan Documents and the Servicing Standard) of rent interruptions and (iii) such other insurance as was required pursuant to the terms of the related Mortgage Loan. All insurance for an REO Property shall be from a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Loan Documents) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section 3.05 or 3.06. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property (other than an REO Property and other than with respect to the Pari Passu Mortgage Loans) is located in a federally designated special flood hazard area, the Master Servicer will use efforts consistent with the Servicing Standards to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan, and if the related Mortgagor does not so maintain, shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage Loan and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If a Mortgaged Property is related to a Mortgage Loan (other than a Pari Passu Mortgage Loan) pursuant to which earthquake insurance was in place at the time of origination, is required to be maintained pursuant to the terms of the Mortgage Loan, the Master Servicer shall use efforts consistent with the Servicing Standards to cause the related Mortgagor to maintain, and if the related Mortgagor does not so maintain will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and for so long as such insurance continues to be available at commercially reasonable rates) and maintain earthquake insurance in respect thereof, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan with respect to which earthquake insurance would be appropriate in accordance with the Servicing Standards and such insurance is available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance and/or earthquake insurance in respect thereof providing the same coverage as described in this Section 3.08(a). If at any time during the term of this Agreement a recovery under an insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall (subject to the provisions hereof relating to Nonrecoverable Advances) either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. In the case of any insurance otherwise required to be maintained by the Master Servicer or the Special Servicer, as applicable, that is not being so maintained because the Master Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Master Servicer or the Special Servicer, as applicable, shall deliver an Officers' Certificate to the Trustee, the Depositor and each Rating Agency which details the steps that were taken in seeking such insurance and the factors which led to the determination that such insurance was not so available. Out-of-pocket expenses incurred by the Master Servicer or Special Servicer in maintaining insurance policies pursuant to this Section 3.08 shall be paid by the Master Servicer as a Property Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate. The Master Servicer (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder. All insurance policies required to be maintained by the Master Servicer or Special Servicer hereunder shall name the Trustee or the Master Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee, and shall be issued by Qualified Insurers.

            Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain (and in the case of the Special Servicer, with respect any Specially Serviced Mortgage Loan), and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if, and only if the Special Servicer has determined in accordance with the Servicing Standard that either
(a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located and the Controlling Class Representative has approved the decision not to require the borrower to maintain terrorism insurance (provided, that the decision of the Controlling Class Representative to grant or withhold such consent shall be disregarded by the Special Servicer if such consent or lack of consent would cause the Special Servicer to violate the Servicing Standard); provided, however, the Controlling Class Representative approval shall be deemed to have been given if it has not responded within five business days of receipt of the Special Servicer's written recommendation and the information upon which such recommendation is based; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer shall not be required to do so; provided, further that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure (i) provided that the Master Servicer has given prompt notice to the Special Servicer of its determination that it will not be successful in its efforts to cause the Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance. The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

            (b) (i) If the Master Servicer or the Special Servicer, as applicable, obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Mortgagor has not maintained insurance required by the related Mortgage Loan or on all of such REO Properties, as the case may be, it shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in
Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or the Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer, respectively, agree to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

            (ii) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property (other than with respect to the Pari Passu Mortgage Loans) to be covered by a master force placed insurance policy and such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a), then the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) The Master Servicer and the Special Servicer shall each maintain a fidelity bond in the form and amount that would meet the servicing requirements of Fannie Mae or Freddie Mac, whichever is greater, with the Trustee named as certificateholder or loss payee, as applicable thereunder. The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable. In addition, the Master Servicer and the Special Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of Fannie Mae or Freddie Mac, whichever is greater, with the Trustee named as certificateholder or loss payee, as applicable thereunder. The Master Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer pursuant to this
Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

            Section 3.09 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions. (a) If any Mortgage Loan (other than the Pari Passu Mortgage Loans) contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or related Mortgagor, or

            (ii) provides that such Mortgage Loan or interest in the Mortgagor may not be assumed or transferred without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, subject to clause (e) of this Section 3.09 and Sections 3.26, 3.27 and 3.28, the Special Servicer on behalf of the Trust Fund shall not be required to enforce such due-on-sale clause and in connection therewith shall not be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption to the extent permitted under the terms of the related Mortgage Loan if (x) such provision is not exercisable under applicable law or such exercise is reasonably likely to result in meritorious legal action by the related Mortgagor or (y) the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Net Mortgage Rate) or would otherwise be in the best interests of Certificateholders, than would enforcement of such clause. If the Special Servicer determines, in accordance with the Servicing Standard, that granting of such consent would likely result in a greater recovery, the Special Servicer or the Master Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon, provided, that if (i) the Stated Principal Balance of such Mortgage Loan as of the date of such assumption is at least equal to 2% of the aggregate Stated Principal Balances of all Mortgage Loans as of the date of such assumption or (ii) the Mortgage Loan is one of the 10 largest Mortgage Loans by Stated Principal Balance, the Special Servicer or the Master Servicer, as applicable, has received Rating Agency Confirmation. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Master Servicer. The Special Servicer or the Master Servicer, as applicable, shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (with a copy to the Master Servicer, if applicable) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) Subject to clause (e) of this Section 3.09 and Sections 3.26,
3.27 or 3.28, if any Mortgage Loan (other than the Pari Passu Mortgage Loans) contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or interest in the related Mortgagor, or

            (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property or interest in the related Mortgagor,

then the Special Servicer, on behalf of the Trust Fund, shall not be required to enforce such due-on-encumbrance clause and in connection therewith will not be required to (i) accelerate the payments on the related Mortgage Loan or (ii) withhold its consent to such lien or encumbrance if in either case the Special Servicer determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund. If the Special Servicer determines, in accordance with the Servicing Standard, that enforcement would not be in the best interests of the Trust Fund, the Special Servicer or the Master Servicer, as applicable, is authorized to enter into the necessary documentation to evidence consent to such lien or encumbrance, provided that, for any Mortgage Loan which (1) has a Stated Principal Balance that is equal to or more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans,
(2) is one of the ten largest Mortgage Loans (by Stated Principal Balance), or
(3) has a Loan-to-Value Ratio greater than 85% or a Debt Service Coverage Ratio less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and the principal amount of the proposed additional loan), the Master Servicer or the Special Servicer, as applicable, receives prior Rating Agency Confirmation.

            (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.27.

            (e) In connection with the foregoing waivers or requested actions described in this Section 3.09, upon receipt of any request of such waiver or action, the Master Servicer, with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, shall promptly analyze such waiver or requested action, including the preparation of written materials in connection with such analysis. With respect to such waivers in connection with the Mortgage Loans that are not Specially Serviced Mortgage Loans, the Master Servicer shall promptly forward to the Special Servicer the prepared analysis and written materials and the Special Servicer shall be deemed to have approved such waivers or requested actions if not denied within the later of 15 Business Days after the Special Servicer's receipt of the written recommendation of the Master Servicer for such action and any additional information the Special Servicer may reasonably request for the analysis of such request (such recommendation and information may be delivered in an electronic format reasonably acceptable to the Master Servicer and the Special Servicer).

            (f) With respect to any Mortgage Loan (other than the Pari Passu Mortgage Loans) which permits release of Mortgaged Properties through defeasance, and to the extent consistent with the terms of the related Loan
Documents:

            (i) In the event such Mortgage Loan requires that the Master Servicer on behalf of the Trustee purchase the required "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8), the Master Servicer, an accommodation Mortgagor pursuant to clause (v) below or the Mortgagor shall, at the Mortgagor's expense (to the extent consistent with the Loan Documents), purchase such obligations in accordance with the terms of such Mortgage Loan and deliver to the Master Servicer, in the case of the Mortgagor, or in the case of the Master Servicer, hold the same on behalf of the Trust Fund; provided that the Master Servicer shall not accept the amounts paid by the related Mortgagor to effect defeasance until acceptable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) have been identified, in each case which are acceptable as defeasance collateral under the current guidelines of the Rating Agencies.

            (ii) The Master Servicer shall require, to the extent the Loan Documents grant the mortgagor discretion to so require, the Mortgagor to provide an Opinion of Counsel (which shall be an expense of the related Mortgagor (to the extent consistent with the Loan Documents)) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the "government securities" within the meaning of
      Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8), and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Master Servicer.

            (iii) To the extent consistent with the related Loan Documents, the Master Servicer shall obtain a certificate at the related Mortgagor's expense from an Independent certified public accountant certifying that the "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8), comply with the requirements of the related Loan Agreement or Mortgage.

            (iv) To the extent consistent with the related Loan Documents and if required by the Rating Agencies, prior to permitting release of any Mortgaged Properties through defeasance, the Master Servicer shall (at the Mortgagor's expense) obtain Rating Agency Confirmation.

            (v) If the Mortgage Loan permits the related Mortgagor or the lender or its designee to cause an accommodation Mortgagor to assume such defeased obligations, the Master Servicer shall, or shall cause the Mortgagor to, establish at the Mortgagor's cost and expense (and shall use efforts consistent with the Servicing Standards to cause the related Mortgagor to consent to such assumption) a special purpose bankruptcy-remote entity to assume such obligations, the establishment of which will not, as evidenced in a writing of the Rating Agencies delivered to the Trustee, but only to the extent required by the Rating Agencies, in and of itself, result in the downgrade, qualification or withdrawals of the ratings then assigned to the Certificates.

            (vi) To the extent consistent with the related Loan Documents, the Master Servicer shall require the related Mortgagor to pay all costs and expenses incurred in connection with the defeasance of the related Mortgage Loans. In the event that the Mortgagor is not required to pay any such costs and expenses under the terms of the Loan Documents, such costs and expenses shall be Additional Trust Fund Expenses.

            Section 3.10 Realization Upon Defaulted Mortgage Loans. (a) Within 30 days after the occurrence of an Appraisal Reduction Event, the Special Servicer shall, in the case of any Mortgage Loan (other than the Pari Passu Mortgage Loans) with an outstanding principal balance equal to or in excess of $2,000,000, obtain an updated Appraisal or, in the case of any Mortgage Loan with an outstanding principal balance of less than $2,000,000, perform a desktop valuation of the related Mortgaged Property or REO Property, as the case may be, the costs of which shall be a Property Advance to be advanced by the Master Servicer; provided, however, that the Special Servicer shall not be required to obtain an updated Appraisal or perform a desktop valuation of any Mortgaged Property with respect to which there exists an Appraisal or desktop valuation, as applicable, which is less than twelve months old unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The Special Servicer shall obtain annual letter updates to any updated Appraisal or desktop valuation, as the case may be. Any Appraisal or desktop valuation prepared in order to determine the Appraisal Reduction Amount allocated pursuant to Section 4.06 shall be delivered by the Special Servicer, upon request, to any Certificateholder of a Private Certificate.

            (b) In connection with any foreclosure, enforcement of the Loan Documents or other acquisition, the Master Servicer in accordance with Section
3.22 shall pay the out-of-pocket costs and expenses in any such proceedings as a Property Advance unless the Master Servicer determines, in its good faith judgment exercised in accordance with the Servicing Standard, that such Advance would constitute a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(ii) and
Section 3.06(vii).

            Subject to Section 3.26, if the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Trustee.

            (i) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee (which shall not include the Master Servicer but may be a single member limited liability company owned by the Trust and managed by the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests, the Loan REMIC Residual Interests and the Loan REMIC Regular Interests and on behalf of the holders of the Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

            (c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

            (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC, Upper-Tier REMIC or any Loan REMIC under the REMIC Provisions or cause the Lower-Tier REMIC, Upper-Tier REMIC or any Loan REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (d) Notwithstanding any provision to the contrary in this Agreement, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trust Fund, obtain title to any direct or indirect partnership or membership interest or other equity interest in any Mortgagor pledged pursuant to any pledge agreement, unless the Master Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC, Upper-Tier REMIC or any Loan REMIC under the REMIC Provisions or cause the Lower-Tier REMIC, Upper-Tier REMIC or any Loan REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership or membership interest in any Mortgagor pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the Certificateholders, would be considered to hold title to, or be a mortgagee-in-possession of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

            (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith;

            (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10; and

            (iii) that, consistent with the Servicing Standard, all actions have been taken with respect to any environmental insurance policy relating to such Mortgage Loan.

            In the event that the Special Servicer seeks to obtain title to a Mortgaged Property on behalf of the Trust Fund, the Special Servicer may, in its discretion, establish a single member limited liability company with the Trust Fund as the sole owner to hold title to such Mortgaged Property.

            (f) The environmental assessment contemplated by Section 3.10(e) shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standards and, if applicable, any Secured Creditor Impaired Property Policy issued on or prior to the Closing Date with respect to any Mortgage Loan (including that the environmental assessment identify any potential pollution conditions (as defined in the Environmental Insurance Policy) with respect to the related Mortgaged Property). The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06. Copies of any environmental assessment prepared pursuant to Section 3.10(e) shall be provided to the Certificateholder of any Class of Private Certificates upon written request to the Special Servicer.

            (g) If the Special Servicer determines pursuant to Section 3.10(e)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund, as a collective whole, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund, as a collective whole, to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, as a collective whole. The Master Servicer shall pay the cost of any such compliance, containment, clean-up or remediation from the Collection Account. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06.

            (h) The Master Servicer shall report to the IRS and to the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall promptly provide information necessary to file such report. The Master Servicer shall deliver a copy of any such report to the Trustee. With respect to this Section 3.10(h), the Master Servicer may conclusively rely upon the information provided to it by the Special Servicer.

            (i) The costs of any Appraisal or annual letter update obtained pursuant to this Section 3.10 shall be paid by the Master Servicer as an Advance and shall be reimbursable from the Collection Account pursuant to Section 3.06.

            Section 3.11 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

            From time to time upon request of the Master Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Loan, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Loan Documents or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other security agreement, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            If, from time to time, pursuant to the terms of the related Intercreditor Agreement and the Other Pooling Agreement, and as appropriate for enforcing the terms of the applicable Pari Passu Mortgage Loans, the related Other Primary Servicer requests delivery to it of the original Mortgage Note for such Pari Passu Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to such Other Primary Servicer or its designee.

            Section 3.12 Servicing Fees and Special Servicing Compensation. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled, with respect to each Mortgage Loan and each Interest Accrual Period, to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv) and (vii). The Master Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, (i)
(x) 100% of all application fees and (y) 100% of all extension, modification, defeasance, waiver, consent and earnout fees, in each case with respect to all Mortgage Loans (other than the Pari Passu Mortgage Loans) that are not Specially Serviced Mortgaged Loans and for which the Special Servicer's consent or approval is not required, (ii) 50% of all assumption, extension, modification, waiver, consent and earnout fees in each case with respect to all Mortgage Loans (other than the Pari Passu Mortgage Loans) which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required, (iii) Penalty Charges paid by the Mortgagors with respect to all Mortgage Loans other than Penalty Charges accrued during the period they are Specially Serviced Mortgage Loans, but only to the extent such Penalty Charges on such Mortgage Loan exceed all accrued and unpaid or unreimbursed Advance Interest Amounts and any unreimbursed Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) incurred at any time with respect to the related Mortgage Loan, and (iv) the aggregate Prepayment Interest Excess, but only to the extent such amount exceeds Compensating Interest Payments, in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; provided, however, that the Master Servicer shall not be entitled to apply or retain any amounts as additional compensation, including any Penalty Charges, with respect to a specific Mortgage Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured and all delinquent amounts, Advance Interest Amounts and Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) due with respect to such Mortgage Loan have been paid. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Sections 3.06(iv), 3.06(d) and 3.07(b) to withdraw from the Collection Account and to receive from any Mortgagor Accounts (to the extent not payable to the related Mortgagor under the Mortgage Loan or applicable law) any interest or other income earned on deposits therein.

            Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it, the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent in connection with their activities hereunder.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan (other than the Pari Passu Mortgage Loans) to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation, (i) to the extent permitted by applicable law and the related Mortgage Loans, (A)(x) 100% of all application fees on the Specially Serviced Mortgage Loans and (y) 100% of all assumption, extension, modification, defeasance, waiver, consent and earnout fees, in each case, received with respect to the Specially Serviced Mortgage Loans (other than the Pari Passu Mortgage Loans), and (B) 50% of all assumption, extension, modification, defeasance, waiver, consent and earnout fees received with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans (other than with respect to the Pari Passu Mortgage Loans) and for which the Special Servicer's consent or approval is required, (ii) Penalty Charges paid by the Mortgagors accrued during the period they are Specially Serviced Mortgage Loans, but only to the extent such Penalty Charges exceed all accrued and unpaid or unreimbursed Advance Interest Amounts and any unreimbursed Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) incurred at any time with respect to the related Specially Serviced Mortgage Loan and (iii) any interest or other income earned on deposits in the REO Accounts. The Special Servicer shall not be entitled to any Special Servicing Fees with respect to the Pari Passu Mortgage Loans.

            Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

            The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Special Servicer shall not be entitled to any Workout Fee with respect to the Pari Passu Mortgage Loans. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The successor special servicer will not be entitled to any portion of such Workout Fees. The Special Servicer shall also be entitled to additional servicing compensation in the form of a Liquidation Fee (other than with respect to the Pari Passu Mortgage Loans) payable out of the Liquidation Proceeds prior to the deposit of the Net Liquidation Proceeds in the Collection Account. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by any Mortgage Loan Seller (unless the applicable Mortgage Loan Seller does not repurchase such Mortgage Loan until after more than 180 days following its receipt of notice of a Material Breach), (ii) by the Master Servicer, the Special Servicer or the Certificateholders pursuant to Section
2.03 or Section 9.01, (iii) by the holder of any mezzanine loan pursuant to the related intercreditor agreement or (iv) pursuant to the exercise of an Option. The Special Servicer shall not be entitled to any Liquidation Fee with respect to the Pari Passu Mortgage Loans. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan.

            (c) The Master Servicer, Special Servicer and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(vii).

            (d) No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

            If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Mortgagor, any Certificateholder or any other Person the response to which would, in the Master Servicer's, the Special Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Mortgagor or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

            (e) On or before each Master Servicer Remittance Date, the Master Servicer shall pay from the related Servicing Fee, each Broker Strip Amount by wire transfer in immediately available funds to an account designated by the Strip Holder.

            Section 3.13 Compensating Interest Payments. The Master Servicer shall deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans other than the Specially Serviced Mortgage Loans during the most recently ended Collection Period, and (ii) the sum of (A) the aggregate Servicing Fees for the related Distribution Date with respect to each Mortgage Loan and REO Mortgage Loan for which Servicing Fees are being paid in such Collection Period (in each case up to a maximum rate of 0.01% per annum) and (B) all Prepayment Interest Excesses; provided that the Master Servicer shall pay (without regard to clause (ii) above) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period to the extent such Prepayment Interest Shortfalls were the result of the Master Servicer's failure to enforce the related Loan Documents.

            Section 3.14 Annual Statement as to Compliance. Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, with a copy to the Rating Agencies and the Depositor, on or before March 15th of each year, beginning in March 2005 (except that such date shall be April 30 for every year after notice is provided by the Trustee of its filing of a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange
Act) an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, and the nature and status thereof, (iii) to the best of such officer's knowledge, each sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, (iv) it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans, and (v) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC as a REMIC or of the Grantor Trust as a "grantor trust" from the IRS or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee.

            Section 3.15 Annual Independent Public Accountants' Servicing Report. On or before March 15th of each year, beginning in March 2005 (except that such date shall be April 30 for every year after notice is provided by the Trustee of its filing of a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act), the Master Servicer and the Special Servicer (each, a "reporting person") at its own expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, to the effect that (i) the assertion that the Master Servicer or Special Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.

            Section 3.16 Access to Certain Documentation. The Master Servicer and Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or Special Servicer. Nothing in this Section 3.16 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

            Section 3.17 Title and Management of REO Properties. (a) In the event that title to any Mortgaged Property (other than a Mortgaged Property with respect to any of the Pari Passu Mortgage Loans) is acquired for the benefit of Certificateholders (either by the Trust Fund or by a single member limited liability company established for that purpose) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Lower-Tier REMIC acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Master Servicer an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Lower-Tier REMIC or related Loan REMIC of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of the Lower-Tier REMIC or the Upper-Tier REMIC, or cause any Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Collection Account pursuant to
Section 3.06(a). The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund (i) prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof and (ii) on the same terms and conditions as if it were the owner of such REO Property. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or (i) endanger the status of any Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon any Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund.

            (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property (other than with respect to the Pari Passu Mortgage Loans) as are consistent with the Servicing Standards and the terms of this Agreement, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall only agree to the payment of management fees that are consistent with general market standards or to terms that are more favorable. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any "net income from foreclosure property," within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Trustee in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled Allied Capital Corporation, as Special Servicer, in trust for Wells Fargo Bank, N.A., as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 and REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds, which shall be remitted pursuant to Section 3.18(e) to the Collection Account), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

            (i) all insurance premiums due and payable in respect of any REO Property;

            (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

            (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property; and

            (iv) any taxes imposed on the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC in respect of net income from foreclosure property in accordance with Section 4.05.

            To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above and the Special Servicer has provided written notice of such shortfall to the Master Servicer at least five Business Days prior to the date that such amounts are due, the Master Servicer shall advance the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. If the Master Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance unless the Trustee determines that such Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Master Servicer hereunder. The Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06. The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account on a monthly basis prior to the related Master Servicer Remittance Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. Notwithstanding the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

            (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

            (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

            (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

            (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (c) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.
(a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan (including the 237 Park Avenue Mortgage Loan but excluding each other Pari Passu Mortgage Loan) only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01.

            (b) In the event that any Mortgage Loan becomes 60 days delinquent as to any Monthly Payment (or if such Mortgage Loan is a Balloon Mortgage Loan and is delinquent as to its Balloon Payment, only if such Mortgage Loan is also a Specially Serviced Mortgage Loan), the Special Servicer shall promptly so notify (an "Option Notice"), in writing, the Master Servicer and the Trustee, and the Trustee shall promptly notify, in writing, the Holders of the Controlling Class. The majority Certificateholder of the Controlling Class (in such capacity, together with any assignee, the "Option Holder") shall have the right, at its option (the "Option"), to purchase such Mortgage Loan from the Trust Fund at a price equal to the Option Purchase Price (as defined in clause
(c) below) upon receipt of such Option Notice. The Option is exercisable from that date until terminated pursuant to clause (f) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust Fund shall be obligated to sell the Mortgage Loan upon the exercise of the Option (whether exercised by the original Holder thereof or by an assignee of such Holder), but shall have no authority to sell the Mortgage Loan other than in connection with the exercise of an Option (or as otherwise expressly provided in or contemplated by Section 2.03(a) or Section 9.01 or any intercreditor agreement). Any Option Holder that exercises the Option shall be required to purchase the Mortgage Loan within four Business Days of such exercise. If any Option Holder assigns the Option to a third party pursuant to clause (d) below, then it shall so notify the Trustee in writing (and shall include in such notice the relevant contact information for such third party), and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. The Option Holder may at any time notify the Trustee in writing of such party's desire to exercise the Option. The Option shall terminate upon correction of the Mortgage Loan or foreclosure of the Mortgaged Property.

            (c) The "Option Purchase Price" shall be an amount equal to the fair value of the Mortgage Loan, as determined by the Special Servicer in accordance with the Servicing Standard. Prior to the Special Servicer's determination of fair value referred to above, the fair value of the Mortgage Loan shall be deemed to be an amount equal to the Purchase Price, including any Yield Maintenance Charge then payable upon the prepayment of the Mortgage Loan. The Special Servicer shall determine the fair value of the Mortgage Loan as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or delinquent in respect of its Balloon Payment (but in any event, not earlier than 75 days after the receipt by the Special Servicer of the Mortgage File and Servicing File relating to such Mortgage Loan or 15 days prior to receipt of an Appraisal or updated Appraisal), and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the Option Purchase Price. The Special Servicer is required to recalculate the fair value of the Mortgage Loan based upon a material change in circumstances or the receipt of new information that has a material effect on value, provided that the Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it, or the Master Servicer, may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be required to solicit such views); the period and amount of any delinquency on the Mortgage Loan; whether the Mortgage Loan, in the Special Servicer's actual knowledge and reasonable and good faith judgment, is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust Fund's obligation to dispose of any foreclosed Mortgaged Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, as a collective whole.

            (d) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of the Option Notice, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

            (e) If the majority Certificateholder of the Controlling Class or, pursuant to an assignment of any Option, a Mortgage Loan Seller, the Special Servicer or an Affiliate of any of them elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time. In doing so, the Trustee may rely on a current Appraisal or the opinion of another Independent expert in real estate matters with at least 5 years experience in valuing loans similar to such Mortgage Loan that has been selected by the Trustee with reasonable care, retained by the Trustee at the expense of the party exercising the Option. If the Trustee were to conclude that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall determine the fair value taking into account the objections of the Trustee hereunder.

            (f) The Option shall terminate, and shall not be exercisable as set forth in clause (b) above (or if exercised, but the purchase of the Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan is no longer delinquent as set forth above because (i) the Mortgage Loan ceases to be a Specially Serviced Mortgage Loan, (ii) the Mortgage Loan has been subject to a workout arrangement, (iii) the Mortgage Loan has been foreclosed upon, or otherwise resolved (including by a full or discounted pay-off), (iv) the Mortgage Loan has been purchased by the applicable Mortgage Loan Seller pursuant to Section 2.03 or by the Depositor or the Master Servicer or otherwise pursuant to Section 9.01 or (v) the Mortgage Loan has been purchased by the holder of the related mezzanine loan.

            (g) Subject to the rights of a holder of a mezzanine loan, under the respective intercreditor agreement to purchase a Mortgage Loan, unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the Mortgage Loan in accordance with the Servicing Standards and this Agreement and shall pursue such other resolutions or recovery strategies including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

            (h) Subject to subsections (a) through (g) above, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgage Loan pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account. Any sale of a Mortgage Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (i) Any sale of a Mortgage Loan pursuant to this Section 3.18 shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not (i) adversely affect the status of the Upper-Tier REMIC, the Lower-Tier REMIC or the related Loan REMIC as a REMIC or (ii) result in the imposition of a tax upon the Upper-Tier REMIC, or the Lower-Tier REMIC or the related Loan REMIC). The Option Purchase Price for any Mortgage Loan purchased under this Section 3.18 shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.

            (j) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property (other than with respect to the Pari Passu Mortgage Loans) only on the terms and subject to the conditions set forth in this Section 3.18.

            (k) The Special Servicer shall use reasonable efforts to solicit offers for each REO Property (other than the REO Property with respect to a Pari Passu Mortgage Loan) on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price within the time period specified by
Section 3.17. The Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by
Section 3.17, then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Collection Account.

            (l) The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any REO Property (other than with respect to the Pari Passu Mortgage Loans). No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (m) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(k) shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person; provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12 month period or, in the absence of any such Appraisal, on a current Appraisal prepared by an Independent MAI appraiser retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if the Special Servicer or an Affiliate is not making an offer with respect to an REO Property and shall be selected by the Master Servicer if the Special Servicer is making such an offer or by the Trustee if the Person making such offer is an Affiliate of both the Master Servicer and the Special Servicer. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.17. The Purchase Price for any REO Property shall in all cases be deemed a fair price.

            (n) Subject to subsections (j) through (m) above, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (o) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders, as a collective whole, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, as a collective whole, (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

            (p) Notwithstanding anything herein to the contrary, the applicable party shall be entitled to purchase the Pari Passu Mortgage Loans in accordance with the terms and conditions set forth in the related Intercreditor Agreement and the Other Pooling Agreement.

            Section 3.19 Additional Obligations of the Master Servicer; Inspections. The Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property (other than the Mortgaged Property with respect to a Pari Passu Mortgage Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance (or allocated loan amount) of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance (or allocated loan amount) of less than $2,000,000 in each case commencing in 2005; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. If any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The cost of any annual inspection, or bi-annual inspection, as the case may be, shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan. The cost of any inspection of a Specially Serviced Mortgage Loan shall be treated as a Property Advance and any out-of-pocket costs incurred with respect to such inspection shall be borne by the Trust Fund.

            Section 3.20 Reports to the Securities and Exchange Commission; Available Information. (a) The Trustee, the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder, and the Trustee shall sign and file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such documents on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

            (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's and the Special Servicer's annual statement of compliance described under Section 3.14 (and each related Other Primary Servicer and Other Special Servicer's annual statement of compliance delivered to the Master Servicer or Trustee pursuant to the related Other Pooling Agreement with respect to each Pari Passu Loan) and the accountant's report described under Section 3.15, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit N (the "Certification") or such other form as may be required by the Rules and Regulations of the Commission, which shall be signed by the senior officer of the Depositor in charge of securitization.

            (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit P-1) for the benefit of the Depositor and its officers, directors and Affiliates relating to distribution information (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Master Servicer and Special Servicer shall each sign a certification (in the form attached hereto as Exhibit P-2 and Exhibit P-3, respectively) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates. Each such certification (and if applicable each such similar certificate delivered to the Master Servicer or Trustee pursuant to each Other Pooling Agreement by the Other Primary Servicer or the Other Special Servicer to the related Pari Passu Loans) shall be delivered to the Depositor and the Trustee by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit N shall be delivered to the Trustee for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this
Section 3.20(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's or Special Servicer's obligations of the Master Servicer or the Special Servicer, as the case may be, under this Section 3.20(c) or the negligence, bad faith or willful misconduct of the Master Servicer or the Special Servicer, as the case may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 3.20(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 3.20(c) or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 3.20(c) or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (d) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer and Special Servicer a copy of any such executed report, statement or information.

            (e) Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 3.21 Lock-Box Accounts, Escrow Accounts. The Master Servicer shall administer each Lock-Box Account and Escrow Account in accordance with the related Mortgage or Loan Agreement or Lock-Box Agreement, if any, and administer any letters of credit pursuant to the related letter of credit agreement and the Loan Documents.

            Section 3.22 Property Advances. (a) Except with respect to the Pari Passu Mortgage Loans, the Master Servicer (or, to the extent provided in Section 3.22(b), the Trustee) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' written (facsimile) notice before the date on which the Master Servicer is requested to make any Property Advance with respect to a given Specially Serviced Mortgage Loan or REO Property (other than related to a Pari Passu Mortgage Loan). In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Property Advance would constitute a Nonrecoverable Advance. Any such notice by the Special Servicer to the Master Servicer of a required Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Property Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Advance promptly after making such determination. The Master Servicer shall be entitled to conclusively rely on such a determination.

            For purposes of distributions to Certificateholders and compensation to the Master Servicer or Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

            (b) The Master Servicer shall notify the Trustee in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.22(c), shall pay the amount of such Property Advance in accordance with such information and instructions.

            (c) Neither the Master Servicer nor the Trustee shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Master Servicer or the Trustee, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            (d) The Master Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Property Advances from the related Mortgagors to the extent permitted by applicable law and the related Loan Documents.

            Section 3.23 Appointment of Special Servicer. (a) Allied Capital Corporation is hereby appointed as the initial Special Servicer to service each of the Mortgage Loans (other than a Pari Passu Mortgage Loan).

            (b) The Controlling Class Representative at any time shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer entitled to the same servicing compensation as its predecessor, provided that each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not have caused a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. If there is a Special Servicer Event of Default, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02. The Special Servicer may be removed by the Controlling Class Representative as aforesaid provided that a successor Special Servicer is appointed, in respect of the Mortgage Loans that the Special Servicer would no longer be servicing, as provided in this Section 3.23. The Controlling Certificateholders shall assume any costs relating to the removal without cause of the Special Servicer by the Controlling Class Representative and to the subsequent appointment of a successor Special Servicer.

            (c) The appointment of any such successor Special Servicer, shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified in Section 3.23(a) above shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination of the Master Servicer as Special Servicer following the occurrence of an event of default hereunder) shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

            (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee and each Rating Agency, as evidenced in writing and the Trustee has received Rating Agency Confirmation.

            (e) Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.05(a) mutatis mutandis as of the date of its succession.

            Section 3.24 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping. (a) Upon determining that any Mortgage Loan (other than a Pari Passu Mortgage Loan) has become a Specially Serviced Mortgage Loan, the Master Servicer shall promptly give notice thereof to the Special Servicer, the Controlling Class Representative and the Trustee and shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Mortgagor to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer. The Master Servicer shall forward any notices it would otherwise send to the Mortgagor of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Mortgagor.

            Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer and, upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loans, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Mortgagor has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Mortgagor to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Master Servicer.

            (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

            (c) Notwithstanding the provisions of the preceding subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

            Section 3.25 Interest Reserve Account. The Trustee shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as an Eligible Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in January in a year which is not a leap year, the Master Servicer shall remit to the Trustee for deposit into the Interest Reserve Account, in respect of all the Mortgage Loans which accrue interest on the basis of a 360-day year and the actual number of days in the related month, an amount equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On or prior to the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account. In the case of the Loan REMIC Loans, Withheld Amounts shall be determined with respect to the related Loan REMIC Regular Interest.

            Section 3.26 Controlling Class Approvals.

            (a) The Controlling Class Representative shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid (i) endangering the status of the any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) the imposition of a tax upon any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") and except as set forth in, and in any event subject to, Section 3.26(b), the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within five Business Days of being notified thereof and/or receipt of all reasonably requested documents in the Special Servicer's possession (provided that if such written objection has not been received by the Special Servicer within such five Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

            (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property (other than with respect to the Pari Passu Mortgage Loans)) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification or waiver of any term of the related Loan Documents of a Mortgage Loan that relates to the Maturity Date, the Mortgage Rate, the Stated Principal Balance, amortization term or payment frequency thereof or any provision requiring the payment of a Prepayment Premium;

            (iii) any proposed or actual sale of an REO Property (other than with respect to the Pari Passu Mortgage Loans and other than in connection with the termination of the Trust Fund or pursuant to Section 3.18);

            (iv) any determination to bring an REO Property (other than with respect to the Pari Passu Mortgage Loans) into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying Loan Documents;

            (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

            (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

            (viii) any management company changes with respect to a Mortgage Loan for which the Special Servicer is required to consent or approve;

            (ix) any determination pursuant to Section 3.08 that insurance is not available at commercially reasonable rates;

            (x) the approval of any franchise agreement with respect to any Mortgage Loan secured by a hotel property (to the extent lender's approval is required or permitted under the related Mortgage Loan documents); and

            (xi) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan.

            (b) Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by the Controlling Class Representative, as contemplated by this Agreement may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Mortgage Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

            (c) Each of the Master Servicer and Special Servicer, as appropriate, shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Controlling Class Representative regarding, on no more often than a monthly basis, during regular business hours at such time and for such duration as the Master Servicer, the Special Servicer and the Controlling Class Representative shall reasonably agree, the performance of any Mortgage Loan that is delinquent, Specially Serviced Mortgage Loans, Mortgage Loans on the CMSA Servicer Watch List, or Mortgage Loans otherwise reasonably identified as exhibiting deteriorating performance. The Controlling Class Representative agrees to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the Mortgage Loans it intends to discuss. As a condition to such disclosure, the Controlling Class Representative shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit O-2 and an Investor Certification.

            (d) Notwithstanding, the rights of the Controlling Class Representative set forth above shall not be exercisable with respect to any Pari Passu Mortgage Loan. The Controlling Class Representative shall only have the rights set forth in the related Intercreditor Agreement or Other Pooling Agreement with respect to each Pari Passu Loan.

            Section 3.27 Modifications, Waivers and Amendments. (a) Subject to Sections 3.26 and 3.28 and subsections (b) through (g) below, as applicable, the Special Servicer may agree to any modification, waiver or amendment of any term of any Mortgage Loan.

            (b) Subject to Sections 3.26 and 3.28, the Special Servicer shall determine, in accordance with the Servicing Standard, that any modification, waiver or amendment is appropriate and, except as provided in Section 3.09 and Sections 3.27(n) and 3.27(o), only the Special Servicer may consent to modifications, waivers or amendments of any term of any Mortgage Loan.

            (c) None of the Master Servicer, any subservicer or the Special Servicer shall agree to any modification, waiver or amendment of any term of any Pari Passu Mortgage Loan other than in accordance with the terms of the related Intercreditor Agreement. None of the Master Servicer, any subservicer or the Special Servicer shall agree to any modification, waiver or amendment of any term of any Mortgage Loan if such modification, waiver or amendment would:

            (i) affect the amount or timing of any related scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the Mortgage Loan;

            (ii) affect the obligation of the related Mortgagor to pay a Yield Maintenance Charge or permit a Principal Prepayment during the applicable Lock-out Period;

            (iii) except as expressly provided by the related Mortgage, or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding Principal Prepayment; or

            (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            (d) Notwithstanding anything set forth in Section 3.27(c), the Special Servicer may, subject to Sections 3.26 and 3.28, consistent with the Servicing Standard:

            (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

            (ii) reduce the amount or change the timing of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

            (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan;

            (iv) extend the Maturity Date of any Specially Serviced Mortgage
      Loan;

            (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan; and/or

            (vi) accept a Principal Prepayment during any Lock-out Period;

provided, however, that (x) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee, by means of an Officer's Certificate of the Special Servicer setting forth the procedures and considerations of the Special Servicer forming the basis of the Special Servicer's determination (including but not limited to information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an Appraisal of the related Mortgaged Property, if otherwise required pursuant to this Agreement or the Servicing Standard), and (z) with respect to clause (v) above, the Special Servicer has received Rating Agency Confirmation.

            (e) Notwithstanding anything set forth in this Agreement, in no event shall the Special Servicer be permitted to:

            (i) extend the Maturity Date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; or

            (ii) if the Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Controlling Class Representative if the Special Servicer gives due consideration to the remaining term of the ground lease).

            Subject to the provisions of this Section 3.27(e), the Master Servicer, with the consent of the Controlling Class Representative may extend the term of a Mortgage Loan for up to two (2) successive one year periods provided, however, that (x) the related Mortgagor is in default with respect to the Mortgage Loan or, in the judgment of the Master Servicer, such default is reasonably foreseeable.

            (f) The Special Servicer shall provide copies of any modifications, waivers, amendments or extensions to the Controlling Class Representative, the Holder of any Private Certificate and the Rating Agencies. All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.27 shall be in writing. The Master Servicer or the Special Servicer, as applicable, shall notify the other servicers and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.27, prior to the effective date thereof and the date as of which the related modification, waiver or amendment is to take effect, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the Master Servicer or Special Servicer, as applicable) an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review during normal business hours at the offices of the Trustee. Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to subsection (a), (e) or (f) above, as applicable, the Special Servicer shall deliver to the Trustee (with a copy to the Master Servicer) an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to subsection (a), (e) or (f) above.

            (g) Any payment of interest which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

            (h) Promptly after any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall request from the Trustee the name of the current Controlling Class Representative. Upon receipt of the name of such current Controlling Class Representative from the Trustee, the Special Servicer shall notify the Controlling Class Representative that such Mortgage Loan became a Specially Serviced Mortgage Loan. Officers of the Special Servicer shall, at the request of the Controlling Class Representative, be reasonably available during regular business hours to discuss with such Controlling Class Representative objectives and strategies.

            (i) No later than forty five (45) days after the servicing of a Mortgage Loan is transferred to the Special Servicer (or such shorter period as may be required under any related intercreditor agreement), the Special Servicer shall deliver to the Trustee, the Master Servicer, each Rating Agency, each Mortgage Loan Seller and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Mortgage Loan, and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

            (ii) consideration of alternatives to the exercise of remedies (such as forbearance relief, modification of the terms and conditions of such Mortgage Loan, disposition of the Specially Serviced Mortgage Loan or the related Mortgaged Property and application of the proceeds of such disposition to the outstanding principal balance of such Mortgage Loan and interest thereon, or abandonment of the related Mortgaged Property);

            (iii) a discussion of the probable time frames and estimated amount of any related Property Advances applicable to each of the alternatives referred to above;

            (iv) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and a recommendation as to whether outside legal counsel should be retained;

            (v) estimated budgets for any operating or capital funds expected to be required for the related Mortgaged Property;

            (vi) the most current rent roll available for and any strategy for the leasing or releasing of the related Mortgaged Property; and

            (vii) the Special Servicer's analysis and recommendations (which will include a discussion of alternative courses of action and a comparison of the probable benefits and detriments of each alternative course of action) on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing under this Agreement or otherwise realized upon.

            The Controlling Class Representative may object to any Asset Status Report within ten (10) Business Days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination in accordance with the Servicing Standards that the objection is not in the best interests of the Certificateholders. If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes an affirmative determination that such objection is not in the best interests of the Certificateholders. Upon making such determination, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If a majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above in this
Section 3.27(i). In the event that the Controlling Class Representative and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the Actions described in the most recent Asset Status Report submitted to the Controlling Class Representative by the Special Servicer' provided however that approval of an Asset Status Report shall not be deemed an approval or consent to any action requiring consent of the Controlling Class Representative under
Section 3.26 or a waiver of any such consent right. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interest of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

            (j) The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report except as provided in (j) above.

            (k) Upon request of any Certificateholder (or any Beneficial Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Special Servicer and the Trustee of its interest in a Certificate) or Rating Agency, the Trustee shall mail, without charge, to the address specified in such request a copy of the most current Asset Status Report for any Specially Serviced Mortgage Loan or REO Property, subject to (l) below.

            (l) Prior to delivering an Asset Status Report to any Certificateholder, or Beneficial Owner, the Trustee shall have obtained an acknowledgment from the recipient thereof that U.S. securities laws may restrict the use of the information in the Asset Status Report.

            (m) In accordance with the foregoing subsections of this Section 3.27, the Special Servicer shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, or to charge a fee for such modification, waiver or amendment, only if such modification, waiver or amendment (or the charging of such fee) (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b)(3), as determined by the Special Servicer (and the Special Servicer may rely on an Opinion of Counsel in making such determination) and (b) would be in accordance with the Servicing Standard. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or Rating Agency Confirmation shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            (n) Notwithstanding the foregoing subsections of this Section 3.27, the Master Servicer may modify or amend the terms of any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Pari Passu Mortgage Loan) without the consent of the Special Servicer in order to (i) cure any ambiguity therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, or take any other routine servicing action; provided that such modification or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (and the Master Servicer may rely on an Opinion of Counsel at the related Mortgagor's expense in making such determination).

            (o) Notwithstanding the foregoing subsections of this Section 3.27 with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Pari Passu Mortgage Loan), the Master Servicer may, without any Rating Agency Confirmation as provided in Section 3.09(f) or Special Servicer approval,
(i) consent to subordination of the related Mortgage Loan to such easement or right-of-way for utilities, access, parking, public improvements or another purpose or to a declaration of covenants, restrictions or like agreements, provided the Master Servicer shall have determined in accordance with the Servicing Standards that such easement, right-of-way or restriction agreement shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property, (ii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Loan Documents), and (iii) approve or consent to grants of easements, rights-of-way and restrictive covenants that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (i) endanger the status of the any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property"), (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standards and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            Section 3.28 Additional Obligations with Respect to Certain Mortgage Loans.

            (a) With respect to each Mortgage Loan (other than a Pari Passu Mortgage Loan) with a Stated Principal Balance in excess of $20,000,000, with respect to any replacement of the Manager for the related Mortgaged Property, the Master Servicer or Special Servicer, as applicable, to the extent permitted by the related Loan Documents, shall require Rating Agency Confirmation and shall condition its consent to such replacement on the Mortgagor paying for such Rating Agency Confirmation.

            Section 3.29 Certain Matters Relating to the Pari Passu Mortgage Loans.

            In the event that any of the applicable Other Trustee, the Other Primary Servicer or the Other Special Servicer shall be replaced in accordance with the terms of the related Other Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to such Other Trustee, the Other Primary Servicer or the Other Special Servicer, as the case may be.

            Section 3.30 Additional Matters Regarding Advance Reimbursement.

            (a) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Collection Account, the Master Servicer or the Trustee, at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(ii)(B) immediately, may elect to refrain from obtaining such reimbursement for some or all such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date, for successive one-month periods for a total not to exceed 12 months. If the Master Servicer or the Trustee makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be reimbursable pursuant to
Section 3.06(ii)(B)). In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Collection Period; provided however, if, at any time the Master Servicer or the Trustee, as applicable, determines that the reimbursement of a Nonrecoverable Advance during a one-month Collection Period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the Master Servicer or the Trustee, as applicable, shall give the Rating Agencies at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1) the Master Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's or the Trustee's, as applicable, ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Trustee, as applicable, shall give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Trustee, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to Rating Agencies contemplated by the immediately preceding sentence. Any election by the Master Servicer or the Trustee to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer or the Trustee any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of the Master Servicer or the Trustee to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by the Master Servicer or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer or the Trustee or the other parties to this Agreement will have any liability to one another or to any of the Certificateholders for any such election that such party makes to refrain or not to refrain from reimbursing itself as contemplated by this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standards or any duty under this Agreement. Nothing herein shall give the Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance if there is principal collections then available in the Collection Account pursuant to Section 3.06 or to defer reimbursement of a Nonrecoverable Advance for an aggregate period exceeding 12 months.


                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions. (a) (i) On each Master Servicer Remittance Date, the Master Servicer shall make the remittances and deposits specified in the first paragraph of Section 4.06. On each Master Servicer Remittance Date, the Trustee shall withdraw from the Interest Reserve Account with respect to the Master Servicer Remittance Date for March of any calendar year, the related Withheld Amounts pursuant to Section 3.25, and shall deposit any such amounts in the Lower-Tier Distribution Account. On each Distribution Date, the amount that has been so transferred to the Lower-Tier Distribution Account from the Collection Account or as P&I Advances or pursuant to the preceding sentence shall be (i) in the case of each Loan REMIC Loan, be deemed distributed from the related Loan REMIC to the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest and to the Grantor Trust in respect of the related Loan REMIC Residual Interest, and (ii) deemed distributed on the Lower-Tier Regular Interests to the Upper-Tier REMIC, in accordance with the provisions set forth herein. Thereafter, such amounts shall be considered to be held in the Upper-Tier Distribution Account until distributed to the Certificateholders.

            (ii) All distributions made in respect of interest on any Class of Regular Certificates (other than the Class X Certificates) on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto; provided, however, that in the case of any such Regular Certificate with more than one Corresponding Lower-Tier Regular Interest, such distributions shall be deemed to be made pro rata to the Corresponding Lower-Tier Regular Interests (based on their respective amounts of interest accrued). All distributions made in respect of the Class X-l and Class X-2 Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(b), shall be deemed to have first been distributed from the Lower-Tier REMIC to Upper-Tier REMIC in respect of such Component's Corresponding Lower-Tier Regular Interest. All distributions made in respect of principal on any Class of Regular Certificates (other than the Class X Certificates) on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of principal shall be deemed to have been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to (i) the Class A-1 Certificates, first, in respect of the Class LA-1-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-1-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LA-1-3 Interest until its Lower-Tier Principal Balance is reduced to zero, fourth, in respect of the Class LA-1-4 Interest until its Lower-Tier Principal Balance is reduced to zero, fifth, in respect of the Class LA-1-5 Interest until its Lower-Tier Principal Balance is reduced to zero, sixth, in respect of the Class LA-1-6 Interest until its Lower-Tier Principal Balance is reduced to zero, seventh, in respect of the Class LA-1-7 Interest until its Lower-Tier Principal Balance is reduced to zero and eighth, in respect of the Class LA-1-8 Interest until its Lower-Tier Principal Balance is reduced to zero,
      (ii) the Class A-2 Certificates, first, in respect of the Class LA-2-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-2-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LA-2-3 Interest until its Lower-Tier Principal Balance is reduced to zero and fourth, in respect of the Class LA-2-4 Interest until its Lower-Tier Principal Balance is reduced to zero, (iii) the Class A-1A Certificates, first, in respect of the Class LA-1A-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-1A-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LA-1A-3 Interest until its Lower-Tier Principal Balance is reduced to zero, fourth, in respect of the Class LA-1A-4 Interest until its Lower-Tier Principal Balance is reduced to zero, fifth, in respect of the Class LA-1A-5 Interest until its Lower-Tier Principal Balance is reduced to zero, sixth, in respect of the Class LA-1A-6 Interest until its Lower-Tier Principal Balance is reduced to zero, seventh, in respect of the Class LA-1A-7 Interest until its Lower-Tier Principal Balance is reduced to zero and eighth, in respect of the Class LA-1A-8 Interest until its Lower-Tier Principal Balance is reduced to zero, (iv) the Class E Certificates, first, in respect of the Class LE-1 Interest until its Lower-Tier Principal Balance is reduced to zero and second, in respect of the Class LE-2 Interest until its Lower-Tier Principal Balance is reduced to zero, (v) the Class F Certificates, first, in respect of the Class LF-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LF-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LF-3 Interest until its Lower-Tier Principal Balance is reduced to zero and fourth, in respect of the Class LF-4 Interest until its Lower-Tier Principal Balance is reduced to zero
      (vi) the Class G Certificates, first, in respect of the Class LG-1 Interest until its Lower-Tier Principal Balance is reduced to zero and second, in respect of the Class LG-2 Interest until its Lower-Tier Principal Balance is reduced to zero, (vii) the Class H Certificates, first, in respect of the Class LH-1 Interest until its Lower-Tier Principal Balance is reduced to zero and second, in respect of the Class LH-2 Interest until its Lower-Tier Principal Balance is reduced to zero,
      (viii) the Class J Certificates, first, in respect of the Class LJ-1 Interest until its Lower-Tier Principal Balance is reduced to zero and second, in respect of the Class LJ-2 Interest until its Lower-Tier Principal Balance is reduced to zero and (ix) the Class L Certificates, first, in respect of the Class LL-1 Interest until its Lower-Tier Principal Balance is reduced to zero and second, in respect of the Class LL-2 Interest until its Lower-Tier Principal Balance is reduced to zero. All distributions of reimbursements of Realized Losses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(i) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto; provided, that in the case of any Class of Sequential Pay Certificates with more than one Corresponding Lower-Tier Regular Interest, such reimbursement of Realized Losses shall be deemed to be made pro rata to the Corresponding Lower-Tier Regular Interests (based on their unreimbursed Realized Losses).

            On each Distribution Date, the Class LR Certificates shall receive distributions of any amounts remaining in the Lower-Tier Distribution Account after all payments have been made to the Trustee as the holder of the Lower-Tier Regular Interests in accordance with this Section 4.01(a).

            (b) On each Distribution Date prior to the Cross-over Date, Holders of each Class of Certificates (other than the Class R and Class LR Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest and principal, to the extent of Available Funds, in the amounts and in the order of priority set forth below:

            (i) concurrently (A) to the Holders of the Class A-1 Certificates and the Class A-2 Certificates, pro rata, (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, from the Loan Group 1 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date, (B) to the Holders of the Class A-1A Certificates, in respect of interest, from the Loan Group 2 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and (C) to the Holders of the Class X-1 and Class X-2 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount payable in respect of such Classes of Certificates for such Distribution Date; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Interest Distribution Amount provided above, payable in respect of any Class A or Class X Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Class A and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;

            (ii) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-1A Certificates in reduction of the Certificate Principal Amounts thereof: (A) (1) to the Holders of the Class A-1 Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Principal Amount of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Certificate Principal Amount of the Class A-1 Certificates has been reduced to zero, and (2) to the holders of the Class A-2 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Principal Amounts of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the outstanding Certificate Principal Amount of the Class A-2 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the Certificate Principal Amount of the Class A-2 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Certificate Principal Amount of the Class A-1A Certificates has been reduced to zero;

            (iii) to the Class A-1, Class A-2 and Class A-1A Certificates, pro rata based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (iv) to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (v) to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (vi) to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (vii) to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (viii) to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (ix) to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (x) to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xi) to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xii) to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xiii) to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xiv) to the Class E Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xv) to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xvi) to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xvii) to the Class F Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xviii) to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xix) to the Class G Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xx) to the Class G Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxi) to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxii) to the Class H Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxiii) to the Class H Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxiv) to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxv) to the Class J Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxvi) to the Class J Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxvii) to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxviii) to the Class K Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxix) to the Class K Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxx) to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxxi) to the Class L Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxxii) to the Class L Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxxiii) to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxxiv) to the Class M Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxxv) to the Class M Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxxvi) to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxxvii) to the Class N Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxxviii) to the Class N Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxxix) to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xl) to the Class O Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xli) to the Class O Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xlii) to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xliii) to the Class P Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xliv) to the Class P Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xlv) to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            (xlvi) to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account.

            On each Distribution Date occurring on and after the Cross-over Date, in place of the allocation of principal payments described in priority
(ii) above, remaining Available Funds at such level will be distributed first up to an amount equal to the Principal Distribution Amount for such Distribution Amount to the Class A-1, Class A-2 and Class A-1A Certificates, pro rata, without regard to Loan Group, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts. Any remaining Available Funds will then be allocated as provided in priorities (iii) through (xlvi) above.

            All references to "pro rata" in the preceding clauses with respect to interest and Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distributions of principal other than in reimbursement of Realized Losses shall mean pro rata based on Certificate Principal Amount, and with respect to distributions in reimbursement of Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

            All distributions of interest made in respect of the Class X-1 and Class X-2 Certificates on any Distribution Date pursuant to clause (b)(i) above, shall be deemed to have been made in respect of all the Components of each such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class X-1 Strip Rate and Class X-2 Strip Rate, as applicable, of such Component multiplied by its respective Component Notional Amount, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (c) On any Distribution Date, any Yield Maintenance Charges collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date will be distributed to the Holders of the Classes of Certificates as follows: to the holders of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, and Class H, with respect to the related Loan Group, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Sequential Pay Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of such Yield Maintenance Charges. If more than one such Class of Certificates is entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with this Section 4.01(c). Any remaining Yield Maintenance Charges with respect to such Distribution Date will be distributed to the holders of the Class X Certificates.

            After the Distribution Date on which the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all Yield Maintenance Charges collected with respect to the Mortgage Loans will be distributed to the holders of the Class X-1 Certificates.

            Any Yield Maintenance Charge that is to be distributed to the Regular Certificates on any Distribution Date shall be deemed distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests then receiving a principal distribution, pro rata. All Yield Maintenance Charges in respect of a Loan REMIC Loan shall be deemed distributed from the Loan REMIC to the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest.

            (d) On each Distribution Date, the Trustee shall withdraw amounts from the Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:

            (i) first, to reimburse the Holders of the Sequential Pay Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Available Funds for such Distribution Date;

            (ii) second, for distribution to the Special Servicer as additional servicing compensation, the excess, if any, of (x) the balance of the Excess Liquidation Proceeds Reserve Account on such Distribution Date over
      (y) the aggregate Certificate Principal Amount of the Sequential Pay Certificates as of such Distribution Date; and

            (iii) third, upon the reduction of the aggregate Certificate Principal Amount of the Sequential Pay Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional compensation.

            Amounts paid with respect to the Mortgage Loans from the Excess Liquidation Proceeds Account pursuant to the preceding clauses (i) and (iii) shall first be deemed to have been distributed to the Lower-Tier Regular Interests in reimbursement of Realized Losses previously allocated thereto (and, if the Mortgage Loan that incurred such Realized Loss is a Loan REMIC Loan, the related Loan REMIC Balance of the Loan REMIC Regular Interest).

            (e) [RESERVED]

            (f) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses made in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(ii), the Lower-Tier Principal Balance (or aggregate of the Lower-Tier Principal Balances with respect to the Lower-Tier Regular Interests corresponding to the Class A-1, Class A-2, Class A-1A, Class E, Class F, Class G, Class H, Class J and Class L Certificates) of the Corresponding Lower-Tier Regular Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses to equal the Class Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided, that Realized Losses shall be allocated:

            (i) with respect to the Class L Certificates, first, in respect of the Lower-Tier Regular Interest LL-1; and second, in respect of the Lower-Tier Regular Interest LL-2; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (ii) with respect to the Class J Certificates, first, in respect of the Lower-Tier Regular Interest LJ-1; and second, in respect of the Lower-Tier Regular Interest LJ-2; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (iii) with respect to the Class H Certificates, first, in respect of the Lower-Tier Regular Interest LH-1; and second, in respect of the Lower-Tier Regular Interest LH-2; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (iv) with respect to the Class G Certificates, first, in respect of the Lower-Tier Regular Interest LG-1; and second, in respect of the Lower-Tier Regular Interest LG-2; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (v) with respect to the Class F Certificates, first, in respect of the Lower-Tier Regular Interest LF-1; second, in respect of the Lower-Tier Regular Interest LF-2; third, in respect of the Lower-Tier Regular Interest LF-3 and fourth, in respect of the Lower-Tier Regular Interest LF-4, in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (vi) with respect to the Class E Certificates, first, in respect of the Lower-Tier Regular Interest LE-1; and second, in respect of the Lower-Tier Regular Interest LE-2; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (vii) with respect to the Class A-1A Certificates, first, in respect of the Lower-Tier Regular Interest LA-1A-1; second, in respect of the Lower-Tier Regular Interest LA-1A-2; third, in respect of the Lower-Tier Regular Interest LA-1A-3; fourth, in respect of the Lower-Tier Regular Interest LA-1A-4; fifth, in respect of the Lower-Tier Regular Interest LA-1A-5; and sixth, in respect of the Lower-Tier Regular Interest LA-1A-6 seventh, in respect of the Lower-Tier Regular Interest LA-1A-7 and eighth, in respect of the Lower-Tier Regular Interest LA-1A-8, in each case, until their respective Lower-Tier Principal Balances are reduced to zero.

            (viii) with respect to the Class A-2 Certificates, first, in respect of the Lower-Tier Regular Interest LA-2-1; second, in respect of the Lower-Tier Regular Interest LA-2-2; third, in respect of the Lower-Tier Regular Interest LA-2-3; and fourth, in respect of the Lower-Tier Regular Interest LA-2-4; in each case, until their respective Lower-Tier Principal Balances are reduced to zero; and

            (ix) with respect to the Class A-1A Certificates, first, in respect of the Lower-Tier Regular Interest LA-1A-1; second, in respect of the Lower-Tier Regular Interest LA-1A-2; third, in respect of the Lower-Tier Regular Interest LA-1A-3; fourth, in respect of the Lower-Tier Regular Interest LA-1A-4; fifth, in respect of the Lower-Tier Regular Interest LA-1A-5; and sixth, in respect of the Lower-Tier Regular Interest LA-1A-6 seventh, in respect of the Lower-Tier Regular Interest LA-1A-7 and eighth, in respect of the Lower-Tier Regular Interest LA-1A-8, in each case, until their respective Lower-Tier Principal Balances are reduced to zero.

            (g) The Certificate Principal Amount of each Class of Sequential Pay Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date, as a write-off, to the extent of any Realized Loss (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.06 to the extent such Workout-Delayed Reimbursement Amounts are (x) not otherwise determined to be Nonrecoverable Advances or (y) not repaid by the related Mortgagor) allocated to such Class on such Distribution Date. Any such write-offs will be applied to such Classes of Sequential Pay Certificates in the following order, until each is reduced to zero; first, to the Class P Certificates; second, to the Class O Certificates, third, to the Class N Certificates; fourth, to the Class M Certificates; fifth; to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates, ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates; and, finally, pro rata to the Class A-1, Class A-2 and Class A-1A Certificates based on their respective Certificate Principal Amounts. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates to which Realized Losses have been allocated in order of their seniority and shall be deemed to be distributed to the Corresponding Lower-Tier Regular Interests, pro rata, in respect of previously unreimbursed Realized Losses as provided in Section 4.01(a)(ii). Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Principal Amount of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Principal Amount of the Class or Classes of Certificates that previously were allocated Realized Losses, in sequential order, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class. If the Certificate Principal Amount of any Class is so increased, the amount of unreimbursed Realized Losses of such Class shall be decreased by such amount.

            Excess Prepayment Interest Shortfalls will be allocated to each Class of Certificates, pro rata, based upon the amount of interest accrued with respect to each Class of Certificates and will be allocated to the Corresponding Lower-Tier Regular Interests, pro rata, in respect of the Corresponding Certificates based on interest accrued and, if applicable, to the related Loan REMIC Regular Interest. The Notional Amounts of the Class X-1 and Class X-2 Certificates and their respective Components will be reduced to reflect reductions of the Certificate Principal Amount of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and of the Lower-Tier Principal Balances of the Corresponding Lower-Tier Regular Interests resulting from allocations of Realized Losses.

            (h) All amounts distributable, or reductions allocable on account of Realized Losses to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            (i) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

                  (A) the Trustee reasonably expects based upon information
            previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                  (B) if such final distribution is made on such Distribution
            Date, no interest shall accrue on such Certificate, or on the Corresponding Lower-Tier Regular Interests from and after such Distribution Date;

provided, however, that the Class R and Class LR Certificates shall remain outstanding until there is no other Class of Certificates, Lower-Tier Regular Interests or Loan REMIC Regular Interests outstanding.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.01(i). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner.

            (j) All payments made on a Loan REMIC Loan (or beneficial interests in the related REO Property) which is an asset of such Loan REMIC shall be deemed to be paid to the Lower-Tier REMIC before payments are made to the holders of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(ii), and shall be treated as principal, interest, Prepayment Premiums or Yield Maintenance Charges, as the case may be, based on these characterizations with respect to such Loan REMIC Loan (or REO Property), except where expressly noted and, in addition, any payment of principal on, or loss incurred with respect to, such Loan REMIC Loan shall reduce the Stated Principal Balance of the related Loan REMIC Regular Interest. Any payments on or with respect to a Loan REMIC Loan which is an asset of the related Loan REMIC in excess of the principal, interest, and Yield Maintenance Charges distributable on the related Loan REMIC Regular Interest shall be distributable to the Class LR Certificate in respect of amounts distributed on the related Loan REMIC Residual Interest to the extent provided in the related Loan REMIC Declaration; provided, that Excess Liquidation Proceeds with respect to such Loan REMIC Loan shall be deemed distributed to such Interest and immediately deposited in the Excess Liquidation Proceeds Account.

            Section 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer. (a) Based on information received from the Master Servicer, on each Distribution Date, the Trustee shall provide or make available on a public basis a report, including reports in substantially the form attached hereto as Exhibit G (the "Distribution Date Statement"), setting forth, among other things, the following information:

                  (A) the amount of distributions, if any, made on such
            Distribution Date to the holders of each Class of Sequential Pay Certificates and applied to reduce the respective Certificate Principal Amount thereof;

                  (B) the amount of distributions, if any, made on such
            Distribution Date to the Holders of each Class of Regular Certificates allocable to (A) Interest Distribution Amount and (B) Yield Maintenance Charges;

                  (C) the amount of any distributions made on such Distribution
            Date to the Holders of each Class of Residual Certificates;

                  (D) the aggregate amount of outstanding P&I Advances with
            respect to each Loan Group, as of the related Determination Date;

                  (E) the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;

                  (F) the aggregate Stated Principal Balance of the Mortgage
            Loans immediately before and after such Distribution Date with respect to each Loan Group and the percentage of the Cut-off Date Principal Balance of the Mortgage Loans which remains outstanding immediately after such Distribution Date;

                  (G) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the outstanding Mortgage Loans with respect to each Loan Group, at the close of business on the related Determination Date;

                  (H) as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month,
            (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or
            (E) as to which foreclosure proceedings have been commenced;

                  (I) the aggregate Stated Principal Balance of Mortgage Loans as to which the related Mortgagor is subject or is expected to be subject to a bankruptcy proceeding;

                  (J) with respect to any Mortgage Loan as to which the related
            Mortgaged Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                  (K) as to any Mortgage Loan repurchased or otherwise
            liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                  (L) with respect to any REO Property included in the Trust
            Fund as of the close of business on the last day of the related Collection Period, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                  (M) with respect to any REO Property sold or otherwise
            disposed of during the related Collection Period, the loan number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period, the portion thereof included in the Available Distribution Amount for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

                  (N) the Interest Distribution Amount in respect of each Class of Regular Certificates for such Distribution Date;

                  (O) any unpaid Interest Distribution Amount in respect of each
            Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

                  (P) the Pass-Through Rate for each Class of Regular
            Certificates for such Distribution Date;

                  (Q) the original Certificate Principal Amount or Notional
            Amount as of the Closing Date and the Certificate Principal Amount or Notional Amount, as the case may be, of each Class of Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Certificate Principal Amount or Notional Amount, as the case may be, of each such Class due to Realized Losses;

                  (R) the Certificate Factor for each Class of Regular
            Certificates immediately following such Distribution Date;

                  (S) the Principal Distribution Amount for such Distribution
            Date with respect to each Loan Group;

                  (T) the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

                  (U) the aggregate amount of Realized Losses and Additional
            Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

                  (V) any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date; and

                  (W) such additional information as contemplated by Exhibit G hereto.

In the case of information furnished pursuant to subclauses (A), (B), (C) and
(Q) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination. The form of any Distribution Date Statement may change over time.

            On each Distribution Date, the Trustee shall make available via its internet website to each Holder of a Class R or Class LR Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates (including, in the case of the Class LR Certificates, amounts distributed (or deemed distributed, in the case of Excess Liquidation Proceeds on a Loan REMIC Loans in respect of the related Loan REMIC Residual Interest) on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or any Mortgage Loan Seller (including the information in the Prospectus Supplement) or any other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable

            The Trustee shall publicly make available each month the related Distribution Date Statement, the CMSA Bond Level File, the CMSA Collateral Summary File and the CMSA Loan Setup File, any prospectus used to offer the Certificates and this Agreement via its internet website initially located at "www.ctslink.com/cmbs". The Master Servicer shall provide to the Trustee the CMSA Loan Setup File within 60 days of the first Distribution Date hereunder to the extent it has received the information to assemble such files from the Mortgage Loan Sellers. In addition, the Trustee shall make available each month, on a restricted basis, solely to each Privileged Person, (i) the CMSA Loan Periodic Update File delivered for each Distribution Date, the CMSA Property File, the CMSA Comparative Financial Status Report and the CMSA Financial File and (ii) the Servicer Reports. At the direction of the Depositor, the Trustee shall remove any or all of such restrictions and make any or all of such information available to any person. The Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. In connection with providing access to the Trustee's internet website, the Trustee may require registration and acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            The Trustee may provide such information through means other than (and in lieu of) its website provided that (i) the Depositor shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means.

            The provisions in this Section shall not limit the Master Servicer's ability to make accessible certain information regarding the Mortgage Loans at a website maintained by the Master Servicer.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (A), (B) and (C) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Residual Certificates may reasonably request.

            The specification of information to be furnished by the Trustee to the Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders and Beneficial Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to Certificateholders, Beneficial Owners and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below or to the extent such information is requested by a Certificateholder), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify Certificateholders and Beneficial Owners of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of the Depositor, the Trustee may, in its sole discretion, furnish Additional Information to a Rating Agency in any instance, and to the Certificateholders, Beneficial Owners and/or the public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the Certificates or would be in the best interests of the Certificateholders or is required by applicable law and, in the case of any Additional Information requested by a Beneficial Owner or Certificateholder, such Beneficial Owner or Certificateholder has delivered an executed certificate in the form of Exhibit O-1 hereto and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

            Upon the authorization of the Depositor, the Trustee shall make available to Bloomberg Financial Markets, L.P. ("Bloomberg") or such other vendor chosen by the Depositor, all the electronic reports delivered or made available pursuant to this Section 4.02(a)(i) to the Certificateholders and Beneficial Owners using a format and media mutually acceptable to the Trustee and Bloomberg.

            (b) No later than the Business Day prior to each Distribution Date, subject to the last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Trustee (and, if the Master Servicer is not the Special Servicer, the Trustee shall deliver to the Special Servicer) in electronic form mutually acceptable to the Trustee and the Master Servicer the following reports or information: (1) a CMSA Delinquent Loan Status Report, (2) a CMSA REO Status Report, (3) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (4) a CMSA Historical Liquidation Report, (5) the CMSA Servicer Watch List, (6) the CMSA Financial File, (7) the CMSA Property File,
(8) the CMSA Comparative Financial Status Report, (9) the CMSA Loan Level Reserve/LOC Report and (10) the CMSA Reconciliation of Funds.

            No later than the Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Trustee (by electronic means) the CMSA Comparative Financial Status Report for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer's possession); and (c) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

            No later than 1:00 p.m., New York City time, on the second Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Trustee a CMSA Loan Periodic Update File setting forth certain information with respect to the Mortgage Loans and Mortgaged Properties.

            In addition, the Master Servicer or Special Servicer, as applicable, shall perform with respect to each Mortgaged Property and REO Property (other than with respect to any Pari Passu Loans):

            Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended June 30, 2004, a CMSA Operating Statement Analysis Report presenting the computation made in accordance with the methodology set forth in Exhibit H (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Master Servicer or Special Servicer, as applicable, shall deliver to the Trustee by electronic means the CMSA Operating Statement Analysis Report upon request; and

            Within 30 days after receipt by the Master Servicer of an annual operating statement, a CMSA NOI Adjustment Worksheet (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation made in accordance with the methodology described in Exhibit F to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CMSA Comparative Financial Status Report above. The Master Servicer shall deliver to the Trustee by electronic means the CMSA NOI Adjustment Worksheet upon request.

            Upon request, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, to each party hereto, to any Underwriter, to the Rating Agencies, and to each Person that provides the Trustee with an Investor Certification a copy of the CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan and delivered to the Trustee.

            Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Collection Account as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Trustee required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 3.05(a) and each category of withdrawal specified in Section 3.06. The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

            Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

            The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

            (c) Not later than 5:00 p.m. New York time on the first Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially Serviced Mortgage Loan and REO Property, CMSA Special Servicer Loan File containing all information the Master Servicer shall be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Trustee, upon the reasonable written request of the Trustee, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

            The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans and REO Properties, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

            The Master Servicer and the Special Servicer may make available to Beneficial Owners who have certified to the Master Servicer or Special Servicer, as applicable, their beneficial ownership of any Certificate, or prospective Beneficial Owners who provide appropriate confirmation that they are prospective Beneficial Owners who intend to keep any information confidential, copies of any reports or files prepared by the Master Servicer pursuant to this Agreement.

            Each of the Master Servicer and Special Servicer may make information concerning the Mortgage Loans available on any website that it has established.

            The Master Servicer or the Special Servicer, as applicable, may, from time to time in its sole discretion, answer questions from a Beneficial Owner which pertain to the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer or the Special Servicer, as applicable, as a condition to answering such questions, shall require, among other things, that the Beneficial Owner enter into a confidentiality agreement with the Master Servicer or the Special Servicer, as the case may be, in the form attached hereto as Exhibit O-2 and sign an Investor Certification in the form attached hereto as Exhibit O-1. Neither the Master Servicer nor the Special Servicer shall provide any information or disclosures in violation of any applicable law, rule or regulation.

            Section 4.03 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it shall not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8BEN, W-8IMY (with appropriate attachments) or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) with respect to the Holder of any Class R or Class LR Certificate or any Mortgagor or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form W-8ECI or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

            Section 4.04 REMIC Compliance.

            (a) The parties intend that each of the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC shall constitute, and that the affairs of each of the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC and shall on behalf of each of the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC, using a calendar year as the taxable year for each of the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year ending December 31, 2004, in accordance with the REMIC Provisions;
(iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code and Section 4.07; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of each Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R Certificates shall be the tax matters person of the Upper-Tier REMIC and the Holder of the largest Percentage Interest in the Class LR Certificates shall be the tax matters person of the Lower-Tier REMIC and the Loan REMIC pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of the Loan REMICs, the Upper-Tier REMIC and Lower-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action within its control and the scope of its duties if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of any Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on any Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) through (iii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause any of the Loan REMICs, the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow any of each such Trust REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by such Trust REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause) and (iii) not permit the creation of any "interests," within the meaning of the REMIC Provisions, in the Upper-Tier REMIC other than the Regular Certificates and the Class R Certificates, or in the Loan REMICs other than the related Loan REMIC Interests or in the Lower-Tier REMIC other than the Lower-Tier Regular Interests and the Class LR Certificates. None of the Master Servicer, the Special Servicer or the Depositor shall be responsible or liable for any failure by the Trustee to comply with the provisions of this Section 4.04. The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Master Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.04.

            (b) The Trustee shall administer each Loan REMIC in accordance with the related Loan REMIC Declaration and the REMIC Provisions and shall comply with and perform all federal and, if applicable, state and local income tax return and information reporting requirements with respect to each such Loan REMIC, and shall otherwise administer the Loan REMIC in the same manner as specified for the Trust REMICs in Section 4.04(a). The DDR Portfolio Mortgage Loan shall be serviced and administered in accordance with the applicable provisions of the DDR Pooling Agreement and Article III hereof and the related Loan REMIC Declaration. The Trustee shall maintain separate accounting with respect to each Loan REMIC sufficient (i) to comply with such return and information reporting requirements, including quarterly and annual reporting on Schedule Q to Form 1066 to the Holders of the Class LR Certificates with respect to the related Loan REMIC Residual Interest, (ii) to account for each Loan REMIC Regular Interest as an asset of the Lower-Tier REMIC, (iii) to pay or cause to be paid any federal, state or local income tax attributable to each Loan REMIC from payments received on or with respect to the related Mortgage Loan, and (iv) to cause any payments on the related Loan REMIC Loan in excess of amounts distributable in respect of the related Loan REMIC Regular Interest to be distributed in respect of the related Loan REMIC Residual Interest to the extent provided in the related Loan REMIC Declaration.

            (c) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Depositor and the Class LR Certificateholders will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Article II hereof.

            Section 4.05 Imposition of Tax on the Trust Fund. In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on any of the Loan REMICs, the Upper-Tier REMIC or Lower-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(viii) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from the Collection Account in determining the amount of Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by any of the Loan REMICs, Upper-Tier REMIC or Lower-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code
Section 860F(a) or (ii) the amount of any contribution to any of the Loan REMICs, the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Lower-Tier Distribution Account or the Upper-Tier Distribution Account, as the case may be). To the extent that any such tax is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates or to the Trustee in respect of the Lower-Tier Regular Interests or the Loan REMIC Regular Interest, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for any taxes imposed on any of the Loan REMICs, the Upper-Tier REMIC or Lower-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, the Special Servicer or the Trustee or an act or omission of the Master Servicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or Special Servicer, as applicable, or Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Master Servicer or the Special Servicer.

            Section 4.06 Remittances; P&I Advances.

            On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

            (i) remit to the Trustee for deposit in the Lower-Tier Distribution Account an amount equal to the Yield Maintenance Charges received by the Master Servicer in the Prepayment Period preceding such Distribution Date;

            (ii) remit to the Trustee for deposit in (a) the Lower-Tier Distribution Account an amount equal to the Available Funds (other than the amounts referred to in clause (iii) below and clause (d) of the definition of "Available Funds") and;

            (iii) make a P&I Advance (other than with respect to the 237 Park Avenue Mortgage Loan), by deposit into the Lower-Tier Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan to the extent such amounts were not received on such Mortgage Loan prior to the Business Day immediately preceding the Master Servicer Remittance Date (and therefore are not included in the remittance described in the preceding clause (ii)).

            The Master Servicer shall not be required or permitted to make an advance for Balloon Payments, Default Interest or Yield Maintenance Charges. The amount required to be advanced in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal
(i) the amount required to be advanced by the Master Servicer, without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

            Any amount advanced by the Master Servicer pursuant to Section 4.06(iii) shall constitute a P&I Advance for all purposes of this Agreement and the Master Servicer shall be entitled to reimbursement (with interest at the Advance Rate).

            The Trustee shall notify the Master Servicer by telephone if as of 3:00 p.m., New York City time, on the Master Servicer Remittance Date, the Trustee has not received the amount of a required P&I Advance hereunder. If as of 11:00 a.m., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Master Servicer Remittance Date pursuant to Section 4.06(iii), the Trustee shall no later than 1:00 p.m., New York City time, on such Business Day deposit into the Lower-Tier Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer.

            Neither the Master Servicer nor the Trustee shall be obligated to make a P&I Advance as to any Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Master Servicer or the Trustee, as applicable, determines that such advance will be a Nonrecoverable Advance. The Master Servicer shall be required to provide notice to the Trustee on or prior to the Master Servicer Remittance Date of any such non-recoverability determination made on or prior to such date. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such Advance would be a Nonrecoverable Advance, the Trustee shall make such advance within the time periods required by this Section 4.06 unless the Trustee, in good faith, makes a determination prior to the times specified in this Section 4.06 that such advance would be a Nonrecoverable Advance. The Trustee, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            The Special Servicer shall report, promptly upon making a determination contemplated in this paragraph, to the Master Servicer the Special Servicer's determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on such determination.

            The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes (together with interest thereon) to the extent permitted pursuant to Section 3.06(ii) of this Agreement and the Master Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Mortgagors to the extent permitted by applicable law and the related Mortgage Loan.

            Section 4.07 Grantor Trust Reporting.

            The parties intend that the portions of the Trust Fund consisting of the Loan REMIC Residual Interests shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to the Class LR Certificateholders and shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the Class LR Certificates, a statement of their allocable share of income or loss with respect to each Loan REMIC Residual Interest, as shown on Schedule Q for the related Tax Returns, as such amounts accrue.


                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, Class A-1A Certificates, the Class X-1 Certificates, the Class X-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class R Certificates, and the Class LR Certificates.

            The Class A-1, Class A-2, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-21 respectively. The Certificates of each Class (other than the Residual Certificates) will be issuable in registered form only, in minimum denominations of authorized initial Certificate Principal Amount or Notional Amount, as applicable, as described in the succeeding table, and multiples of $1 in excess thereof. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or (b) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the product of the Percentage Interest represented by such beneficial interest and the amount set forth on such schedule of the related Global Certificate, (ii) expressed in terms of initial Certificate Principal Amount or Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth below. With respect to the Private Certificates, on the Closing Date, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver (i) Rule 144A global Private Certificates (the "Rule 144A Global Certificates") in definitive, fully registered form without interest coupons, (ii) Regulation S global Private Certificates (the "Regulation S Global Certificates") in definitive, fully registered form without interest coupons, or (iii) one or more, if any, Individual Certificates, in each case substantially in the form of Exhibits A-4, A-5 and A-10 through A-19 hereto, respectively. Each Certificate will share ratably in all rights of the related Class. The Class R and Class LR Certificates will each be issuable in one or more Individual Certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

     Class                           Minimum Denomination
 -------------                   ---------------------------
       A-1                                 $10,000.00

       A-2                                 $10,000.00

       A-1A                                $10,000.00

       X-1                              $5,000,000.00

       X-2                              $5,000,000.00

         B                                 $10,000.00

         C                                 $10,000.00

         D                                 $10,000.00

         E                                 $10,000.00

         F                                 $10,000.00

         G                                 $10,000.00

         H                                 $10,000.00

         J                                 $10,000.00

         K                                 $10,000.00

         L                                 $10,000.00

         M                                 $10,000.00

         N                                 $10,000.00

         O                                 $10,000.00

         P                                 $10,000.00



            The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above. The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

            Except insofar as pertains to any Individual Certificate, the Trust Fund, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Section 3.20 or transmitting communications pursuant to Section 5.05(a), to the extent that the Depositor has provided the Trustee with the names of Beneficial Owners, the Trustee shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except in the limited circumstances described below, Beneficial Owners of Public Global Certificates shall not be entitled to physical certificates for the Public Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in Section 5.02 and Applicable Procedures, a Beneficial Owner of a Private Global Certificate may request that the Depositor, or an agent thereof, cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Depositor and the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

            Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

            The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Depositor is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Principal Amount or Notional Amount, as applicable, of the Global Certificate for any Class then outstanding advise the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owner or Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. Neither the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, and the Depositor shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

            If the Trustee, its agents or the Master Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Master Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Master Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

            If the Trust ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Private Certificate or a Class R or Class LR Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Master Servicer and/or the Trustee with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act which information shall be provided on a timely basis to the Trustee by the Master Servicer.

            Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-21 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration, Transfer and Exchange of Certificates.
(a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicer, the Trustee, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements of this Section 5.02. Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

            (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the applicable requirements of this Section 5.02, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this
Section 5.02.

            (c) In addition to the applicable provisions of this Section 5.02 and the rules of the Depository, the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

            (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Private Certificates or the Class R or Class LR Certificates to a transferee that takes delivery in the form of an Individual Certificate:

                  (A) The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

                  (B) The Certificate Registrar shall register the transfer of an Individual Certificate (other than a Residual Certificate) pursuant to Regulation S after the expiration of the Restricted Period if the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of a Regulation S Transfer Certificate; and

                  (C) The Certificate Registrar shall register the transfer of an Individual Certificate (other than a Residual Certificate) if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

      and, in each case the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.

            (ii) Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

                  (A) Rule 144A Global Certificate to Regulation S Global
            Certificate During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit J hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

                  (B) Rule 144A Global Certificate to Regulation S Global
            Certificate After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may
            be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit K hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

                  (C) Regulation S Global Certificate to Rule 144A Global
            Certificate. If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred,
            (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit L hereto given by the Beneficial Owner, or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

                  (D) Transfers Within Regulation S Global Certificate During
            Restricted Period. If, during the Restricted Period, the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such certificate to a Person who wishes to take delivery thereof in the form of such Regulation S Global Certificate, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(D) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest to be transferred,
            (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit M hereto given by the transferee, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (iii) Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

                  (A) Transfers of a beneficial interest in a Private Global
            Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C).

                  (B) Transfers of a beneficial interest in a Private Global
            Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A) and
            (B), respectively.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Depositor in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

            (iv) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

            (v) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in the Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized Denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of fifteen days preceding any Distribution Date.

            (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Public Global Certificate pursuant Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors in accordance with the provisions set forth herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

            (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            (i) The Certificate Registrar may as a condition of the registration of any transfer of the Private Certificates or the Class R and Class LR Certificates require the transferor to furnish other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

            (j) Neither the Depositor, the Master Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify the Private Certificates or the Class R or Class LR Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Trustee and the Certificate Registrar against any loss, liability or reasonable expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (k) No transfer of any Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (ii) a collective investment fund in which such Plans are invested, an insurance company that is using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan to acquire any such Restricted Certificate, other than (with respect to any transfer of a Restricted Certificate that is a Subordinate Certificate) an insurance company investing the assets of its general account under circumstances whereby the purchase and holding of such Restricted Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60. Each prospective transferee of a Restricted Certificate that takes the form of an Individual Certificate shall either (1) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (2) in the event the transferee is such a Person, except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such a Person, the prospective transferee shall provide to the Depositor, the Trustee and the Certificate Registrar an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Restricted Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent, the Initial Purchaser or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in this Agreement, which opinion of counsel shall not be an expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor. The Certificate Registrar shall not register the transfer of an Individual Certificate that is a Restricted Certificate unless the transferee has provided the representation letter or opinion of counsel referred to in the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Person or entity referred to in (i) or (ii) above. Any transfer of a Restricted Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, shall be deemed absolutely null and void ab initio.

            (l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

            (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

            (ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee (a) that such proposed transferee is a Permitted Transferee and (b) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest,
      (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (v) the proposed transferee will not cause income with respect to the Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such person or any other U.S. Person, and (vi) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(e) and (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(b)(i) or (iii) are false.

            (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of
      Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Appointment of Paying Agent. The Trustee may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for Wells Fargo Bank, N.A., as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "A" by Fitch and "Aa3" by Moody's, or shall be otherwise acceptable to each Rating Agency.

            Section 5.05 Access to Certificateholders' Names and Addresses. (a) If any Certificateholder or the Master Servicer (for purposes of this Section 5.05, an "Applicant") applies or requests in writing to the Certificate Registrar, and such application or request states that the Applicant desires to communicate with the Certificateholders, the Certificate Registrar shall promptly furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

            (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Master Servicer, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

            Section 5.07 Authenticating Agent. The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.07, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.07.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

            Section 5.08 Appointment of Custodians. The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from Fitch and "Aa3" from Moody's, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian. The Custodian, if the Custodian is not the Trustee, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 5.08 shall be issued by a Qualified Insurer, or by any other insurer, that, as confirmed by each Rating Agency in writing to the Trustee, would not in and of itself result in the downgrade, withdrawal or qualification of any of the ratings assigned to any Class of Certificates.


                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Master Servicer and the Special Servicer. The Depositor, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement. Each of the Master Servicer and the Special Servicer shall indemnify the Depositor, and any employee, director or officer of the Depositor, and the Trust Fund and hold the Depositor and any employee, director or officer of the Depositor, and the Trust Fund harmless against any loss, liability or reasonable expense incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Master Servicer or the Special Servicer, as the case may be, or by reason of reckless disregard of the Master Servicer's or Special Servicer's, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Master Servicer or the Special Servicer, as the case may be, of any of its representations or warranties contained herein. The Depositor shall indemnify the Master Servicer, and any employee, director or officer of the Master Servicer and hold the Master Servicer and any employee, director or officer of the Master Servicer harmless against any loss, liability or reasonable expense incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Depositor or by reason of reckless disregard of the Depositor obligations or duties hereunder, or (ii) as a result of the breach by the Depositor of any of its representations or warranties contained herein.

            Section 6.02 Merger or Consolidation of the Master Servicer and the Special Servicer. Subject to the following paragraph, each of the Master Servicer and the Special Servicer shall keep in full effect its existence, rights and good standing as a national banking association or a corporation under the laws of the state of its organization and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Each of the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer or the Special Servicer, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer or the Special Servicer, as applicable, hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicer and Others. Subject to Section 6.01, neither the Depositor, the Master Servicer, the Special Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer or the Special Servicer or any such Person against liability which would be imposed by reason of (i) any breach of warranty or representation with respect to such respective party or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties hereunder with respect to such respective party. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with, or relating to, this Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations or duties hereunder, in each case by the Person being indemnified or (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein. Neither the Depositor nor the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured; provided, however, that the Depositor or the Master Servicer or the Special Servicer may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

            The Water Tower Place Primary Servicer, the Water Tower Place Special Servicer, the Depositor, the Water Tower Place Paying Agent and the Water Tower Place Trustee, and any of their respective directors, officers, employees or agents (collectively, the "Water Tower Place Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the Water Tower Place Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the Water Tower Place Mortgage Loan under the Water Tower Place Pooling Agreement or this Agreement (but excluding any such losses allocable to the Water Tower Place Companion Notes), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Water Tower Place Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Water Tower Place Pooling Agreement.

            The DDR Portfolio Primary Servicer, the DDR Portfolio Special Servicer, the Depositor and the DDR Portfolio Trustee, and any of their respective directors, officers, employees or agents (collectively, the "DDR Portfolio Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the DDR Portfolio Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the DDR Portfolio Mortgage Loan under the DDR Portfolio Pooling Agreement or this Agreement (but excluding any such losses allocable to the DDR Portfolio Companion Notes), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any DDR Portfolio Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the DDR Portfolio Pooling Agreement.

            The 237 Park Avenue Primary Servicer, the 237 Park Avenue Special Servicer, the Depositor and the 237 Park Avenue Trustee, and any of their respective directors, officers, employees or agents (collectively, the "237 Park Avenue Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the 237 Park Avenue Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the 237 Park Avenue Mortgage Loan under the 237 Park Avenue Pooling Agreement or this Agreement (but excluding any such losses allocable to the 237 Park Avenue Companion Notes), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any 237 Park Avenue Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 237 Park Avenue Pooling Agreement.

            Section 6.04 Limitation on Resignation of the Master Servicer or Special Servicer. (a) Each of the Master Servicer and the Special Servicer (in the case of the Special Servicer only, with the consent of the Controlling Class Representative) may assign its respective rights and delegate its respective duties and obligations under this Agreement, and provided, that, with respect to either the Master Servicer or the Special Servicer: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States, the District of Columbia or the United States, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, and (B) shall execute and deliver to the Trustee an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Regular Certificates in effect immediately prior to such assignment, sale, transfer or delegation will not be qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation; (iii) the Master Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iv) the rate at which the Servicing Fee or Special Servicing Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect; and (v) the resigning Master Servicer or Special Servicer, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer or Special Servicer, as applicable, hereunder.

            (b) Except as provided in this Section 6.04, the Master Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer's or Special Servicer's expense) to such effect delivered to the Trustee.

            No resignation or removal of the Master Servicer or the Special Servicer as contemplated herein shall become effective until the Trustee or a successor Master Servicer or Special Servicer shall have assumed the Master Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Master Servicer or Special Servicer shall be treated as a shortfall resulting in Realized Losses.

            Section 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer and Special Servicer. The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Master Servicer and the Special Servicer shall furnish to the Depositor, the Master Servicer, the Special Servicer and the Trustee its most recent publicly available annual financial statements. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03 hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Neither the Depositor nor the Trustee and neither the Master Servicer, with respect to the Special Servicer, nor the Special Servicer, with respect to the Master Servicer, shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall have any responsibility or liability for any action or failure to act by the Depositor or the Trustee and neither such Person is obligated to monitor or supervise the performance of the Depositor or the Trustee under this Agreement or otherwise.

            Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

            Section 6.06 Master Servicer or Special Servicer as Owner of a Certificate. The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof, except as otherwise expressly provided herein. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and
(iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.


                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the Master Servicer to make any deposit required to be made by the Master Servicer to the Collection Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into any REO Account, within one Business Day after such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account, or to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Master Servicer's failure to make a Property Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Service in such capacity would result in the downgrade, withdrawal or qualification of any ratings then assigned by Fitch to any Class of Certificates and the notice is not withdrawn, terminated or rescinded within 60 days following the Trustee's receipt of the notice; or

            (ix) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% (in the case of the Special Servicer) or 51% (in the case of the Master Servicer), as applicable, of the aggregate Voting Rights of all Certificates shall, terminate the Master Servicer or the Special Servicer, as applicable.

            In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.

            (b) If the Master Servicer receives notice of termination under
Section 7.01(c) solely due to an Event of Default under Section 7.01(a)(viii) or
(ix) and if the Master Servicer to be terminated pursuant to Section 7.01(c) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(b). Upon receipt of the "request for proposal" materials, Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Master Servicer pursuant to Section 7.01(c)) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Master Servicer retaining all sub-servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective sub-servicing agreements and entering into a sub-servicing agreement with the terminated Master Servicer to sub-service each Mortgage Loan not subject to a sub-servicing agreement at a sub-servicing fee rate equal to the Servicing Fee Rate minus 0.01% (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each sub-servicing agreement and sub-servicer that it is permitted to terminate pursuant to the terms of the applicable sub-servicing agreement (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Master Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of Certificates then rated by the Rating Agency within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the Master Servicer to be terminated pursuant to Section 7.01(c), the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated sub-servicer its respective Bid Allocation.

            The Master Servicer to be terminated pursuant to Section 7.01(c) shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Master Servicer to be terminated pursuant to Section 7.01(c) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(b). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            (c) In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Master Servicer or Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 and subsection (b) above notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that, in the event it is terminated pursuant to this Section 7.01, to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Trustee with all documents and records requested by the Trustee to enable the Trustee to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or successor Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, any REO Account or Lock-Box Account shall thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be its successor in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or moneys shall not be considered a default by such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer's or the Special Servicer's termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Fee or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Trustee's succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Master Servicer and the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee, as Master Servicer or Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Master Servicer is also the Special Servicer, the Master Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

            (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

            Section 7.04 Other Remedies of Trustee. During the continuance of any Master Servicer Event of Default or a Special Servicer Event of Default when the Master Servicer is also serving as Special Servicer, so long as such Master Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Master Servicer Event of Default or Special Servicer Event of Default, if applicable.

            Section 7.05 Waiver of Past Events of Default; Termination. The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs and expenses incurred by the Trustee in connection with such default and prior to such waiver shall be reimbursed by the Master Servicer or the Special Servicer, as applicable, promptly upon demand therefor and if not reimbursed to the Trustee within 90 days of such demand, from the Trust Fund; provided, that the Trust Fund shall be reimbursed by the Master Servicer or the Special Servicer, as applicable, to the extent such amounts are reimbursed to the Trustee from the Trust Fund.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.04, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall request a corrected instrument, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

            (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

            (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

            (iv) Neither the Trustee nor any of its respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor or any other third Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

            (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Master Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

            None of the provisions contained in this Agreement shall require the Trustee, in its capacity as Trustee, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than any funds invested with it in its commercial capacity).

            Section 8.02 Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and

                  (C) provided, that subject to the foregoing clause (A),
            nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

            (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer, as applicable, if an Event of Default shall have occurred and be continuing relating to the Master Servicer, or the Special Servicer, respectively and if such investigation results from such Event of Default, and otherwise by the Certificateholders requesting the investigation;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

            (vii) For purposes of this Agreement, the Trustee shall have notice of an event only when a Responsible Officer of the Trustee has received notice of such event.

            (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause any of the Loan REMICs, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any of the Loan REMICs, the Upper-Tier REMIC or the Lower-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Master Servicer, or the Special Servicer, and the Trustee, the Master Servicer and Special Servicer assume no responsibility for their correctness. The Trustee, the Master Servicer and Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, the Trustee shall not be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File (except for its review thereof pursuant to Section 2.02); the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the Depositor, the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of moneys by or at the direction of the Master Servicer or any loss resulting therefrom (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02), it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02) or any sub-servicer or any Mortgagor; any action of the Master Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) or any sub-servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Lower-Tier Distribution Account, Upper-Tier Distribution Account, Lock Box Account, Reserve Accounts, Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee. The Trustee shall not have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect that such payment is not permitted by applicable law.

            Section 8.04 Trustee May Own Certificates. The Trustee and any agent of the Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor and the Master Servicer in banking transactions, with the same rights it would have if it were not Trustee or such agent.

            Section 8.05 Payment of Trustee Fees and Expenses; Indemnification.
(a) As compensation for the performance of its duties hereunder, the Trustee will be paid the Trustee Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled.

            (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses" as described in clause (d) below, except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses.

            The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable out-of-pocket expenses incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

            (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor and the Special Servicer (each, an "Indemnifying Party") shall indemnify the Trustee and its Affiliates and each of the directors, officers, employees and agents of the Trustee and its Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder.

            (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement, or are unanticipated expenses (as defined below), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and (ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term "unanticipated expenses" shall include any fees, expenses and disbursements of the Trustee or any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date, and the losses, liabilities, damages, claims or incremental expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with (i) a default under any Mortgage Loan and (ii) any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and
Section 7.01. The right of reimbursement of the Indemnified Parties under this
Section 8.05(d) shall be senior to the rights of all Certificateholders.

            (e) Notwithstanding anything herein to the contrary, this Section
8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

            (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

            Section 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least "Aa3" by Moody's and "AA-" by Fitch (or such other rating as the Ratings Agencies have confirmed will not result in the downgrade withdrawal or qualification of any of the then current ratings of any Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of either Trust REMIC or any of the Loan REMICs (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07,
(ii) pay such tax from its own funds and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and each Rating Agency. Upon such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee, the appointment of which would not, as evidenced in writing by the Rating Agencies, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, the appointment of which, if the successor Trustee is not rated by each Rating Agency as "AA-", would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Trustee will bear all reasonable costs and expenses of each other party hereto and each Rating Agency in connection with such resignation.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and promptly appoint a successor Trustee by written instrument, which shall be delivered to the Trustee so removed and to the successor Trustee. The Holders of Certificates entitled to more than 50% of the Voting Rights of all of the Certificates may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

            In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to the predecessor Trustee, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein, provided that the appointment of such successor Trustee shall not, as evidenced in writing by each Rating Agency, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

            (b) Any successor Trustee appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

            Section 8.09 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

            No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to, such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Controlling Certificateholders and Controlling Class Representative. (a) Each Controlling Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Trustee and to notify the Trustee of the transfer of any Certificate of the Controlling Class, the selection of a Controlling Class Representative or the resignation or removal thereof. Any Certificateholder or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee when such Certificateholder is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Trustee will notify the Special Servicer of the identity of the Controlling Class Representative and any resignation or removal thereof.

            (b) The initial Controlling Class Representative shall be Allied Capital Corporation, a Maryland corporation.

            (c) Once a Controlling Class Representative has been selected pursuant to clause (b) above, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative shall have notified the Trustee and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon the resignation of a Controlling Class Representative, the Trustee shall request the Certificateholders of the Controlling Class to select a new Controlling Class Representative.

            (d) If at any time a Book-Entry Certificate belongs to the Controlling Class, the Trustee shall notify the related Beneficial Owner or Beneficial Owners (through the Depositor, unless the Trustee shall have been previously provided with the name and address of such Beneficial Owner or Beneficial Owners) of such event and shall request that it be informed of any change in the identity of the related Beneficial Owner from time to time.

            (e) Until it receives notice to the contrary each of the Master Servicer, the Special Servicer and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Controlling Class Representative.

            (f) The Controlling Class Representative will have no liability to the Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

            (g) By its acceptance of a Certificate, each Certificateholder shall be deemed to have confirmed its understanding that (i) may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, (ii) may act solely in the interests of the holders of the Controlling Class, (iii) does not have any duties to the holders of any Class of Certificates other than the Controlling Class, (iv) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates, and (v) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.


                                   ARTICLE IX

                  TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

            Section 9.01 Termination; Optional Mortgage Loan Purchase. (a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans (and, if any of the Pari Passu Mortgage Loans is no longer a "Mortgage Loan" due to the fact that the related Mortgaged Property has been foreclosed upon under the applicable Other Pooling Agreement, the Pari Passu REO Mortgage Loan) and REO Property then included in the Trust Fund pursuant to subsection (c), (ii) the exchange by the Remaining Certificateholder pursuant to subsection (h) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable.

            (b) The Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund with respect to each such Trust REMIC shall be sold or otherwise disposed of in connection therewith, pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the assets of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be sold for cash and that each such Trust REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Trustee in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Each Loan REMIC shall be terminated in such a complete liquidation simultaneously with the Upper-Tier REMIC and the Lower-Tier REMIC and in accordance with the provisions of the related Loan REMIC Declaration; provided, that such Loan REMIC shall terminate without liquidation on any earlier Distribution Date following a Final Recovery Determination or other payment in full with respect to the related Loan REMIC Loan. Notwithstanding the termination of the Trust REMICs, the Loan REMICs or the Trust Fund, the Trustee shall be responsible for filing the final Tax Returns for the Trust REMICs and the Loan REMICs and applicable income tax or information returns for the Grantor Trust for the period ending with such termination, and shall maintain books and records with respect to the Trust REMICs and the Loan REMICs and the Grantor Trust for the period for which it maintains its own tax returns or other reasonable period.

            (c) The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Pari Passu Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Pari Passu Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

                  (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            Any portion of such purchase price attributable to a Mortgage Loan included in the related Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the related Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

            The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

            (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) or subsection (h) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full an amount equal to the remaining Certificate Principal Amount of each such Certificate or Lower-Tier Regular Interest, or the Loan REMIC Balance of the related Loan REMIC Regular Interest, as the case may be, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01 or (ii) if no such Regular Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Lower-Tier Distribution Account, and to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account, in either case, following the later to occur of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (b) the liquidation or disposition pursuant to Section 3.18 of the last asset held by the Trust Fund.

            (e) Notice of any termination of the Trust Fund pursuant to this
Section 9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Master Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

            (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

            (ii) specify the amount of any such final distribution, if known;
      and

            (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

            If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

            (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

            (g) For purposes of this Section 9.01, the Remaining
Certificateholder shall have the first option to terminate the Trust Fund pursuant to subsection (h), and then the Holders of the Controlling Class, and then the Special Servicer, and then the Depositor, and then the Master Servicer, and then the Holder of the Class LR Certificates, in each of the last five cases, pursuant to subsection (c).

            (h) Following the date on which the aggregate Certificate Principal Amount of the Class A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates, including the Class X Certificates (other than the Residual Certificates) for all of the Mortgage Loans (and if any of the Pari Passu Mortgage Loans are no longer a "Mortgage Loan" due to the fact that the related Mortgaged Property has been foreclosed upon under the related Other Pooling Agreement, the Pari Passu REO Loan) and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Remaining Certificateholder elects to exchange all of its Certificates, including the Class X Certificates, (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Termination Date, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, but only to the extent that such amounts are not already on deposit in the Collection Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates by the Remaining Certificateholder on the Termination Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Section 9.01. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns), shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Mortgage Loans. For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC and each Loan REMIC for an amount equal to the remaining Certificate Principal Amount of its remaining Certificates (other than the Residual Certificates), plus accrued and unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of the related Lower-Tier Regular Interests, Loan REMIC Regular Interests and such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to this Section 9.01.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.02 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Notices. Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, GS Mortgage Securities Corporation II, 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, telecopy number: (212) 346-3594, with a copy to: Samuel Ramos, Esq., telecopy number: (212) 428-3141; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075, Attention: GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series 2004-C1, facsimile number: (704) 715-0036; (iii) in the case of the Special Servicer, Allied Capital Corporation, 1919 Pennsylvania Avenue, NW, 3rd Floor, Washington, DC 20006, Attention: Matthew B.Walsh, telecopy number: (202) 659-2053; (iv) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attention:
Corporate Trust (CMBS), GSMSC II 2004-C1, telecopy number: (212) 509-1042; (v) in the case of the Rating Agencies, (a) Moody's Investors Services, Inc., 99 Church Street, 4th Floor, New York, New York 10041, Attention: Commercial Mortgage Surveillance Group, telecopy number: (212) 553-0300, and (b) Fitch, Inc., One State Street Plaza, New York, New York, Attention: Commercial Mortgage-Backed Securities Group, telecopy number: (212) 635-0466; (vi) in the case of the Mortgage Loan Sellers, (a) Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, telecopy number:
(212) 346-3594, with a copy to: Samuel Ramos, Esq., telecopy number: (212) 428-3141, (b) GCFP Capital Financial Products, Inc. 600 Steamboat Rd., Greenwich, Connecticut 06830, Attention: Andrew Snow, telecopy number: (203) 618-2134, with Paul Stevelman, Esq., telecopy number: (203) 422-4756, (c) Prudential Mortgage Capital Funding, LLC, Four Gateway Center, 8th Floor, 100 Mullberry Street, Newark, New Jersey 07102, Attention: Richard L. Jarocki, Jr., telecopy number (973) 802-4838, with a copy to Legal Department, Paul A. Sherrington, telecopy number (973) 802-4838 (d) Commerzbank AG, New York Branch, 2 World Financial Center, New York, New York 10281, Attention: Anthony J. Tuffy, telecopy number: (212) 266-7565 with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, telecopy (215) 994-2222,
Attention: David W. Forti; (vii) in the case of the Underwriters, (i) to Banc of America Securities LLC, addressed to Banc of America Securities LLC, 214 N. Tryon Street, Charlotte, NC 28255, Attention: Christopher D. Farwell, telecopy number: (704) 387-0867, (ii) to Goldman, Sachs & Co., addressed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Attention:
Rolf Edwards, telecopy number: (212) 346-3594, with a copy to: Samuel Ramos, Esq., telecopy number: (212) 428-3141, (iii) to Greenwich Capital Markets, Inc., addressed to Greenwich Capital Markets, Inc. 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, fax number (203) 618-2134, with a copy to Paul Stevelman, Esq., fax number (203) 422-4756, (iv) to Merrill Lynch, Pierce, Fenner & Smith Inc., addressed to Merrill Lynch, Pierce, Fenner & Smith Inc., Global Markets & Investment Banking, 4 World Financial Center, 16th Floor New York, NY 10080, Attention Glenn Thaler, telecopy number: (212) 449-3589 and
(v) to Wachovia Capital Markets, LLC, addressed to Wachovia Capital Markets, LLC, 301 S. College Street NC0166 Charlotte, NC 28288, Attention Royer Culp, with a copy to Elizabeth Stinson, telecopy number: (704) 715-0066.; (viii) in the case of the Controlling Class Representative, Allied Capital Corporation, 1919 Pennsylvania Avenue, NW, 3rd Floor, Washington, DC 20006, Attention: John Scheurer, telecopy number: (202) 466-1834, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 10.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.06 Notice to the Depositor and Each Rating Agency.

            (a) The Trustee shall use its best efforts to promptly provide notice to the Depositor and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer or the Trustee;

            (iv) the repurchase of Mortgage Loans pursuant to Section 2.03(d);

            (v) the final payment to any Class of Certificateholders;

            (vi) any change in the location of the Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Collection Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account;

            (vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer; and

            (viii) any change in the lien priority of a Mortgage Loan.

            (b) The Master Servicer (or the Trustee with respect to item (iv) below) shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.14;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.15;

            (iii) upon request, a copy of each operating and other financial statements, rent rolls, occupancy reports, and sales reports to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 4.02;

            (iv) upon request, each Distribution Date Statement described in
      Section 4.02 and Section 3.20; and

            (v) upon request, each inspection report prepared in connection with any inspection conducted pursuant to Section 3.19.

            (c) The Master Servicer shall furnish each Rating Agency with such information as in the Master Servicer's possession with respect to the Trust Fund, any Mortgaged Property, a Mortgagor and a Mortgage Loan as such Rating Agency shall reasonably request. The Rating Agencies shall not be charged any fee or expense in connection therewith.

            Section 10.07 Amendment. This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of this Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of any of the Loan REMICs, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the status of the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of this Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

            Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC and each Loan REMIC as a REMIC, or of the Grantor Trust as a grantor trust or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

            (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

            (iii) adversely affect the Voting Rights of any Class of Certificates,

            (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

            (v) without the consent of 100% of the holders of Certificates or Rating Agency Confirmation, amend the Servicing Standard.

            In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee and the Master Servicer, in writing, and to the extent required by this Section, the Certificateholders. Promptly after the execution of any amendment, the Master Servicer shall forward to the Trustee and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency. It shall not be necessary for the consent of Certificateholders under this Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

            Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Master Servicer and/or the Trustee, the Master Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause any of the Upper-Tier REMIC, Lower-Tier REMIC or Loan REMICs to fail to qualify as a REMIC at any time that any Certificates are outstanding, will not cause a tax to be imposed on either Trust REMIC or the Loan REMICs under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) and will not cause the Grantor Trust to fail to qualify as a grantor trust. Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause
(i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

            Section 10.08 Confirmation of Intent. The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to any Insurance Proceeds related to such Mortgage Loans and
(ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 10.09 No Intended Third-Party Beneficiaries. No Persons other than a party to this Agreement, any party to any Other Pooling Agreement, any Pari Passu Companion Loan Noteholders and any Certificateholder, shall have any rights with respect to the enforcement of any of the rights or obligations hereunder.

            Without limiting the foregoing, the parties to this Agreement specifically state that no Mortgagor, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

            Section 10.10 Request by Certificateholders. Where information or reports are required to be delivered to a Certificateholder upon request pursuant to the terms of this Agreement, such request can be in the form of a single blanket request by a Certificateholder to the Trustee, the Master Servicer or the Special Servicer, as applicable, and, with respect to such Certificateholder, such request shall be deemed to relate to each date such report or information may be requested. The notice shall set forth the applicable Sections where such reports and information are requested.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


                                       GS MORTGAGE SECURITIES CORPORATION II,
                                          as Depositor


                                       By: /s/ Mark Buono
                                           ----------------------------------
                                           Name: Mark Buono
                                           Title: Vice President


                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          as Master Servicer

                                       By: /s/ David F. Sisom
                                           ----------------------------------
                                           Name: David F. Sisom
                                           Title: Vice President


                                       ALLIED CAPITAL CORPORATION, as Special
                                          Servicer


                                       By: /s/ John Scheurer
                                           ----------------------------------
                                           Name: John Schuerer
                                           Title: Managing Director


                                       WELLS FARGO BANK, N.A., as Trustee,
                                          Custodian, Certificate Registrar



                                       By:   /s/ Deborah Daniels
                                             ----------------------------------
                                             Name: Deborah Daniels
                                             Title: Vice President

STATE OF NEW YORK       )
                        )  ss:
COUNTY OF NEW YORK      )

            On this 15th day of April, 2004, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Mark Buono, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Vicce President of GS Mortgage Securities Corporation II, a NY Limited Partnership corporation, the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

            WITNESS my hand and seal hereto affixed the day and year first above written.



                                                /s/ Betty Custodio
                                         ------------------------------------
                                            Notary Public in and for the
                                                  State of New York

                [SEAL]

My Commission expires: May 18, 2006


___________________________________________
This instrument prepared by: _________________

STATE OF NORTH CAROLINA    )
                           )  ss.:
COUNTY OF MECKLENBURG      )

            On this 13th day of April, 2004, before me, the undersigned, a Notary Public in and for the State of North Carolina, duly commissioned and sworn, personally appeared David F. Sisom, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Vice President of Wachovia Bank, National Association, a national banking association, the national banking association described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

            WITNESS my hand and seal hereto affixed the day and year first above written.



                                                /s/ Lisa M. Kneeppel
                                       --------------------------------------
                                            Notary Public in and for the
                                               State of North Carolina

                [SEAL]

My Commission expires: June 15, 2008


________________________________________



This instrument prepared by: _________________

STATE OF DISTRICT OF COLUMBIA )
                              )  ss.:
COUNTY OF DISTRICT OF COLUMBIA)

            On this 13th day of April, 2004, before me, the undersigned, a Notary Public in and for the District of Columbia, duly commissioned and sworn, personally appeared John Scheurer, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Managing Director of Allied Capital Corporation, a Maryland corporation, the corporation described in and that executed the foregoing instrument; and that she signed his/her name thereto under authority of the Board of Directors of said corporation and on behalf of such corporation.

            WITNESS my hand and seal hereto affixed the day and year first above written.



                                                /s/ Michelle M. Bligh
                                         -------------------------------------
                                                     Print Name:
                                         NOTARY PUBLIC, State of District of
                                                      Columbia




My Commission expires: October 14, 2006


[NOTARIAL SEAL]

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF NEW YORK)

            On this 15th day of April, 2004, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Deborah Daniels, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Vice President of Wells Fargo Bank, N.A., a national banking association, the national banking association described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such national banking association.

            WITNESS my hand and seal hereto affixed the day and year first above written.



                                                /s/ Jeremiah C. Parker
                                          --------------------------------
                                            Notary Public in and for the
                                                  State of New York

                [SEAL]

My Commission expires: July 28, 2007


_______________________________________



This instrument prepared by: _________________

                                   Schedule I

                                   [RESERVED]

                                   Schedule II

                               Broker Strip Loans


--------------------------------------------------------------------------
                                               Broker Strip
  Loan No.              Loan Name                 Holder          Strip
--------------------------------------------------------------------------
 09-0001867           Arden Villas                 ICAP           5 bps
 09-0001869     Towne Center at Brookhill    Holiday Fenoglio     5 bps
 09-0001874      Welsh Capital Portfolio     Holliday Fenoglio    5 bps
 09-0001842    Courtney Springs Apartments   Holiday Fenoglio     7 bps
 09-0001774          Capital Center           Dickinson Logan     5 bps
 09-0001764    Amesbury Plaza & Townhomes    Holiday Fenoglio     7 bps
 09-0001854      South Point Apartments       Dickinson Logan     5 bps
 09-0001757       Riverwoods Apartments       Dickinson Logan     5 bps
 09-0001858      Elmsford Executive Park           Maher          5 bps
 09-0001748      Copper Chase Apartments     Holiday Fenoglio     7 bps
 09-0001875      Welsh Capital - Freeway     Holliday Fenoglio    5 bps
--------------------------------------------------------------------------

                                  Schedule III

                           STRIP CALCULATION SCHEDULE


Distribution Date       Rate
-----------------       ----
May 2004              4.94044%
June 2004             5.10051%
July 2004             4.94033%
August 2004           5.10039%
September 2004        5.10034%
October 2004          4.94018%
November 2004         5.10023%
December 2004         4.94007%
January 2005          4.94001%
February 2005         4.93997%
March 2005            4.94011%
April 2005            5.09992%
May 2005              4.93978%
June 2005             5.09980%
July 2005             4.93967%
August 2005           5.09967%
September 2005        5.09962%
October 2005          4.93950%
November 2005         5.09949%
December 2005         4.93939%
January 2006          4.93932%
February 2006         4.93927%
March 2006            4.93942%
April 2006            5.09916%
May 2006              4.93907%
June 2006             5.09903%
July 2006             4.93895%
August 2006           5.09889%
September 2006        5.09883%
October 2006          4.93877%
November 2006         5.09870%
December 2006         4.93864%
January 2007          4.93853%
February 2007         4.93843%
March 2007            4.93859%
April 2007            5.09816%
May 2007              4.93403%
June 2007             5.09362%
July 2007             4.93381%
August 2007           5.09339%
September 2007        5.09328%
October 2007          4.93348%
November 2007         5.09304%
December 2007         4.93325%
January 2008          5.09714%
February 2008         4.93713%
March 2008            4.93711%
April 2008            5.13371%
May 2008              4.98027%
June 2008             5.14053%
July 2008             5.00543%
August 2008           5.23718%
September 2008        5.26670%
October 2008          5.10134%
November 2008         5.26083%
December 2008         5.11016%
January 2009          5.11402%
February 2009         5.10587%
March 2009            5.19628%
April 2009            5.29921%
May 2009              5.20500%
June 2009             5.36350%
July 2009             5.20469%
August 2009           5.36315%
September 2009        5.36299%
October 2009          5.20423%
November 2009         5.36263%
December 2009         5.20391%
January 2010          5.20374%
February 2010         5.20359%
March 2010            5.20389%
April 2010            5.36169%

                                   EXHIBIT A-1

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2004-C1, CLASS A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2004-C1, CLASS A-1

Pass-Through Rate:  3.659%

First Distribution Date: May 10, 2004     Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal   Scheduled Final Distribution Date:
Amount of the Class A-1 Certificates:     October 10, 2028
$410,640,000

CUSIP:  36228C SF 1                       Initial Certificate Principal Amount
                                          of this Certificate: $410,640,000

ISIN:  US36228CSF13

Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICS as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1 Certificate to be duly executed.

                                    WELLS FARGO BANK, N.A.,
                                    not in its individual capacity but solely
                                      as Trustee

                                    By:  _______________________________________
                                         Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-1 Certificates referred to in the Pooling Agreement.

Dated: ______________

                                    WELLS FARGO BANK, N.A.,
                                    not in its individual capacity but solely as Authenticating Agent

                                    By:  _______________________________________
                                         Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

Date: _________________


                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.


                                  By:
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                   EXHIBIT A-2

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2004-C1, CLASS A-2

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2004-C1, CLASS A-2

Pass-Through Rate:  4.319%

First Distribution Date: May 10, 2004     Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal   Scheduled Final Distribution Date:
Amount of the Class A-2 Certificates:     October 10, 2028
$190,490,000

CUSIP: 36228C SG 9                        Initial Certificate Principal Amount
                                          of this Certificate:  $190,490,000

ISIN:   US36228CSG95

Common Code: [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-2 Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee


                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-2 Certificates referred to in the Pooling Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent


                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________

     Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of
__________________________ account number ____________________________.

     This information is provided by ______________________________, the
Assignee(s) named above or ____________________________________ as its (their)
agent.

                                  By:
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                   EXHIBIT A-3

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2004-C1, CLASS A-1A

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2004-C1, CLASS A-1A

Pass-Through Rate:  3.701%

First Distribution Date: May 10, 2004     Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal   Scheduled Final Distribution Date:
Amount of the Class A-1A Certificates:    October 10, 2028
$168,447,000

CUSIP: 36228C SM 6                        Initial Certificate Principal Amount
                                          of this Certificate:  $168,447,000

ISIN: US36228CSM63

Common Code: [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-1A Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1A Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1A Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee


                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-1A Certificates referred to in the Pooling Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent


                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-1A Certificate of the entire Percentage Interest represented by the within Class A-1A Certificates to the above-named Assignee(s) and to deliver such Class A-1A Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________

     Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of
__________________________ account number ____________________________.

     This information is provided by ______________________________, the
Assignee(s) named above or ____________________________________ as its (their)
agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                   EXHIBIT A-4

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2004-C1, CLASS X-1

     [If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THE HOLDERS OF THIS CLASS X-1 CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X-1 CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X-1 CERTIFICATES FOR ANY DISTRIBUTION DATE IS AS SET FORTH IN THE POOLING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

     TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

     [If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

     [If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2004-C1, CLASS X-1

Pass-Through Rate: As determined in accordance with the Pooling Agreement

First Distribution Date: May 10, 2004     Cut-Off Date: April 1, 2004

Aggregate Initial Notional Amount of      Scheduled Final Distribution Date:
the Class X-1 Certificates:               October 10, 2028
$892,264,316

CUSIP: [36228C SN 4](1) [U03911 GJ 4](2)  Initial Notional Amount of this
                                          Certificate:  $892,264,316

ISIN: [US36228CSN47](1) [USU03911GJ40](2)

3

Common Code: [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class X-1 Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-1 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class X-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class X-1 Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee


                                       By:  ____________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class X-1 Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent


                                       By:  ____________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto
____________________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class X-1 Certificate of the entire Percentage Interest represented by the within Class X-1 Certificates to the above-named Assignee(s) and to deliver such Class X-1 Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________

     Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of
__________________________ account number ____________________________.

     This information is provided by ______________________________, the
Assignee(s) named above or ____________________________________ as its (their)
agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                   EXHIBIT A-5

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2004-C1, CLASS X-2

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-2 CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X-2 CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X-2 CERTIFICATES FOR ANY DISTRIBUTION DATE IS AS SET FORTH IN THE POOLING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

     [If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

     [If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2004-C1, CLASS X-2

Pass-Through Rate: As determined in accordance with the Pooling Agreement

Pass-Through Rate: As determined in
accordance with the Pooling Agreement

First Distribution Date: May 10, 2004     Cut-Off Date: April 1, 2004

Aggregate Initial Notional Amount of      Scheduled Final Distribution Date:
the Class X-2 Certificates:               October 10, 2028
$[846,916,000]

CUSIP: [36228C SP 9](1) [U03911 GK 1](2)  Initial Notional Amount of this
                                          Certificate:  $[846,916,000]

ISIN: [US36228CSP94](1)  [USU03911GK13](2)

Common Code: [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class X-2 Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-2 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class X-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class X-2 Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee


                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                         CERTIFICATE OF AUTHENTICATION

   This is one of the Class X-2 Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent


                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto
____________________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class X-2 Certificate of the entire Percentage Interest represented by the within Class X-2 Certificates to the above-named Assignee(s) and to deliver such Class X-2 Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:

     Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of
__________________________ account number ____________________________.

     This information is provided by ______________________________, the
Assignee(s) named above or ____________________________________ as its (their)
agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                   EXHIBIT A-6

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS B

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CLASS B CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 2004-C1, CLASS B

Pass-Through Rate: 4.458% subject to the WAC Rate

First Distribution Date:  May 10, 2004    Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal   Scheduled Final Distribution Date:
Amount of the Class B Certificates:       October 10, 2028
$20,076,000

CUSIP: 36228C SH 7                        Initial Certificate Principal Amount
                                          of this Certificate:  $20,076,000

ISIN: US36228CSH78

Common Code: [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:

     Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of
__________________________ account number ____________________________.

     This information is provided by ______________________________, the
Assignee(s) named above or ____________________________________ as its (their)
agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                   EXHIBIT A-7

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS C

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CLASS C CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 2004-C1, CLASS C

Pass-Through Rate: 4.515% subject to the WAC Rate

First Distribution Date: May 10, 2004     Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal   Scheduled Final Distribution Date:
Amount of the Class C Certificates:       October 10, 2028
$7,808,000

CUSIP: 36228C SJ 3                        Initial Certificate Principal Amount
                                          of this Certificate:  $7,808,000

ISIN: US36228CSJ35

Common Code: [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class C Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class C Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class C Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class C Certificate of the entire Percentage Interest represented by the within Class C Certificates to the above-named Assignee(s) and to deliver such Class C Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:

     Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of
__________________________ account number ____________________________.

     This information is provided by ______________________________, the
Assignee(s) named above or ____________________________________ as its (their)
agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                   EXHIBIT A-8

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS D

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 2004-C1, CLASS D

Pass-Through Rate: 4.596% subject to the WAC Rate

First Distribution Date: May 10, 2004     Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal   Scheduled Final Distribution Date:
Amount of the Class D Certificates:       October 10, 2028
$16,730,000

CUSIP: 36228C SK 0                        Initial Certificate Principal Amount
                                          of this Certificate:  $16,730,000

ISIN: US36228CSK08

Common Code: [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR Certificates (together with the Class D Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class D Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class D Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class D Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:

     Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of
__________________________ account number ____________________________.

     This information is provided by ______________________________, the
Assignee(s) named above or ____________________________________ as its (their)
agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                   EXHIBIT A-9

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS E

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 2004-C1, CLASS E

Pass-Through Rate: 4.685% subject to the WAC Rate

First Distribution Date: May 10, 2004     Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal   Scheduled Final Distribution Date:
Amount of the Class E Certificates:       October 10, 2028
$12,268,000

CUSIP: 36228C SL 8                        Initial Certificate Principal Amount
                                          of this Certificate:  $12,268,000

ISIN: US36228CSL80

Common Code: [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR Certificates (together with the Class E Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class E Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class E Certificates referred to in the Pooling Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class E Certificate of the entire Percentage Interest represented by the within Class E Certificates to the above-named Assignee(s) and to deliver such Class E Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:

     Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of
__________________________ account number ____________________________.

     This information is provided by ______________________________, the
Assignee(s) named above or ____________________________________ as its (their)
agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-10

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS F

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS F CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS F

Pass-Through Rate: 4.358% subject to the WAC Rate

First Distribution Date: May 10, 2004     Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal   Scheduled Final Distribution Date:
Amount of the Class F Certificates:       October 10, 2028
$13,384,000

                                          Initial Certificate Principal Amount
CUSIP: [36228C SQ 7](1) [U03911 GL 9](2)  of this Certificate:  $13,384,000

ISIN: [US36228CSQ77] (1)  [USU03911GL95](2)

Common Code: [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class F Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in April 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class F Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class F Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class F Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class F Certificate of the entire Percentage Interest represented by the within Class F Certificates to the above-named Assignee(s) and to deliver such Class F Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:

     Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of
__________________________ account number ____________________________.

     This information is provided by ______________________________ the Assignee(s) named above, or ____________________________________ as its (their)
agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-11

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS G

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS G CERTIFICATE IS SUBORDINATE TO THE CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                      GS MORTGAGE SECURITIES CORPORATION II

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C1, CLASS G

Pass-Through Rate: 4.455% subject to the WAC Rate

First Distribution Date: May 10, 2004    Cut-Off Date:  April 1, 2004

Aggregate Initial Certificate Principal  Scheduled Final Distribution Date:
Amount of the Class G Certificates:      October 10, 2028
$7,808,000

CUSIP: [36228C SR 5](1) [U03911 GM 7](2) Initial
                                         Certificate Principal Amount of this
                                         Certificate: $7,808,000

ISIN: [US36228CSR50](1)  [USU03911GM78](2)


Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class G Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class G Certificates referred to in the Pooling Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-12

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS H

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS H CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS H

Pass-Through Rate: 4.845% subject to the WAC Rate

First Distribution Date:  May 10, 2004   Cut-Off Date:  April 1, 2004

Aggregate Initial Certificate Principal  Scheduled Final Distribution Date:
Amount of the Class H Certificates:      October 10, 2028
$7,807,000

CUSIP: [36228C SS 3](1) [U03911 GN 5](2) Initial Certificate Principal Amount of
                                         this Certificate: $7,807,000

ISIN: [US36228CSS34](1) [USU03911GN51](2)

Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class H Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class H Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class H Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class H Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class H Certificates referred to in the Pooling Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class H Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class H Certificate of the entire Percentage Interest represented by the within Class H Certificates to the above-named Assignee(s) and to deliver such Class H Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-13

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS J

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS J CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE
CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS J

Pass-Through Rate: 4.561% subject to the WAC Rate

First Distribution Date: May 10, 2004       Cut-Off Date:  April 1, 2004

Aggregate Initial Certificate  Principal    Scheduled Final Distribution Date:
Amount of the Class J Certificates:         October 10, 2028
$5,577,000

CUSIP: [36228C ST 1](1) [U03911 GP 0](2)    Initial Certificate Principal Amount
                                            of this Certificate: $5,577,000


ISIN:  [US36228CST17](1) [USU03911GP00](2)


Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class J Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class J Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class J Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                            Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class J Certificates referred to in the Pooling Agreement.

Dated: ______________



                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                            Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class H Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class H Certificate of the entire Percentage Interest represented by the within Class H Certificates to the above-named Assignee(s) and to deliver such Class H Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-14

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS K

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS K CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

     THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
     (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
     SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR
     (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS K

Pass-Through Rate: 4.561% subject to the WAC Rate

First Distribution Date:  May 10, 2004     Cut-Off Date:  April 1, 2004

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class K Certificates:        October 10, 2028
$3,346,000

CUSIP: [36228C SU 8](1) [U03911 GQ 8](2)   Initial Certificate Principal Amount
                                           of this Certificate: $3,346,000


ISIN:  [US36228CSU89](1) [USU03911GQ82](2)


Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class K Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class K Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class K Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class K Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class K Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                            Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class K Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                            Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-15

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS L

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS L CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

     THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
     (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
     SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR
     (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS L

Pass-Through Rate: 4.561% subject to the WAC Rate

First Distribution Date:  May 10, 2004      Cut-Off Date:  April 1, 2004

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class L Certificates:         October 10, 2028
$3,346,000

CUSIP: [36228C SV 6](1) [U03911 GR 6](2)    Initial Certificate Principal Amount
                                            of this Certificate: $3,346,000

ISIN:  [US36228CSV62](1) [USU03911GR65](2)



Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class L Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class L Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class L Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class L Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class L Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class L Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-16

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS M

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS M CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

     THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE
CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS M

Pass-Through Rate: 4.561% subject to the WAC Rate

First Distribution Date:  May 10, 2004      Cut-Off Date:  April 1, 2004

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class M Certificates:         October 10, 2028
$4,461,000

CUSIP: [36228C SW 4](1) [U03911 GS 4](2)    Initial Certificate Principal Amount
                                            of this Certificate: $4,461,000

ISIN: [US36228CSW46](1) [USU03911GS49](2)



Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class M Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class M Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class M Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class M Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class M Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class N Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-17

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS N

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS N CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

     THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
     (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
     SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR
     (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS N

Pass-Through Rate: 4.561% subject to the WAC Rate

First Distribution Date:  May 10, 2004        Cut-Off Date:  April 1, 2004

Aggregate Initial Certificate Principal       Scheduled Final Distribution Date:
Amount of the Class N Certificates:           October 10, 2028
$3,346,000

CUSIP: [36228C SX 2](1) [U03911 GT 2](2)      Initial Certificate Principal
                                              Amount of this Certificate:
                                              $3,346,000

ISIN: [US36228CSX29](1) [USU03911GT22](2)


Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class N Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class O, Class P, Class R and Class LR Certificates (together with the Class N Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class N Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class N Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class N Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                           Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class N Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-18

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS O

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS O CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

     THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
     (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
     SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR
     (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS O

Pass-Through Rate: 4.561% subject to the WAC Rate

First Distribution Date: May 10, 2004         Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal       Scheduled Final Distribution Date:
Amount of the Class O Certificates:           October 10, 2028
$3,346,000

CUSIP: [36228C SY 0](1) [U03911 GU 9](2)      Initial Certificate Principal
                                              Amount of this Certificate:
                                              $3,346,000

ISIN:  [US36228CSY02](1) [USU03911GU94](2)



Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class O Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class LR Certificates (together with the Class O Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class O Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class O Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class O Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                            Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class O Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                            Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-19

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS P

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS P CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

     THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
     (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
     SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR
     (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2004-C1, CLASS P


Pass-Through Rate: 4.561% subject to the WAC Rate

First Distribution Date: May 10, 2004         Cut-Off Date: April 1, 2004

Aggregate Initial Certificate Principal       Scheduled Final Distribution Date:
Amount of the Class P Certificates:           October 10, 2028
$13,384,316

CUSIP: [36228C SZ 7](1) [U03911 GV 7](2)      Initial Certificate Principal
                                              Amount of this Certificate:
                                              $13,384,316

ISIN:  [US36228CSZ76](1) [USU03911GV77](2)



Common Code:  [  ]

No.:  1

     This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class P Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R and Class LR Certificates (together with the Class P Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class P Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

-------------

(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

     IN WITNESS WHEREOF, the Trustee has caused this Class P Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                            Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class P Certificates referred to in the Pooling
Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                            Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-20

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2004-C1, CLASS LR

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, CERTAIN NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2004-C1, CLASS LR

Percentage Interest:  100%
Cut-Off Date:  April 1, 2004

No.:  1

     This certifies that ________________________ is owner the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class LR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "residual interest" in four "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, allocable to the Class LR Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class LR Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                            Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class LR Certificates referred to in the Pooling Agreement.

Dated: ______________

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                            Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                  EXHIBIT A-21

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 2004-C1, CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, CERTAIN NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN
SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 2004-C1, CLASS R

Percentage Interest:  100%
Cut-Off Date:  April 1, 2004

No.:  1

     This certifies that _______________________________ is the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class R Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of April 1, 2004 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

     This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

     Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in May 2004 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, allocable to the Class R Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

     As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account including reinvestment income thereon; (ix) each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and (x) any environmental indemnity agreements relating to the Mortgaged Properties.

     This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and
(C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's; provided, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMIC as three separate REMICs, or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding,

                  (iii) adversely affect the Voting Rights of any Class of Certificates,

                  (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

                  (v) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or Moody's, amend the Servicing Standard.

     The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C)      all unpaid interest accrued on such
                                    principal balance of each such Mortgage Loan
                                    (including for this purpose any Mortgage
                                    Loan as to which title to the related
                                    Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date; and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and the Master Servicer does not terminate the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

     The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class R Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee



                                       By:  __________________________________
                                            Authorized Signatory

Dated:  ______________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the Pooling
Agreement.

Dated: ______________



                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent



                                       By:  __________________________________
                                            Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or
____________________________________ as its (their) agent.

                                  By:   ________________________________________
                                        [Please print or type name(s)]

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Taxpayer Identification Number

                                                              EXHIBIT B

                                                       MORTGAGE LOAN SCHEDULE

Control                     Loan                                                                                        Number of
Number    Loan Number       Group            Loan Originator                                Property Name              Properties
------------------------------------------------------------------------------------------------------------------------------------
   1      09-1001099       Group 1     Archon Financial/Commerzbank    Water Tower Place                                    1
   2      09-0001834       Group 1           Archon Financial          Foothills Mall                                       1
   3      09-0001828       Group 1           Archon Financial          One Briarlake Plaza                                  1
   4      09-1001093       Group 1           Archon Financial          DDR Portfolio                                       10
  4a      09-1001093-A                       Archon Financial          Brook Highland Plaza Shopping Center
  4b      09-1001093-B                       Archon Financial          Meridian Crossroads Shopping Center
  4c      09-1001093-C                       Archon Financial          University Center
  4d      09-1001093-D                       Archon Financial          Uptown Solon Shopping Center
  4e      09-1001093-E                       Archon Financial          Big Oaks Crossing
  4f      09-1001093-F                       Archon Financial          North Pointe Shopping Center
  4g      09-1001093-G                       Archon Financial          Green Ridge Square
  4h      09-1001093-H                       Archon Financial          Indian Hills Plaza
  4i      09-1001093-I                       Archon Financial          Oxford Commons Center
  4j      09-1001093-J                       Archon Financial          Jacksonville Regional Shopping Center
   5      03-0535          Group 1                 GCFP                237 Park Avenue                                      1
------------------------------------------------------------------------------------------------------------------------------------
   6      09-0001760       Group 1           Archon Financial          Willow Wood Plaza III & IV                           1
   7      6105361          Group 1     Prudential Mortgage Capital     Hyatt Regency Dearborn                               1
   8      09-1001104       Group 1           Archon Financial          Rechler Industrial Portfolio II (7-year)            14
  8a      09-1001104-A                       Archon Financial          25 Orville Drive
  8b      09-1001104-B                       Archon Financial          160 Wilbur Place
  8c      09-1001104-C                       Archon Financial          1101 Lakeland Avenue
  8d      09-1001104-D                       Archon Financial          2004 Orville Drive North
  8e      09-1001104-E                       Archon Financial          4040 Veterans Memorial Highway
  8f      09-1001104-F                       Archon Financial          135 Fell Court
  8g      09-1001104-G                       Archon Financial          55 Engineers Road
  8h      09-1001104-H                       Archon Financial          73 Oser Avenue
  8i      09-1001104-I                       Archon Financial          90 Plant Avenue
  8j      09-1001104-J                       Archon Financial          185 Oser Avenue
  8k      09-1001104-K                       Archon Financial          395 Oser Avenue
  8l      09-1001104-L                       Archon Financial          410 Vanderbilt Motor Parkway
  8m      09-1001104-M                       Archon Financial          600 Old Willets Path
  8n      09-1001104-N                       Archon Financial          85 South Service Road
------------------------------------------------------------------------------------------------------------------------------------
   9      09-1001103       Group 1           Archon Financial          Rechler Industrial Portfolio I (5-year)             15
  9a      09-1001103-A                       Archon Financial          50 Orville Drive
  9b      09-1001103-B                       Archon Financial          65 Orville Drive
  9c      09-1001103-C                       Archon Financial          95 Orville Drive
  9d      09-1001103-D                       Archon Financial          125 Wilbur Place
  9e      09-1001103-E                       Archon Financial          180 Orville Place
  9f      09-1001103-F                       Archon Financial          42 Windsor Place
  9g      09-1001103-G                       Archon Financial          20 Oser Avenue
  9h      09-1001103-H                       Archon Financial          25 Davids Drive
  9i      09-1001103-I                       Archon Financial          85 Adams Avenue
  9j      09-1001103-J                       Archon Financial          104 Parkway Drive South
  9k      09-1001103-K                       Archon Financial          225 Oser Avenue
  9l      09-1001103-L                       Archon Financial          611 Old Willets Path
  9m      09-1001103-M                       Archon Financial          110 Marcus Drive
  9n      09-1001103-N                       Archon Financial          505 Walt Whitman
  9o      09-1001103-O                       Archon Financial          2001 Orville Drive
  10      6105238          Group 1     Prudential Mortgage Capital     StoneRidge Plaza                                     1
------------------------------------------------------------------------------------------------------------------------------------
  11      09-0001768       Group 1           Archon Financial          Meadowmont Village Shopping Center                   1
  12      09-0001767       Group 1           Archon Financial          Springfield Park Shopping Center                     1
  13      09-0001766       Group 1           Archon Financial          Camp Hill Shopping Center                            1
  14      09-0001867       Group 2           Archon Financial          Arden Villas Apartments                              1
  15      09-0001717       Group 1           Archon Financial          Plaza Del Mar III                                    1
------------------------------------------------------------------------------------------------------------------------------------
  16      09-0001869       Group 1           Archon Financial          Towne Center at Brookhill                            1
  17      09-0001741       Group 1           Archon Financial          Lakeside I & II                                      1
  18      09-0001874       Group 1           Archon Financial          Welsh Capital Portfolio                              3
  18a     09-0001874-A                       Archon Financial          Twin Lakes Corporate Center I
  18b     09-0001874-B                       Archon Financial          Armstrong Business Center I
  18c     09-0001874-C                       Archon Financial          Armstrong Business Center II
  19      09-0001875       Group 1           Archon Financial          Welsh Capital - Freeway                              1
  20      09-0001746       Group 1          Washington Mutual          Constellation Center One                             1
------------------------------------------------------------------------------------------------------------------------------------
  21      09-0001842       Group 2           Archon Financial          Courtney Springs Apartments                          1
  22      09-0001754       Group 1           Archon Financial          Pacific Financial Center                             1
  23      09-0001725       Group 2           Archon Financial          Hudson Pointe Apartments                             1
  24      6105233          Group 1     Prudential Mortgage Capital     Westbay Office Park                                  1
  25      09-0001774       Group 1           Archon Financial          Capital Center Office Building                       1
------------------------------------------------------------------------------------------------------------------------------------
  26      09-0001775       Group 1           Archon Financial          Sutter I Medical Office Building                     1
  27      09-0001750       Group 1           Archon Financial          Ridgeview Plaza                                      1
  28      6105179          Group 1     Prudential Mortgage Capital     Hartford Building                                    1
  29      6105234          Group 1     Prudential Mortgage Capital     Westerville Plaza                                    1
  30      09-0001824       Group 2           Archon Financial          Hidden Oak Estates- Phase II                         1
------------------------------------------------------------------------------------------------------------------------------------
  31      09-0001886       Group 2           Archon Financial          Rose Garden Apartments                               1
  32      09-0001889       Group 2           Archon Financial          Rosewood Place Apartments                            1
  33      09-0001839       Group 1           Archon Financial          Mankato Heights Plaza                                1
  34      09-0001764       Group 2           Archon Financial          Amesbury Plaza and Townhomes                         1
  35      09-0001840       Group 2           Archon Financial          Diamond Ridge Apartments                             1
------------------------------------------------------------------------------------------------------------------------------------
  36      09-0001726       Group 1           Archon Financial          One Harbor Center                                    1
  37      09-0001838       Group 1           Archon Financial          Village Ten Center                                   1
  38      6105235          Group 1     Prudential Mortgage Capital     Southwest Square                                     1
  39      09-0001804       Group 2           Archon Financial          Saddlewood Apartments                                1
  40      09-0001885       Group 2           Archon Financial          Tradewinds Apartments                                1
------------------------------------------------------------------------------------------------------------------------------------
  41      09-0001887       Group 2           Archon Financial          Wilshire Park Apartments                             1
  42      09-0001721       Group 1           Archon Financial          Cortaro Plaza Shopping Center                        1
  43      09-0001836       Group 1           Archon Financial          Caton Crossing Town Square                           1
  44      09-0001854       Group 2           Archon Financial          South Point Apartments                               1
  45      09-0001848       Group 1           Archon Financial          Tower Shopping Center                                1
------------------------------------------------------------------------------------------------------------------------------------
  46      09-0001860       Group 2           Archon Financial          Sunrise Creek Apartments                             1
  47      09-0001757       Group 2           Archon Financial          Riverwoods Apartments                                1
  48      09-0001829       Group 1           Archon Financial          Coles Center Shopping Center                         1
  49      09-0001858       Group 1           Archon Financial          Elmsford Executive Park                              1
  50      09-0001748       Group 2           Archon Financial          Copper Chase Apartments                              1
------------------------------------------------------------------------------------------------------------------------------------
  51      09-0001758       Group 1           Archon Financial          Fairfield Corporate Plaza                            1
  52      09-0001837       Group 1           Archon Financial          Rochester Marketplace                                1
  53      09-0001872       Group 1           Archon Financial          The Depot Specialty Center                           1
  54      6105026          Group 1     Prudential Mortgage Capital     Heathbrook Commons Shopping Center                   1
  55      09-0001794       Group 2           Archon Financial          Ashwaubenon Estates Apartments                       1
------------------------------------------------------------------------------------------------------------------------------------
  56      6105195          Group 1     Prudential Mortgage Capital     West Creek Commons Shopping Center                   1
  57      6105098          Group 1     Prudential Mortgage Capital     U-Stor-It Self Storage                               1
  58      09-0001888       Group 2           Archon Financial          Braeshill Apartments                                 1
  59      09-0001830       Group 2           Archon Financial          Berkshire Square                                     1
  60      09-0001879       Group 2           Archon Financial          Palm Hills Apartments                                1
------------------------------------------------------------------------------------------------------------------------------------
  61      09-0001738       Group 1           Archon Financial          Interport Business Center Building C                 1
  62      09-0001793       Group 2           Archon Financial          The Howard Apartments                                1
  63      6104991          Group 2     Prudential Mortgage Capital     Parkway Apartments                                   1
  64      09-0001784       Group 1           Archon Financial          The Hardy Center                                     1
  65      09-0001792       Group 2           Archon Financial          Village Park Apartments                              1
------------------------------------------------------------------------------------------------------------------------------------
  66       6105309          Group 1     Prudential Mortgage Capital     Normandie Avenue Industrial                         1
  67       09-0001803       Group 2           Archon Financial          Carmel Cove Apartments                              1



(TABLE CONTINUED)
                                                                                                                           Mortgage
Control                                                                                          Original   Cut-Off Date     Rate
Number    Loan Number                                Borrower Name                              Balance ($) Balance ($)      (%)
------------------------------------------------------------------------------------------------------------------------------------
   1      09-1001099     Water Tower LLC                                                         56,500,000   56,039,776     4.97000
   2      09-0001834     Foothills Mall LLC                                                      54,750,000   54,750,000     5.09000
   3      09-0001828     Crescent One Briarlake Plaza, L.P.                                      50,000,000   50,000,000     5.39500
   4      09-1001093                                                                             50,000,000   48,915,252     4.41000
  4a      09-1001093-A   GS II Brook Highland LLC
  4b      09-1001093-B   GS II Meridian Crosroads LLC
  4c      09-1001093-C   GS II University Centre LLC
  4d      09-1001093-D   GS II Uptown Solon LLC
  4e      09-1001093-E   GS II Big Oaks LLC
  4f      09-1001093-F   GS II North Pointe LLC
  4g      09-1001093-G   GS II Green Ridge LLC
  4h      09-1001093-H   GS II Indian Hills LLC
  4i      09-1001093-I   GS II Oxford Commons LLC
  4j      09-1001093-J   GS II Jacksonville Regional LLC
   5      03-0535        237 Max Park Avenue, L.P.                                               44,000,000   44,000,000     5.78600
------------------------------------------------------------------------------------------------------------------------------------
   6      09-0001760     RKB Willowwood LLC                                                      40,000,000   40,000,000     4.50000
   7      6105361        Dearborn Hotel Partners, L.P.                                           32,500,000   32,500,000     5.60000
   8      09-1001104     REP A7 LLC                                                              26,700,000   26,593,085     5.61000
  8a      09-1001104-A
  8b      09-1001104-B
  8c      09-1001104-C
  8d      09-1001104-D
  8e      09-1001104-E
  8f      09-1001104-F
  8g      09-1001104-G
  8h      09-1001104-H
  8i      09-1001104-I
  8j      09-1001104-J
  8k      09-1001104-K
  8l      09-1001104-L
  8m      09-1001104-M
  8n      09-1001104-N
------------------------------------------------------------------------------------------------------------------------------------
   9      09-1001103     REP A5 LLC                                                              23,800,000   23,697,944     5.29000
  9a      09-1001103-A
  9b      09-1001103-B
  9c      09-1001103-C
  9d      09-1001103-D
  9e      09-1001103-E
  9f      09-1001103-F
  9g      09-1001103-G
  9h      09-1001103-H
  9i      09-1001103-I
  9j      09-1001103-J
  9k      09-1001103-K
  9l      09-1001103-L
  9m      09-1001103-M
  9n      09-1001103-N
  9o      09-1001103-O
  10      6105238        Morse & Hamilton Limited Partnership                                    23,700,000   23,626,670     5.58000
------------------------------------------------------------------------------------------------------------------------------------
  11      09-0001768     Inland Southeast Meadowmont, L.L.C.                                     13,400,000   13,400,000     4.20000
  12      09-0001767     Inland Southeast Springfield, L.L.C.                                     5,600,000    5,600,000     4.20000
  13      09-0001766     Inland Southeast Camp Hill PA DST                                        4,300,000    4,300,000     4.20000
  14      09-0001867     Arden Villas University, Ltd.                                           23,000,000   23,000,000     5.05000
  15      09-0001717     CPRE-1 PDM, L.L.C.                                                      22,700,000   22,700,000     4.88000
------------------------------------------------------------------------------------------------------------------------------------
  16      09-0001869     SKB-TCB, LLC, Ventana Development TCB, LLC & LML CP, LLC                22,000,000   22,000,000     4.95000
  17      09-0001741     RKB Lakeside LLC                                                        19,500,000   19,500,000     4.60000
  18      09-0001874     F.A.T. Industrial Holdings, LLC                                         15,450,000   15,450,000     4.83000
  18a     09-0001874-A
  18b     09-0001874-B
  18c     09-0001874-C
  19      09-0001875     F.A.T. Industrial Holdings, LLC                                          3,800,000    3,800,000     4.83000
  20      09-0001746     Borrower St. Barnabas LLC                                               16,000,000   16,000,000     5.25000
------------------------------------------------------------------------------------------------------------------------------------
  21      09-0001842     Courtney Springs Limited Partnership                                    16,000,000   16,000,000     5.01000
  22      09-0001754     Inimco, LP; Waltco, LLC; Pacific Financial Center LLC                   15,750,000   15,750,000     4.50000
  23      09-0001725     Hudson Asset Management, Ltd.                                           15,125,000   15,125,000     4.55000
  24      6105233        NNN Westbay Office Park, LLC, et. al.                                   15,000,000   14,955,383     5.77000
  25      09-0001774     HD Capital Center, LLC                                                  14,000,000   14,000,000     4.20000
------------------------------------------------------------------------------------------------------------------------------------
  26      09-0001775     Fort Sutter Medical Building, A California Limited Partnership          13,400,000   13,400,000     4.60000
  27      09-0001750     Bryan/Moore Development, LLC                                            13,200,000   13,200,000     4.67000
  28      6105179        Santee Investment Property, LLC                                         10,000,000    9,945,858     6.06000
  29      6105234        Westerville Plaza L.P.                                                   9,500,000    9,469,375     5.38000
  30      09-0001824     Hidden Oak II Apartments, LLC                                            9,400,000    9,400,000     4.90000
------------------------------------------------------------------------------------------------------------------------------------
  31      09-0001886     LMT Rose Garden, L.P.                                                    7,985,000    7,985,000     4.21000
  32      09-0001889     Landar Rosewood Place, L.P.                                              1,200,000    1,200,000     4.21000
  33      09-0001839     Inland Mankato Heights, L.L.C.                                           8,910,000    8,910,000     4.88000
  34      09-0001764     RHI Amesbury, L.P.                                                       8,600,000    8,600,000     4.65000
  35      09-0001840     SGR/ORC Diamond Ridge, L.P.                                              8,550,000    8,550,000     5.38000
------------------------------------------------------------------------------------------------------------------------------------
  36      09-0001726     One Harbor Center, A California Limited Partnership                      8,500,000    8,500,000     4.90000
  37      09-0001838     Inland Village Ten, L.L.C.                                               8,500,000    8,500,000     4.88000
  38      6105235        Southwest Square II LLC                                                  8,350,000    8,323,083     5.38000
  39      09-0001804     Saddlewood Apartments L.P.                                               8,320,000    8,320,000     5.43000
  40      09-0001885     LMT Tradewinds, L.P.                                                     7,780,000    7,780,000     4.21000
------------------------------------------------------------------------------------------------------------------------------------
  41      09-0001887     Landar Wilshire Park, L.P.                                               7,600,000    7,600,000     4.21000
  42      09-0001721     Cortaro Investors LLC, Royal Crest Investors, LLC,                       7,500,000    7,500,000     5.03000
                          & Cambridge Oxford Investors, LLC
  43      09-0001836     Inland Caton Crossing, L.L.C.                                            7,425,000    7,425,000     4.88000
  44      09-0001854     HD South Point, LLC                                                      7,100,000    7,100,000     5.13000
  45      09-0001848     Tower Improvements, LLC                                                  6,850,000    6,850,000     4.80000
------------------------------------------------------------------------------------------------------------------------------------
  46      09-0001860     Sunrise Creek Apartments, A California Limited Partnership               6,750,000    6,750,000     4.85000
  47      09-0001757     HD Riverwoods, LLC                                                       6,700,000    6,700,000     4.65000
  48      09-0001829     SW Coles, L.P.                                                           6,590,000    6,569,356     5.52000
  49      09-0001858     Elmsford Executive Park Co.                                              6,400,000    6,400,000     5.35000
  50      09-0001748     Apollo-Willmax Prince Hall, LP                                           6,000,000    6,000,000     4.35000
------------------------------------------------------------------------------------------------------------------------------------
  51      09-0001758     Corporate Plaza, A California Limited Partnership                        6,000,000    6,000,000     4.85000
  52      09-0001837     Inland Rochester Marketplace, L.L.C.                                     5,885,000    5,885,000     4.88000
  53      09-0001872     The Depot Partners, LLC                                                  5,600,000    5,600,000     5.01000
  54      6105026        Heathbrook Ocala Owner Corp                                              5,450,000    5,450,000     5.05000
  55      09-0001794     Ashwaubenon Estates, LLC                                                 5,140,000    5,140,000     4.88000
------------------------------------------------------------------------------------------------------------------------------------
  56      6105195        West Creek Commons Owner Corp                                            4,900,000    4,900,000     6.00000
  57      6105098        U-Stor-It (95th Street) LLC                                              4,450,000    4,418,908     5.97000
  58      09-0001888     Landar Braeshill, L.P.                                                   4,310,000    4,310,000     4.21000
  59      09-0001830     Coit & Cliffbrook Partners I, LTD.                                       4,050,000    4,050,000     5.28000
  60      09-0001879     Genibel-2, LLC                                                           3,575,000    3,575,000     4.99000
------------------------------------------------------------------------------------------------------------------------------------
  61      09-0001738     IBCC LC                                                                  3,500,000    3,500,000     4.95000
  62      09-0001793     Velp Apartments, LLC                                                     3,017,000    3,017,000     4.88000
  63      6104991        Parkway (CS) Limited Partnership                                         3,000,000    2,990,660     5.55000
  64      09-0001784     RBI Industrial Properties 2 LLC                                          2,900,000    2,900,000     5.43000
  65      09-0001792     Village Apartments of Ashwaubenon, LLC                                   2,755,000    2,755,000     4.88000
------------------------------------------------------------------------------------------------------------------------------------
  66       6105309       Normandie Gasoline Alley, LLC                                            2,600,000    2,591,965     5.57000
  67       09-0001803    F-86 Properties, LLC                                                     2,500,000    2,500,000     5.38000

                                                                                                894,317,000  892,264,316


(TABLE CONTINUED)

                                            Interest         Original Term To    Remaining         Original           Remaining
Control                    Administrative   Accrual    Loan      Maturity         Term To      Amortization Term  Amortization Term
Number    Loan Number       Fee Rate (%)     Method    Type       (Mos.)      Maturity (Mos.)       (Mos.)              (Mos.)
------------------------------------------------------------------------------------------------------------------------------------
   1      09-1001099           0.0227      Actual/360 Fixed         84              77                360                353
   2      09-0001834           0.0327      Actual/360 Fixed         60              55
   3      09-0001828           0.0327      Actual/360 Fixed         84              79
   4      09-1001093           0.0427      Actual/360 Fixed         59              47                300                288
  4a      09-1001093-A
  4b      09-1001093-B
  4c      09-1001093-C
  4d      09-1001093-D
  4e      09-1001093-E
  4f      09-1001093-F
  4g      09-1001093-G
  4h      09-1001093-H
  4i      09-1001093-I
  4j      09-1001093-J
   5      03-0535              0.0227      Actual/360 Fixed         84              79                360                360
------------------------------------------------------------------------------------------------------------------------------------
   6      09-0001760           0.0327      Actual/360 Fixed         60              51
   7      6105361              0.0427      Actual/360 Fixed         60              60                300                300
   8      09-1001104           0.0327      Actual/360 Fixed         84              80                360                356
  8a      09-1001104-A
  8b      09-1001104-B
  8c      09-1001104-C
  8d      09-1001104-D
  8e      09-1001104-E
  8f      09-1001104-F
  8g      09-1001104-G
  8h      09-1001104-H
  8i      09-1001104-I
  8j      09-1001104-J
  8k      09-1001104-K
  8l      09-1001104-L
  8m      09-1001104-M
  8n      09-1001104-N
------------------------------------------------------------------------------------------------------------------------------------
   9      09-1001103           0.0327      Actual/360 Fixed         60              56                360                356
  9a      09-1001103-A
  9b      09-1001103-B
  9c      09-1001103-C
  9d      09-1001103-D
  9e      09-1001103-E
  9f      09-1001103-F
  9g      09-1001103-G
  9h      09-1001103-H
  9i      09-1001103-I
  9j      09-1001103-J
  9k      09-1001103-K
  9l      09-1001103-L
  9m      09-1001103-M
  9n      09-1001103-N
  9o      09-1001103-O
  10      6105238              0.0927      Actual/360 Fixed         84              81                360                357
------------------------------------------------------------------------------------------------------------------------------------
  11      09-0001768           0.0427        30/360   Fixed         84              76
  12      09-0001767           0.0427        30/360   Fixed         84              76
  13      09-0001766           0.0427        30/360   Fixed         84              76
  14      09-0001867           0.0827      Actual/360 Fixed         60              58
  15      09-0001717           0.0327      Actual/360 Fixed         60              47
------------------------------------------------------------------------------------------------------------------------------------
  16      09-0001869           0.0827      Actual/360 Fixed         60              58
  17      09-0001741           0.0327      Actual/360 Fixed         60              50
  18      09-0001874           0.0827      Actual/360 Fixed         84              84
  18a     09-0001874-A
  18b     09-0001874-B
  18c     09-0001874-C
  19      09-0001875           0.0827      Actual/360 Fixed         84              84
  20      09-0001746           0.0627      Actual/360 Fixed         60              48
------------------------------------------------------------------------------------------------------------------------------------
  21      09-0001842           0.1027      Actual/360 Fixed         60              56
  22      09-0001754           0.0727      Actual/360 Fixed         60              52
  23      09-0001725           0.0327      Actual/360 Fixed         60              48
  24      6105233              0.0927      Actual/360 Fixed         84              81                360                357
  25      09-0001774           0.0827      Actual/360 Fixed         60              51
------------------------------------------------------------------------------------------------------------------------------------
  26      09-0001775           0.0327      Actual/360 Fixed         60              52
  27      09-0001750           0.0927      Actual/360 Fixed         60              50
  28      6105179              0.0927      Actual/360 Fixed         84              79                336                331
  29      6105234              0.0927      Actual/360 Fixed         60              57                360                357
  30      09-0001824           0.0327      Actual/360 Fixed         60              56
------------------------------------------------------------------------------------------------------------------------------------
  31      09-0001886           0.0327      Actual/360 Fixed         60              60
  32      09-0001889           0.0327      Actual/360 Fixed         60              60
  33      09-0001839           0.0427        30/360   Fixed         84              81
  34      09-0001764           0.1027      Actual/360 Fixed         60              50
  35      09-0001840           0.0327      Actual/360 Fixed         60              56
------------------------------------------------------------------------------------------------------------------------------------
  36      09-0001726           0.0327      Actual/360 Fixed         60              48
  37      09-0001838           0.0427        30/360   Fixed         84              81
  38      6105235              0.0927      Actual/360 Fixed         60              57                360                357
  39      09-0001804           0.0827      Actual/360 Fixed         60              54
  40      09-0001885           0.0327      Actual/360 Fixed         60              60
------------------------------------------------------------------------------------------------------------------------------------
  41      09-0001887           0.0327      Actual/360 Fixed         60              60
  42      09-0001721           0.0327      Actual/360 Fixed         60              48
  43      09-0001836           0.0427        30/360   Fixed         84              81
  44      09-0001854           0.0827      Actual/360 Fixed         60              57
  45      09-0001848           0.0327      Actual/360 Fixed         60              58
------------------------------------------------------------------------------------------------------------------------------------
  46      09-0001860           0.0327      Actual/360 Fixed         60              60
  47      09-0001757           0.0827      Actual/360 Fixed         60              51
  48      09-0001829           0.0627      Actual/360 Fixed         84              81                360                357
  49      09-0001858           0.0827      Actual/360 Fixed         60              57
  50      09-0001748           0.1027      Actual/360 Fixed         60              51
------------------------------------------------------------------------------------------------------------------------------------
  51      09-0001758           0.0327      Actual/360 Fixed         60              51
  52      09-0001837           0.0427        30/360   Fixed         84              81
  53      09-0001872           0.0327      Actual/360 Fixed         60              59
  54      6105026              0.0427      Actual/360 Fixed         84              76
  55      09-0001794           0.0327      Actual/360 Fixed         60              55
------------------------------------------------------------------------------------------------------------------------------------
  56      6105195              0.0427      Actual/360 Fixed         84              82
  57      6105098              0.0927      Actual/360 Fixed         84              79                300                295
  58      09-0001888           0.0327      Actual/360 Fixed         60              60
  59      09-0001830           0.0327      Actual/360 Fixed         60              55
  60      09-0001879           0.0327      Actual/360 Fixed         60              60
------------------------------------------------------------------------------------------------------------------------------------
  61      09-0001738           0.0327      Actual/360 Fixed         85              75                360                360
  62      09-0001793           0.0327      Actual/360 Fixed         60              55
  63      6104991              0.0427      Actual/360 Fixed         60              57                360                357
  64      09-0001784           0.0327      Actual/360 Fixed         60              53
  65      09-0001792           0.0327      Actual/360 Fixed         60              55
------------------------------------------------------------------------------------------------------------------------------------
  66       6105309             0.0927      Actual/360 Fixed         84              82                300                298
  67       09-0001803          0.0327      Actual/360 Fixed         60              53


(TABLE CONTINUED)

                                                                     Letter of
Control                     Maturity Date   Montly   Cut-Off Date     Credit
Number    Loan Number          or ARD      Payment     LTV (%)       In Place
--------------------------------------------------------------------------------
   1      09-1001099          9/1/2010       302,269    55.66
   2      09-0001834          11/1/2008      235,457    75.37
   3      09-0001828          11/1/2010      227,914    67.57
   4      09-1001093          3/1/2008       275,368    58.98
  4a      09-1001093-A
  4b      09-1001093-B
  4c      09-1001093-C
  4d      09-1001093-D
  4e      09-1001093-E
  4f      09-1001093-F
  4g      09-1001093-G
  4h      09-1001093-H
  4i      09-1001093-I
  4j      09-1001093-J
   5      03-0535             11/1/2010      257,779    64.78
--------------------------------------------------------------------------------
   6      09-0001760          7/1/2008       152,083    74.07
   7      6105361             4/1/2009       201,524    46.43
   8      09-1001104          12/1/2010      153,447    61.62
  8a      09-1001104-A
  8b      09-1001104-B
  8c      09-1001104-C
  8d      09-1001104-D
  8e      09-1001104-E
  8f      09-1001104-F
  8g      09-1001104-G
  8h      09-1001104-H
  8i      09-1001104-I
  8j      09-1001104-J
  8k      09-1001104-K
  8l      09-1001104-L
  8m      09-1001104-M
  8n      09-1001104-N
--------------------------------------------------------------------------------
   9      09-1001103          12/1/2008      132,015    62.02
  9a      09-1001103-A
  9b      09-1001103-B
  9c      09-1001103-C
  9d      09-1001103-D
  9e      09-1001103-E
  9f      09-1001103-F
  9g      09-1001103-G
  9h      09-1001103-H
  9i      09-1001103-I
  9j      09-1001103-J
  9k      09-1001103-K
  9l      09-1001103-L
  9m      09-1001103-M
  9n      09-1001103-N
  9o      09-1001103-O
  10      6105238             1/1/2011       135,758    66.18           Yes
--------------------------------------------------------------------------------
  11      09-0001768          8/1/2010        47,551    50.41
  12      09-0001767          8/1/2010        19,872    50.41
  13      09-0001766          8/1/2010        15,259    50.41
  14      09-0001867          2/1/2009        98,136    76.79
  15      09-0001717          3/1/2008        93,595    66.57
--------------------------------------------------------------------------------
  16      09-0001869          2/1/2009        92,010    73.33
  17      09-0001741          6/1/2008        75,788    73.58
  18      09-0001874          4/1/2011        63,050    71.30
  18a     09-0001874-A
  18b     09-0001874-B
  18c     09-0001874-C
  19      09-0001875          4/1/2011        15,507    71.30
  20      09-0001746          4/1/2008        70,972    73.73
--------------------------------------------------------------------------------
  21      09-0001842          12/1/2008       67,728    78.43
  22      09-0001754          8/1/2008        59,883    58.33
  23      09-0001725          4/1/2008        58,145    76.39
  24      6105233             1/1/2011        87,727    65.02
  25      09-0001774          7/1/2008        49,681    75.68
--------------------------------------------------------------------------------
  26      09-0001775          8/1/2008        52,080    76.57
  27      09-0001750          6/1/2008        52,083    75.86
  28      6105179             11/1/2010       61,891    68.59
  29      6105234             1/1/2009        53,227    78.00
  30      09-0001824          12/1/2008       38,916    76.42
--------------------------------------------------------------------------------
  31      09-0001886          4/1/2009        28,403    71.48
  32      09-0001889          4/1/2009         4,268    71.48
  33      09-0001839          1/1/2011        36,234    53.19
  34      09-0001764          6/1/2008        33,788    78.18
  35      09-0001840          12/1/2008       38,865    76.89
--------------------------------------------------------------------------------
  36      09-0001726          4/1/2008        35,190    73.28
  37      09-0001838          1/1/2011        34,567    52.47
  38      6105235             1/1/2009        46,784    74.31
  39      09-0001804          10/1/2008       38,171    80.00
  40      09-0001885          4/1/2009        27,674    82.77
--------------------------------------------------------------------------------
  41      09-0001887          4/1/2009        27,034    78.35
  42      09-0001721          4/1/2008        31,874    71.43
  43      09-0001836          1/1/2011        30,195    55.00
  44      09-0001854          1/1/2009        30,774    79.78
  45      09-0001848          2/1/2009        27,781    75.30
--------------------------------------------------------------------------------
  46      09-0001860          4/1/2009        27,660    74.59
  47      09-0001757          7/1/2008        26,323    78.82
  48      09-0001829          1/1/2011        37,500    79.15
  49      09-0001858          1/1/2009        28,930    71.11
  50      09-0001748          7/1/2008        22,052    73.62
--------------------------------------------------------------------------------
  51      09-0001758          7/1/2008        24,587    72.29
  52      09-0001837          1/1/2011        23,932    53.50
  53      09-0001872          3/1/2009        23,705    78.87
  54      6105026             8/1/2010        23,254    56.71
  55      09-0001794          11/1/2008       21,193    77.88
--------------------------------------------------------------------------------
  56      6105195             2/1/2011        24,840    53.26
  57      6105098             11/1/2010       28,590    65.95
  58      09-0001888          4/1/2009        15,331    73.05
  59      09-0001830          11/1/2008       18,068    79.41
  60      09-0001879          4/1/2009        15,073    70.10
--------------------------------------------------------------------------------
  61      09-0001738          7/1/2010        18,682    70.71
  62      09-0001793          11/1/2008       12,440    79.39
  63      6104991             1/1/2009        17,128    50.01
  64      09-0001784          9/1/2008        13,305    74.36
  65      09-0001792          11/1/2008       11,359    78.71
--------------------------------------------------------------------------------
  66       6105309            2/1/2011        16,075    67.85
  67       09-0001803         9/1/2008        11,364    62.03

Control                      Loan                                                                                          Number of
Number   Loan Number        Group               Loan Originator                             Property Name                 Properties
------------------------------------------------------------------------------------------------------------------------------------
   1     09-1001099        Group 1        Archon Financial/Commerzbank     Water Tower Place                                   1
   2     09-0001834        Group 1              Archon Financial           Foothills Mall                                      1
   3     09-0001828        Group 1              Archon Financial           One Briarlake Plaza                                 1
   4     09-1001093        Group 1              Archon Financial           DDR Portfolio                                      10
  4a     09-1001093-A                           Archon Financial           Brook Highland Plaza Shopping Center
  4b     09-1001093-B                           Archon Financial           Meridian Crossroads Shopping Center
  4c     09-1001093-C                           Archon Financial           University Center
  4d     09-1001093-D                           Archon Financial           Uptown Solon Shopping Center
  4e     09-1001093-E                           Archon Financial           Big Oaks Crossing
  4f     09-1001093-F                           Archon Financial           North Pointe Shopping Center
  4g     09-1001093-G                           Archon Financial           Green Ridge Square
  4h     09-1001093-H                           Archon Financial           Indian Hills Plaza
  4i     09-1001093-I                           Archon Financial           Oxford Commons Center
  4j     09-1001093-J                           Archon Financial           Jacksonville Regional Shopping Center
   6     09-0001760        Group 1              Archon Financial           Willow Wood Plaza III & IV                          1
------------------------------------------------------------------------------------------------------------------------------------
   8     09-1001104        Group 1              Archon Financial           Rechler Industrial Portfolio II (7-year)           14
  8a     09-1001104-A                           Archon Financial           25 Orville Drive
  8b     09-1001104-B                           Archon Financial           160 Wilbur Place
  8c     09-1001104-C                           Archon Financial           1101 Lakeland Avenue
  8d     09-1001104-D                           Archon Financial           2004 Orville Drive North
  8e     09-1001104-E                           Archon Financial           4040 Veterans Memorial Highway
  8f     09-1001104-F                           Archon Financial           135 Fell Court
  8g     09-1001104-G                           Archon Financial           55 Engineers Road
  8h     09-1001104-H                           Archon Financial           73 Oser Avenue
  8i     09-1001104-I                           Archon Financial           90 Plant Avenue
  8j     09-1001104-J                           Archon Financial           185 Oser Avenue
  8k     09-1001104-K                           Archon Financial           395 Oser Avenue
  8l     09-1001104-L                           Archon Financial           410 Vanderbilt Motor Parkway
  8m     09-1001104-M                           Archon Financial           600 Old Willets Path
  8n     09-1001104-N                           Archon Financial           85 South Service Road
------------------------------------------------------------------------------------------------------------------------------------
   9     09-1001103        Group 1              Archon Financial           Rechler Industrial Portfolio I (5-year)            15
  9a     09-1001103-A                           Archon Financial           50 Orville Drive
  9b     09-1001103-B                           Archon Financial           65 Orville Drive
  9c     09-1001103-C                           Archon Financial           95 Orville Drive
  9d     09-1001103-D                           Archon Financial           125 Wilbur Place
  9e     09-1001103-E                           Archon Financial           180 Orville Place
  9f     09-1001103-F                           Archon Financial           42 Windsor Place
  9g     09-1001103-G                           Archon Financial           20 Oser Avenue
  9h     09-1001103-H                           Archon Financial           25 Davids Drive
  9i     09-1001103-I                           Archon Financial           85 Adams Avenue
  9j     09-1001103-J                           Archon Financial           104 Parkway Drive South
  9k     09-1001103-K                           Archon Financial           225 Oser Avenue
  9l     09-1001103-L                           Archon Financial           611 Old Willets Path
  9m     09-1001103-M                           Archon Financial           110 Marcus Drive
  9n     09-1001103-N                           Archon Financial           505 Walt Whitman
  9o     09-1001103-O                           Archon Financial           2001 Orville Drive
------------------------------------------------------------------------------------------------------------------------------------
  11     09-0001768        Group 1              Archon Financial           Meadowmont Village Shopping Center                  1
  12     09-0001767        Group 1              Archon Financial           Springfield Park Shopping Center                    1
  13     09-0001766        Group 1              Archon Financial           Camp Hill Shopping Center                           1
  14     09-0001867        Group 2              Archon Financial           Arden Villas Apartments                             1
  15     09-0001717        Group 1              Archon Financial           Plaza Del Mar III                                   1
------------------------------------------------------------------------------------------------------------------------------------
  16     09-0001869        Group 1              Archon Financial           Towne Center at Brookhill                           1
  17     09-0001741        Group 1              Archon Financial           Lakeside I & II                                     1
  18     09-0001874        Group 1              Archon Financial           Welsh Capital Portfolio                             3
  18a    09-0001874-A                           Archon Financial           Twin Lakes Corporate Center I
  18b    09-0001874-B                           Archon Financial           Armstrong Business Center I
  18c    09-0001874-C                           Archon Financial           Armstrong Business Center II
  19     09-0001875        Group 1              Archon Financial           Welsh Capital - Freeway                             1
  20     09-0001746        Group 1             Washington Mutual           Constellation Center One                            1
------------------------------------------------------------------------------------------------------------------------------------
  21     09-0001842        Group 2              Archon Financial           Courtney Springs Apartments                         1
  22     09-0001754        Group 1              Archon Financial           Pacific Financial Center                            1
  23     09-0001725        Group 2              Archon Financial           Hudson Pointe Apartments                            1
  25     09-0001774        Group 1              Archon Financial           Capital Center Office Building                      1
  26     09-0001775        Group 1              Archon Financial           Sutter I Medical Office Building                    1
------------------------------------------------------------------------------------------------------------------------------------
  27     09-0001750        Group 1              Archon Financial           Ridgeview Plaza                                     1
  30     09-0001824        Group 2              Archon Financial           Hidden Oak Estates- Phase II                        1
  31     09-0001886        Group 2              Archon Financial           Rose Garden Apartments                              1
  32     09-0001889        Group 2              Archon Financial           Rosewood Place Apartments                           1
  33     09-0001839        Group 1              Archon Financial           Mankato Heights Plaza                               1
------------------------------------------------------------------------------------------------------------------------------------
  34     09-0001764        Group 2              Archon Financial           Amesbury Plaza and Townhomes                        1
  35     09-0001840        Group 2              Archon Financial           Diamond Ridge Apartments                            1
  36     09-0001726        Group 1              Archon Financial           One Harbor Center                                   1
  37     09-0001838        Group 1              Archon Financial           Village Ten Center                                  1
  39     09-0001804        Group 2              Archon Financial           Saddlewood Apartments                               1
------------------------------------------------------------------------------------------------------------------------------------
  40     09-0001885        Group 2              Archon Financial           Tradewinds Apartments                               1
  41     09-0001887        Group 2              Archon Financial           Wilshire Park Apartments                            1
  42     09-0001721        Group 1              Archon Financial           Cortaro Plaza Shopping Center                       1
  43     09-0001836        Group 1              Archon Financial           Caton Crossing Town Square                          1
  44     09-0001854        Group 2              Archon Financial           South Point Apartments                              1
------------------------------------------------------------------------------------------------------------------------------------
  45     09-0001848        Group 1              Archon Financial           Tower Shopping Center                               1
  46     09-0001860        Group 2              Archon Financial           Sunrise Creek Apartments                            1
  47     09-0001757        Group 2              Archon Financial           Riverwoods Apartments                               1
  48     09-0001829        Group 1              Archon Financial           Coles Center Shopping Center                        1
  49     09-0001858        Group 1              Archon Financial           Elmsford Executive Park                             1
------------------------------------------------------------------------------------------------------------------------------------
  50     09-0001748        Group 2              Archon Financial           Copper Chase Apartments                             1
  51     09-0001758        Group 1              Archon Financial           Fairfield Corporate Plaza                           1
  52     09-0001837        Group 1              Archon Financial           Rochester Marketplace                               1
  53     09-0001872        Group 1              Archon Financial           The Depot Specialty Center                          1
  55     09-0001794        Group 2              Archon Financial           Ashwaubenon Estates Apartments                      1
------------------------------------------------------------------------------------------------------------------------------------
  58     09-0001888        Group 2              Archon Financial           Braeshill Apartments                                1
  59     09-0001830        Group 2              Archon Financial           Berkshire Square                                    1
  60     09-0001879        Group 2              Archon Financial           Palm Hills Apartments                               1
  61     09-0001738        Group 1              Archon Financial           Interport Business Center Building C                1
  62     09-0001793        Group 2              Archon Financial           The Howard Apartments                               1
------------------------------------------------------------------------------------------------------------------------------------
  64     09-0001784        Group 1              Archon Financial           The Hardy Center                                    1
  65     09-0001792        Group 2              Archon Financial           Village Park Apartments                             1
  67     09-0001803        Group 2              Archon Financial           Carmel Cove Apartments                              1


(TABLE CONTINUED)

Control                                                                                                             Original
Number   Loan Number                                                 Borrower Name                                 Balance ($)
----------------------------------------------------------------------------------------------------------------------------------
   1     09-1001099       Water Tower LLC                                                                              56,500,000
   2     09-0001834       Foothills Mall LLC                                                                           54,750,000
   3     09-0001828       Crescent One Briarlake Plaza, L.P.                                                           50,000,000
   4     09-1001093                                                                                                    50,000,000
  4a     09-1001093-A     GS II Brook Highland LLC
  4b     09-1001093-B     GS II Meridian Crosroads LLC
  4c     09-1001093-C     GS II University Centre LLC
  4d     09-1001093-D     GS II Uptown Solon LLC
  4e     09-1001093-E     GS II Big Oaks LLC
  4f     09-1001093-F     GS II North Pointe LLC
  4g     09-1001093-G     GS II Green Ridge LLC
  4h     09-1001093-H     GS II Indian Hills LLC
  4i     09-1001093-I     GS II Oxford Commons LLC
  4j     09-1001093-J     GS II Jacksonville Regional LLC
   6     09-0001760       RKB Willowwood LLC                                                                           40,000,000
----------------------------------------------------------------------------------------------------------------------------------
   8     09-1001104       REP A7 LLC                                                                                   26,700,000
  8a     09-1001104-A
  8b     09-1001104-B
  8c     09-1001104-C
  8d     09-1001104-D
  8e     09-1001104-E
  8f     09-1001104-F
  8g     09-1001104-G
  8h     09-1001104-H
  8i     09-1001104-I
  8j     09-1001104-J
  8k     09-1001104-K
  8l     09-1001104-L
  8m     09-1001104-M
  8n     09-1001104-N
----------------------------------------------------------------------------------------------------------------------------------
   9     09-1001103       REP A5 LLC                                                                                   23,800,000
  9a     09-1001103-A
  9b     09-1001103-B
  9c     09-1001103-C
  9d     09-1001103-D
  9e     09-1001103-E
  9f     09-1001103-F
  9g     09-1001103-G
  9h     09-1001103-H
  9i     09-1001103-I
  9j     09-1001103-J
  9k     09-1001103-K
  9l     09-1001103-L
  9m     09-1001103-M
  9n     09-1001103-N
  9o     09-1001103-O
----------------------------------------------------------------------------------------------------------------------------------
  11     09-0001768       Inland Southeast Meadowmont, L.L.C.                                                          13,400,000
  12     09-0001767       Inland Southeast Springfield, L.L.C.                                                          5,600,000
  13     09-0001766       Inland Southeast Camp Hill PA DST                                                             4,300,000
  14     09-0001867       Arden Villas University, Ltd.                                                                23,000,000
  15     09-0001717       CPRE-1 PDM, L.L.C.                                                                           22,700,000
----------------------------------------------------------------------------------------------------------------------------------
  16     09-0001869       SKB-TCB, LLC, Ventana Development TCB, LLC & LML CP, LLC                                     22,000,000
  17     09-0001741       RKB Lakeside LLC                                                                             19,500,000
  18     09-0001874       F.A.T. Industrial Holdings, LLC                                                              15,450,000
  18a    09-0001874-A
  18b    09-0001874-B
  18c    09-0001874-C
  19     09-0001875       F.A.T. Industrial Holdings, LLC                                                               3,800,000
  20     09-0001746       Borrower St. Barnabas LLC                                                                    16,000,000
----------------------------------------------------------------------------------------------------------------------------------
  21     09-0001842       Courtney Springs Limited Partnership                                                         16,000,000
  22     09-0001754       Inimco, LP; Waltco, LLC; Pacific Financial Center LLC                                        15,750,000
  23     09-0001725       Hudson Asset Management, Ltd.                                                                15,125,000
  25     09-0001774       HD Capital Center, LLC                                                                       14,000,000
  26     09-0001775       Fort Sutter Medical Building, A California Limited Partnership                               13,400,000
----------------------------------------------------------------------------------------------------------------------------------
  27     09-0001750       Bryan/Moore Development, LLC                                                                 13,200,000
  30     09-0001824       Hidden Oak II Apartments, LLC                                                                 9,400,000
  31     09-0001886       LMT Rose Garden, L.P.                                                                         7,985,000
  32     09-0001889       Landar Rosewood Place, L.P.                                                                   1,200,000
  33     09-0001839       Inland Mankato Heights, L.L.C.                                                                8,910,000
----------------------------------------------------------------------------------------------------------------------------------
  34     09-0001764       RHI Amesbury, L.P.                                                                            8,600,000
  35     09-0001840       SGR/ORC Diamond Ridge, L.P.                                                                   8,550,000
  36     09-0001726       One Harbor Center, A California Limited Partnership                                           8,500,000
  37     09-0001838       Inland Village Ten, L.L.C.                                                                    8,500,000
  39     09-0001804       Saddlewood Apartments L.P.                                                                    8,320,000
----------------------------------------------------------------------------------------------------------------------------------
  40     09-0001885       LMT Tradewinds, L.P.                                                                          7,780,000
  41     09-0001887       Landar Wilshire Park, L.P.                                                                    7,600,000
  42     09-0001721       Cortaro Investors LLC, Royal Crest Investors, LLC, & Cambridge Oxford Investors, LLC          7,500,000
  43     09-0001836       Inland Caton Crossing, L.L.C.                                                                 7,425,000
  44     09-0001854       HD South Point, LLC                                                                           7,100,000
----------------------------------------------------------------------------------------------------------------------------------
  45     09-0001848       Tower Improvements, LLC                                                                       6,850,000
  46     09-0001860       Sunrise Creek Apartments, A California Limited Partnership                                    6,750,000
  47     09-0001757       HD Riverwoods, LLC                                                                            6,700,000
  48     09-0001829       SW Coles, L.P.                                                                                6,590,000
  49     09-0001858       Elmsford Executive Park Co.                                                                   6,400,000
----------------------------------------------------------------------------------------------------------------------------------
  50     09-0001748       Apollo-Willmax Prince Hall, LP                                                                6,000,000
  51     09-0001758       Corporate Plaza, A California Limited Partnership                                             6,000,000
  52     09-0001837       Inland Rochester Marketplace, L.L.C.                                                          5,885,000
  53     09-0001872       The Depot Partners, LLC                                                                       5,600,000
  55     09-0001794       Ashwaubenon Estates, LLC                                                                      5,140,000
----------------------------------------------------------------------------------------------------------------------------------
  58     09-0001888       Landar Braeshill, L.P.                                                                        4,310,000
  59     09-0001830       Coit & Cliffbrook Partners I, LTD.                                                            4,050,000
  60     09-0001879       Genibel-2, LLC                                                                                3,575,000
  61     09-0001738       IBCC LC                                                                                       3,500,000
  62     09-0001793       Velp Apartments, LLC                                                                          3,017,000
----------------------------------------------------------------------------------------------------------------------------------
  64     09-0001784       RBI Industrial Properties 2 LLC                                                               2,900,000
  65     09-0001792       Village Apartments of Ashwaubenon, LLC                                                        2,755,000
  67     09-0001803       F-86 Properties, LLC                                                                          2,500,000


(TABLE CONTINUED)

                                              Mortgage                              Interest
Control                    Cut-Off Date         Rate          Administrative         Accrual       Loan
Number   Loan Number       Balance ($)          (%)            Fee Rate (%)          Method        Type
----------------------------------------------------------------------------------------------------------
   1     09-1001099           56,039,776           4.97000        0.0227           Actual/360     Fixed
   2     09-0001834           54,750,000           5.09000        0.0327           Actual/360     Fixed
   3     09-0001828           50,000,000           5.39500        0.0327           Actual/360     Fixed
   4     09-1001093           48,915,252           4.41000        0.0427           Actual/360     Fixed
  4a     09-1001093-A
  4b     09-1001093-B
  4c     09-1001093-C
  4d     09-1001093-D
  4e     09-1001093-E
  4f     09-1001093-F
  4g     09-1001093-G
  4h     09-1001093-H
  4i     09-1001093-I
  4j     09-1001093-J
   6     09-0001760           40,000,000           4.50000        0.0327           Actual/360     Fixed
----------------------------------------------------------------------------------------------------------
   8     09-1001104           26,593,085           5.61000        0.0327           Actual/360     Fixed
  8a     09-1001104-A
  8b     09-1001104-B
  8c     09-1001104-C
  8d     09-1001104-D
  8e     09-1001104-E
  8f     09-1001104-F
  8g     09-1001104-G
  8h     09-1001104-H
  8i     09-1001104-I
  8j     09-1001104-J
  8k     09-1001104-K
  8l     09-1001104-L
  8m     09-1001104-M
  8n     09-1001104-N
----------------------------------------------------------------------------------------------------------
   9     09-1001103           23,697,944           5.29000        0.0327           Actual/360     Fixed
  9a     09-1001103-A
  9b     09-1001103-B
  9c     09-1001103-C
  9d     09-1001103-D
  9e     09-1001103-E
  9f     09-1001103-F
  9g     09-1001103-G
  9h     09-1001103-H
  9i     09-1001103-I
  9j     09-1001103-J
  9k     09-1001103-K
  9l     09-1001103-L
  9m     09-1001103-M
  9n     09-1001103-N
  9o     09-1001103-O
----------------------------------------------------------------------------------------------------------
  11     09-0001768           13,400,000           4.20000        0.0427             30/360       Fixed
  12     09-0001767            5,600,000           4.20000        0.0427             30/360       Fixed
  13     09-0001766            4,300,000           4.20000        0.0427             30/360       Fixed
  14     09-0001867           23,000,000           5.05000        0.0827           Actual/360     Fixed
  15     09-0001717           22,700,000           4.88000        0.0327           Actual/360     Fixed
----------------------------------------------------------------------------------------------------------
  16     09-0001869           22,000,000           4.95000        0.0827           Actual/360     Fixed
  17     09-0001741           19,500,000           4.60000        0.0327           Actual/360     Fixed
  18     09-0001874           15,450,000           4.83000        0.0827           Actual/360     Fixed
  18a    09-0001874-A
  18b    09-0001874-B
  18c    09-0001874-C
  19     09-0001875            3,800,000           4.83000        0.0827           Actual/360     Fixed
  20     09-0001746           16,000,000           5.25000        0.0627           Actual/360     Fixed
----------------------------------------------------------------------------------------------------------
  21     09-0001842           16,000,000           5.01000        0.1027           Actual/360     Fixed
  22     09-0001754           15,750,000           4.50000        0.0727           Actual/360     Fixed
  23     09-0001725           15,125,000           4.55000        0.0327           Actual/360     Fixed
  25     09-0001774           14,000,000           4.20000        0.0827           Actual/360     Fixed
  26     09-0001775           13,400,000           4.60000        0.0327           Actual/360     Fixed
----------------------------------------------------------------------------------------------------------
  27     09-0001750           13,200,000           4.67000        0.0927           Actual/360     Fixed
  30     09-0001824            9,400,000           4.90000        0.0327           Actual/360     Fixed
  31     09-0001886            7,985,000           4.21000        0.0327           Actual/360     Fixed
  32     09-0001889            1,200,000           4.21000        0.0327           Actual/360     Fixed
  33     09-0001839            8,910,000           4.88000        0.0427             30/360       Fixed
----------------------------------------------------------------------------------------------------------
  34     09-0001764            8,600,000           4.65000        0.1027           Actual/360     Fixed
  35     09-0001840            8,550,000           5.38000        0.0327           Actual/360     Fixed
  36     09-0001726            8,500,000           4.90000        0.0327           Actual/360     Fixed
  37     09-0001838            8,500,000           4.88000        0.0427             30/360       Fixed
  39     09-0001804            8,320,000           5.43000        0.0827           Actual/360     Fixed
----------------------------------------------------------------------------------------------------------
  40     09-0001885            7,780,000           4.21000        0.0327           Actual/360     Fixed
  41     09-0001887            7,600,000           4.21000        0.0327           Actual/360     Fixed
  42     09-0001721            7,500,000           5.03000        0.0327           Actual/360     Fixed
  43     09-0001836            7,425,000           4.88000        0.0427             30/360       Fixed
  44     09-0001854            7,100,000           5.13000        0.0827           Actual/360     Fixed
----------------------------------------------------------------------------------------------------------
  45     09-0001848            6,850,000           4.80000        0.0327           Actual/360     Fixed
  46     09-0001860            6,750,000           4.85000        0.0327           Actual/360     Fixed
  47     09-0001757            6,700,000           4.65000        0.0827           Actual/360     Fixed
  48     09-0001829            6,569,356           5.52000        0.0627           Actual/360     Fixed
  49     09-0001858            6,400,000           5.35000        0.0827           Actual/360     Fixed
----------------------------------------------------------------------------------------------------------
  50     09-0001748            6,000,000           4.35000        0.1027           Actual/360     Fixed
  51     09-0001758            6,000,000           4.85000        0.0327           Actual/360     Fixed
  52     09-0001837            5,885,000           4.88000        0.0427             30/360       Fixed
  53     09-0001872            5,600,000           5.01000        0.0327           Actual/360     Fixed
  55     09-0001794            5,140,000           4.88000        0.0327           Actual/360     Fixed
----------------------------------------------------------------------------------------------------------
  58     09-0001888            4,310,000           4.21000        0.0327           Actual/360     Fixed
  59     09-0001830            4,050,000           5.28000        0.0327           Actual/360     Fixed
  60     09-0001879            3,575,000           4.99000        0.0327           Actual/360     Fixed
  61     09-0001738            3,500,000           4.95000        0.0327           Actual/360     Fixed
  62     09-0001793            3,017,000           4.88000        0.0327           Actual/360     Fixed
----------------------------------------------------------------------------------------------------------
  64     09-0001784            2,900,000           5.43000        0.0327           Actual/360     Fixed
  65     09-0001792            2,755,000           4.88000        0.0327           Actual/360     Fixed
  67     09-0001803            2,500,000           5.38000        0.0327           Actual/360     Fixed

                             729,092,413
(TABLE CONTINUED)

                                 Original Term To            Remaining                 Original                  Remaining
Control                              Maturity                 Term To             Amortization Term          Amortization Term
Number   Loan Number                  (Mos.)              Maturity (Mos.)               (Mos.)                     (Mos.)
------------------------------------------------------------------------------------------------------------------------------------
   1     09-1001099                     84                       77                      360                        353
   2     09-0001834                     60                       55
   3     09-0001828                     84                       79
   4     09-1001093                     59                       47                      300                        288
  4a     09-1001093-A
  4b     09-1001093-B
  4c     09-1001093-C
  4d     09-1001093-D
  4e     09-1001093-E
  4f     09-1001093-F
  4g     09-1001093-G
  4h     09-1001093-H
  4i     09-1001093-I
  4j     09-1001093-J
   6     09-0001760                     60                       51
------------------------------------------------------------------------------------------------------------------------------------
   8     09-1001104                     84                       80                      360                        356
  8a     09-1001104-A
  8b     09-1001104-B
  8c     09-1001104-C
  8d     09-1001104-D
  8e     09-1001104-E
  8f     09-1001104-F
  8g     09-1001104-G
  8h     09-1001104-H
  8i     09-1001104-I
  8j     09-1001104-J
  8k     09-1001104-K
  8l     09-1001104-L
  8m     09-1001104-M
  8n     09-1001104-N
------------------------------------------------------------------------------------------------------------------------------------
   9     09-1001103                     60                       56                      360                        356
  9a     09-1001103-A
  9b     09-1001103-B
  9c     09-1001103-C
  9d     09-1001103-D
  9e     09-1001103-E
  9f     09-1001103-F
  9g     09-1001103-G
  9h     09-1001103-H
  9i     09-1001103-I
  9j     09-1001103-J
  9k     09-1001103-K
  9l     09-1001103-L
  9m     09-1001103-M
  9n     09-1001103-N
  9o     09-1001103-O
------------------------------------------------------------------------------------------------------------------------------------
  11     09-0001768                     84                       76
  12     09-0001767                     84                       76
  13     09-0001766                     84                       76
  14     09-0001867                     60                       58
  15     09-0001717                     60                       47
------------------------------------------------------------------------------------------------------------------------------------
  16     09-0001869                     60                       58
  17     09-0001741                     60                       50
  18     09-0001874                     84                       84
  18a    09-0001874-A
  18b    09-0001874-B
  18c    09-0001874-C
  19     09-0001875                     84                       84
  20     09-0001746                     60                       48
------------------------------------------------------------------------------------------------------------------------------------
  21     09-0001842                     60                       56
  22     09-0001754                     60                       52
  23     09-0001725                     60                       48
  25     09-0001774                     60                       51
  26     09-0001775                     60                       52
------------------------------------------------------------------------------------------------------------------------------------
  27     09-0001750                     60                       50
  30     09-0001824                     60                       56
  31     09-0001886                     60                       60
  32     09-0001889                     60                       60
  33     09-0001839                     84                       81
------------------------------------------------------------------------------------------------------------------------------------
  34     09-0001764                     60                       50
  35     09-0001840                     60                       56
  36     09-0001726                     60                       48
  37     09-0001838                     84                       81
  39     09-0001804                     60                       54
------------------------------------------------------------------------------------------------------------------------------------
  40     09-0001885                     60                       60
  41     09-0001887                     60                       60
  42     09-0001721                     60                       48
  43     09-0001836                     84                       81
  44     09-0001854                     60                       57
------------------------------------------------------------------------------------------------------------------------------------
  45     09-0001848                     60                       58
  46     09-0001860                     60                       60
  47     09-0001757                     60                       51
  48     09-0001829                     84                       81                      360                        357
  49     09-0001858                     60                       57
------------------------------------------------------------------------------------------------------------------------------------
  50     09-0001748                     60                       51
  51     09-0001758                     60                       51
  52     09-0001837                     84                       81
  53     09-0001872                     60                       59
  55     09-0001794                     60                       55
------------------------------------------------------------------------------------------------------------------------------------
  58     09-0001888                     60                       60
  59     09-0001830                     60                       55
  60     09-0001879                     60                       60
  61     09-0001738                     85                       75                      360                        360
  62     09-0001793                     60                       55
------------------------------------------------------------------------------------------------------------------------------------
  64     09-0001784                     60                       53
  65     09-0001792                     60                       55
  67     09-0001803                     60                       53


(TABLE CONTINUED)


Control                       Maturity Date        Montly       Cut-Off Date       Letter of Credit
Number   Loan Number             or ARD           Payment         LTV (%)              In Place
-------------------------------------------------------------------------------------------------------
   1     09-1001099             9/1/2010             302,269       55.66
   2     09-0001834             11/1/2008            235,457       75.37
   3     09-0001828             11/1/2010            227,914       67.57
   4     09-1001093             3/1/2008             275,368       58.98
  4a     09-1001093-A
  4b     09-1001093-B
  4c     09-1001093-C
  4d     09-1001093-D
  4e     09-1001093-E
  4f     09-1001093-F
  4g     09-1001093-G
  4h     09-1001093-H
  4i     09-1001093-I
  4j     09-1001093-J
   6     09-0001760             7/1/2008             152,083       74.07
--------------------------------------------------------------------------------------------------------
   8     09-1001104             12/1/2010            153,447       61.62
  8a     09-1001104-A
  8b     09-1001104-B
  8c     09-1001104-C
  8d     09-1001104-D
  8e     09-1001104-E
  8f     09-1001104-F
  8g     09-1001104-G
  8h     09-1001104-H
  8i     09-1001104-I
  8j     09-1001104-J
  8k     09-1001104-K
  8l     09-1001104-L
  8m     09-1001104-M
  8n     09-1001104-N
--------------------------------------------------------------------------------------------------------
   9     09-1001103             12/1/2008            132,015       62.02
  9a     09-1001103-A
  9b     09-1001103-B
  9c     09-1001103-C
  9d     09-1001103-D
  9e     09-1001103-E
  9f     09-1001103-F
  9g     09-1001103-G
  9h     09-1001103-H
  9i     09-1001103-I
  9j     09-1001103-J
  9k     09-1001103-K
  9l     09-1001103-L
  9m     09-1001103-M
  9n     09-1001103-N
  9o     09-1001103-O
--------------------------------------------------------------------------------------------------------
  11     09-0001768             8/1/2010              47,551       50.41
  12     09-0001767             8/1/2010              19,872       50.41
  13     09-0001766             8/1/2010              15,259       50.41
  14     09-0001867             2/1/2009              98,136       76.79
  15     09-0001717             3/1/2008              93,595       66.57
--------------------------------------------------------------------------------------------------------
  16     09-0001869             2/1/2009              92,010       73.33
  17     09-0001741             6/1/2008              75,788       73.58
  18     09-0001874             4/1/2011              63,050       71.30
  18a    09-0001874-A
  18b    09-0001874-B
  18c    09-0001874-C
  19     09-0001875             4/1/2011              15,507       71.30
  20     09-0001746             4/1/2008              70,972       73.73
--------------------------------------------------------------------------------------------------------
  21     09-0001842             12/1/2008             67,728       78.43
  22     09-0001754             8/1/2008              59,883       58.33
  23     09-0001725             4/1/2008              58,145       76.39
  25     09-0001774             7/1/2008              49,681       75.68
  26     09-0001775             8/1/2008              52,080       76.57
--------------------------------------------------------------------------------------------------------
  27     09-0001750             6/1/2008              52,083       75.86
  30     09-0001824             12/1/2008             38,916       76.42
  31     09-0001886             4/1/2009              28,403       71.48
  32     09-0001889             4/1/2009               4,268       71.48
  33     09-0001839             1/1/2011              36,234       53.19
--------------------------------------------------------------------------------------------------------
  34     09-0001764             6/1/2008              33,788       78.18
  35     09-0001840             12/1/2008             38,865       76.89
  36     09-0001726             4/1/2008              35,190       73.28
  37     09-0001838             1/1/2011              34,567       52.47
  39     09-0001804             10/1/2008             38,171       80.00
--------------------------------------------------------------------------------------------------------
  40     09-0001885             4/1/2009              27,674       82.77
  41     09-0001887             4/1/2009              27,034       78.35
  42     09-0001721             4/1/2008              31,874       71.43
  43     09-0001836             1/1/2011              30,195       55.00
  44     09-0001854             1/1/2009              30,774       79.78
--------------------------------------------------------------------------------------------------------
  45     09-0001848             2/1/2009              27,781       75.30
  46     09-0001860             4/1/2009              27,660       74.59
  47     09-0001757             7/1/2008              26,323       78.82
  48     09-0001829             1/1/2011              37,500       79.15
  49     09-0001858             1/1/2009              28,930       71.11
--------------------------------------------------------------------------------------------------------
  50     09-0001748             7/1/2008              22,052       73.62
  51     09-0001758             7/1/2008              24,587       72.29
  52     09-0001837             1/1/2011              23,932       53.50
  53     09-0001872             3/1/2009              23,705       78.87
  55     09-0001794             11/1/2008             21,193       77.88
--------------------------------------------------------------------------------------------------------
  58     09-0001888             4/1/2009              15,331       73.05
  59     09-0001830             11/1/2008             18,068       79.41
  60     09-0001879             4/1/2009              15,073       70.10
  61     09-0001738             7/1/2010              18,682       70.71
  62     09-0001793             11/1/2008             12,440       79.39
--------------------------------------------------------------------------------------------------------
  64     09-0001784             9/1/2008              13,305       74.36
  65     09-0001792             11/1/2008             11,359       78.71
  67     09-0001803             9/1/2008              11,364       62.03

Control                        Loan                                                                                  Number of
Number     Loan Number        Group            Loan Originator                             Property Name            Properties
------------------------------------------------------------------------------------------------------------------------------------
   7       6105361           Group 1     Prudential Mortgage Capital      Hyatt Regency Dearborn                         1
  10       6105238           Group 1     Prudential Mortgage Capital      StoneRidge Plaza                               1
  24       6105233           Group 1     Prudential Mortgage Capital      Westbay Office Park                            1
  28       6105179           Group 1     Prudential Mortgage Capital      Hartford Building                              1
  29       6105234           Group 1     Prudential Mortgage Capital      Westerville Plaza                              1
------------------------------------------------------------------------------------------------------------------------------------
  38       6105235           Group 1     Prudential Mortgage Capital      Southwest Square                               1
  54       6105026           Group 1     Prudential Mortgage Capital      Heathbrook Commons Shopping Center             1
  56       6105195           Group 1     Prudential Mortgage Capital      West Creek Commons Shopping Center             1
  57       6105098           Group 1     Prudential Mortgage Capital      U-Stor-It Self Storage                         1
  63       6104991           Group 2     Prudential Mortgage Capital      Parkway Apartments                             1
------------------------------------------------------------------------------------------------------------------------------------
  66       6105309           Group 1     Prudential Mortgage Capital      Normandie Avenue Industrial                    1






(TABLE CONTINUED)

Control                                                                                 Original         Cut-Off Date
Number     Loan Number            Borrower Name                                        Balance ($)       Balance ($)
---------------------------------------------------------------------------------------------------------------------------
   7       6105361        Dearborn Hotel Partners, L.P.                                    32,500,000         32,500,000
  10       6105238        Morse & Hamilton Limited Partnership                             23,700,000         23,626,670
  24       6105233        NNN Westbay Office Park, LLC, et. al.                            15,000,000         14,955,383
  28       6105179        Santee Investment Property, LLC                                  10,000,000          9,945,858
  29       6105234        Westerville Plaza L.P.                                            9,500,000          9,469,375
---------------------------------------------------------------------------------------------------------------------------
  38       6105235        Southwest Square II LLC                                           8,350,000          8,323,083
  54       6105026        Heathbrook Ocala Owner Corp                                       5,450,000          5,450,000
  56       6105195        West Creek Commons Owner Corp                                     4,900,000          4,900,000
  57       6105098        U-Stor-It (95th Street) LLC                                       4,450,000          4,418,908
  63       6104991        Parkway (CS) Limited Partnership                                  3,000,000          2,990,660
---------------------------------------------------------------------------------------------------------------------------
  66       6105309        Normandie Gasoline Alley, LLC                                     2,600,000          2,591,965

                                                                                          119,450,000        119,171,903
(TABLE CONTINUED)

                            Mortgage                              Interest                  Original Term To
Control                       Rate          Administrative        Accrual       Loan            Maturity
Number     Loan Number         (%)           Fee Rate (%)          Method       Type             (Mos.)
-----------------------------------------------------------------------------------------------------------------
   7       6105361               5.60000        0.0427           Actual/360     Fixed              60
  10       6105238               5.58000        0.0927           Actual/360     Fixed              84
  24       6105233               5.77000        0.0927           Actual/360     Fixed              84
  28       6105179               6.06000        0.0927           Actual/360     Fixed              84
  29       6105234               5.38000        0.0927           Actual/360     Fixed              60
-----------------------------------------------------------------------------------------------------------------
  38       6105235               5.38000        0.0927           Actual/360     Fixed              60
  54       6105026               5.05000        0.0427           Actual/360     Fixed              84
  56       6105195               6.00000        0.0427           Actual/360     Fixed              84
  57       6105098               5.97000        0.0927           Actual/360     Fixed              84
  63       6104991               5.55000        0.0427           Actual/360     Fixed              60
-----------------------------------------------------------------------------------------------------------------
  66       6105309               5.57000        0.0927           Actual/360     Fixed              84






(TABLE CONTINUED)

                                 Remaining                  Original                  Remaining
Control                           Term To              Amortization Term          Amortization Term
Number     Loan Number        Maturity (Mos.)                (Mos.)                     (Mos.)
----------------------------------------------------------------------------------------------------------
   7       6105361                   60                       300                        300
  10       6105238                   81                       360                        357
  24       6105233                   81                       360                        357
  28       6105179                   79                       336                        331
  29       6105234                   57                       360                        357
----------------------------------------------------------------------------------------------------------
  38       6105235                   57                       360                        357
  54       6105026                   76
  56       6105195                   82
  57       6105098                   79                       300                        295
  63       6104991                   57                       360                        357
----------------------------------------------------------------------------------------------------------
  66       6105309                   82                       300                        298


(TABLE CONTINUED)

Control                     Maturity Date       Montly       Cut-Off Date        Letter of Credit
Number     Loan Number         or ARD          Payment          LTV (%)              In Place
-----------------------------------------------------------------------------------------------------
   7       6105361            4/1/2009            201,524        46.43
  10       6105238            1/1/2011            135,758        66.18                 Yes
  24       6105233            1/1/2011             87,727        65.02
  28       6105179            11/1/2010            61,891        68.59
  29       6105234            1/1/2009             53,227        78.00
-----------------------------------------------------------------------------------------------------
  38       6105235            1/1/2009             46,784        74.31
  54       6105026            8/1/2010             23,254        56.71
  56       6105195            2/1/2011             24,840        53.26
  57       6105098            11/1/2010            28,590        65.95
  63       6104991            1/1/2009             17,128        50.01
-----------------------------------------------------------------------------------------------------
  66       6105309            2/1/2011             16,075        67.85


 Control                Loan                                                             Number of
 Number   Loan Number   Group       Loan Originator               Property Name          Properties
---------------------------------------------------------------------------------------------------
    5     03-0535      Group 1           GCFP            237 Park Avenue                     1







(TABLE CONTINUED)

 Control                                                                                     Original
 Number   Loan Number        Borrower Name                                                  Balance ($)
--------------------------------------------------------------------------------------------------------
    5     03-0535       237 Max Park Avenue, L.P.                                            44,000,000

                                                                                             44,000,000




(TABLE CONTINUED)

                                        Mortgage                 Interest         Original Term To
 Control                 Cut-Off Date     Rate    Administrative  Accrual   Loan      Maturity
 Number   Loan Number    Balance ($)       (%)     Fee Rate (%)   Method    Type       (Mos.)
---------------------------------------------------------------------------------------------------
    5     03-0535           44,000,000    5.78600     0.0227     Actual/360Fixed         84

                            44,000,000



(TABLE CONTINUED)

                           Remaining          Original          Remaining
 Control                    Term To      Amortization Term  Amortization Term Maturity Date  Montly  Cut-Off Date Letter of Credit
 Number   Loan Number   Maturity (Mos.)        (Mos.)            (Mos.)          or ARD     Payment    LTV (%)       In Place
----------------------------------------------------------------------------------------------------------------------------------
    5     03-0535              79               360                360          11/1/2010    257,779    64.78




                                   EXHIBIT C-1

                          FORM OF TRANSFEREE AFFIDAVIT




STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


_______________________, being first duly sworn, deposes and says:

            1. That he/she is the ____________ of ___________________________
(the "Purchaser"), a ____________ duly organized and existing under the laws of the State of __________, on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is __________
____________.

            3. That the Purchaser of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in
Article I of the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee, or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4, paragraph 7 or paragraph 11 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in such paragraphs.

            7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

            9. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person."

            10. The Purchaser agrees to be bound by and to abide by the provisions of Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

            11. That the Transferee will not cause income from the Class [R][LR] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. Check one of the following:

            |_|   That the present value of the anticipated tax liabilities
associated with holding the Class [R] [LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R] [LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R] [LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_|   That the transfer of the Class [R] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Sections 1.860E-1(c)(6)(i), as to which income from Class [R] [LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R] [LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

            |_|   None of the above.

            Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its _______________ this ___th day of ________, 2004.


                                       [Purchaser]



                                       By:______________________________________
                                          Name:
                                          Title:


                                       Dated:

            The above-named ___________________ personally appeared before me and is known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __th day of ____________, 2004.

                                          NOTARY PUBLIC
                                          COUNTY OF
                                          STATE OF [_________________]

                                          My  commission  expires the __th day
                                          of _______________, ____.

                                   EXHIBIT C-2

                            FORM OF TRANSFEROR LETTER

                                                                          [Date]

[CERTIFICATE REGISTRAR]

      Re:   GS Mortgage Securities Corporation II, Commercial
            Mortgage Pass-Through Certificates, Series 2004-C1

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraphs 4, 7 and 11 thereof is not true.


                                       Very truly yours,

                                   EXHIBIT D-1

                    FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, N.A.,
  as Trustee and Certificate Registrar
[Wells Fargo Center
Sixth & Marquette
Minneapolis, Minnesota  55479]

Attention: Corporate Trust (CMBS)
           GSMSC II 2004-C1

GS Mortgage Securities Corporation II
85 Broad Street
New York, New York  10004

Attention: Rolf Edwards
           Samuel Ramos

      Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class [____]

Ladies and Gentlemen:

In connection with the purchase by the undersigned (the "Purchaser") of $__________ [Certificate Principal Amount] [Notional Amount] of Class [_____] Certificates the ("Certificate"), the Purchaser hereby represents and agrees as follows (capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee):

            1. [For Institutional Accredited Investors only (Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P only)] The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificate, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of such investment. The Purchaser is acquiring the Certificate purchased by it for its own account or for one or more accounts (each of which qualifies as an "accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the trust created pursuant to the Pooling and Servicing Agreement (the "Trust") for any costs incurred by it in connection with this transfer.

            [For Qualified Institutional Buyers only] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions meeting the requirements of Rule 144A,
(ii) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act (if available),
(iii) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, or (iv) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, if the Purchaser is a "qualified institutional buyer," or purchased from a "qualified institutional buyer," subject in the case of this clause (iv) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, and (c) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            4. The Purchaser has reviewed the Offering Circular date April 6, 2004, relating to the Certificates (the "Offering Circular") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:

               |_| The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

               |_| The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate(s). The Purchaser has attached hereto [(i) two duly executed copies of IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Person,
                        (ii) a duly executed IRS Form W-8IMY (with all appropriate attachments) or (iii)]* two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN, IRS Forms W-8IMY or]* IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

----------------------------
* Delete for Class LR and Class R Certificates.

            For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States any state thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. (Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR only) The Purchaser is neither (i) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) or ERISA) or a church plan (as defined in Section 3(33) or ERISA) for which no election has been made under Section 410(d) of the Code that is subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), nor (ii) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than (with respect to any transfer of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate) an insurance company using assets of its general account under circumstances whereby such purchase and the subsequent holding of Certificate(s) by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            9. The Purchaser understands that if the Purchaser is a Person referred to in paragraph 8 above, except in the case of the Class R or Class LR Certificates, which may not be transferred unless the transferee represents it is not such a Person, such Person is required to provide to the Depositor, the Trustee and the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Depositor, the Trustee and the Certificate Registrar that the purchase and holding of the Certificate(s) will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code or a materially similar characterization under any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent, the Initial Purchaser or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Trust Fund, the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar.

            10. Please make all payments due on the Transferred Interests: **

---------------------------------
** Only to be filled out by Purchasers of Individual Certificates. Please select
(a) or (b).

            ______ (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

            Account number __________ Institution ___________

            ______  (b) by mailing a check or draft to the following address:

            _________________________
            _________________________
            _________________________
            _________________________
            _________________________


                                       Very truly yours,

                                       [The Purchaser]



                                       By:______________________________________
                                          Name:
                                          Title:


                                       Dated:

                                   EXHIBIT D-2

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, N.A.,
  as Trustee and Certificate Registrar
Wells Fargo Center
Sixth & Marquette
Minneapolis, Minnesota  55479

Attention: Corporate Trust (CMBS)
           GSMSC II 2004-C1

GS Mortgage Securities Corporation II
85 Broad Street
New York, New York  10004

Attention: Rolf Edwards
           Samuel Ramos

      Re:   GS Mortgage Securities Corporation II, Commercial
            Mortgage Pass-Through Certificates, Series 2004-C1,
            Class [____]

Ladies and Gentlemen:

            __________________________ (the "Purchaser") intends to purchase from ____________________ (the "Seller") $_____________ initial [Certificate
Principal Amount] [Notional Amount] or _____% Percentage Interest of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class [_], CUSIP No. [____] (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the Certificate Registrar and the Trustee that:

            1. (Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR only) The Purchaser is neither (i) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) or ERISA) or a church plan (as defined in Section 3(33) or ERISA) for which no election has been made under Section 410(d) of the Code that is subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), nor (ii) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than (with respect to any transfer of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate) an insurance company using assets of its general account under circumstances whereby such purchase and the subsequent holding of Certificate(s) by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            IN WITNESS WHEREOF, the Purchaser hereby executes the ERISA Representation Letter on ______________ __, ____.


                                       [Purchaser]



                                       By:______________________________________
                                          Name:
                                          Title:


                                       Dated:

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information:
Name of Mortgagor: __________________
Master Servicer Loan No.: __________________
Custodian/Trustee
Name: __________________
Address: __________________
___________________________
Custodian/Trustee Mortgage File No.: __________________
[Seller]
Name: __________________
Address: __________________

___________________________


Certificates:     GS Mortgage Securities  Corporation II,  Commercial Mortgage
                  Pass-Through Certificates, Series 2004-C1, Class [____]

            The undersigned Master Servicer hereby acknowledges that it has received from LaSalle National Bank, as Trustee for the Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee.

            ( ) Note dated _________, _____, in the original principal sum of $_____, made by _______, payable to, or endorsed to the order of, the Trustee.

            ( ) Mortgage recorded on ____________ as instrument no. ________ in the County Recorder's Office of the County of _______________, State of _________________ in book/reel/docket ___________ of official records at page/image ________.

            ( ) Deed of Trust recorded on __________ as instrument no. ________ in the County Recorder's Office of the County of ____________, State of _______ in book/reel/docket ____________ of official records at page/image.

            ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _____________ as instrument no. _______ in the County Recorder's Office of the County of _________, State of _______ in book/reel/docket __________ of official records at page/image _____________.

            ( ) Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

            ( )  _____________________________________

            ( )  _____________________________________

            ( )  _____________________________________

            ( )  _____________________________________


The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                       WACHOVIA BANK, NATIONAL ASSOCIATION



                                       By:________________________________
                                          Name:
                                          Title:


                                       Dated:

                                    EXHIBIT F

                                SECURITIES LEGEND

            Subject to the Pooling and Servicing Agreement, the Rule 144A Global Certificates, the Residual Certificates and the Individual Certificates will bear a legend (with respect to such Certificates, the "Securities Legend") to the following effect, unless the Depositor determines otherwise in accordance with applicable law:

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            Notwithstanding anything to the contrary, the Residual Certificates will not bear clauses (C), (D) and (E) of the Securities Legend.

                                    EXHIBIT G

                           DISTRIBUTION DATE STATEMENT

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003


                           DISTRIBUTION DATE STATEMENT

                                Table of Contents


STATEMENT SECTIONS                                            PAGES(s)
------------------                                            --------
Certificate Distribution Detail                                   2
Certificate Factor Detail                                         3
Reconciliation Detail                                             4
Other Required Information                                        5
Cash Reconciliation                                               6
Ratings Detail                                                    7
Current Mortgage Loan and Property Stratification Tables       8 - 10
Mortgage Loan Detail                                             11
Principal Prepayment Detail                                      12
Historical Detail                                                13
Delinquency Loan Detail                                          14
Specially Serviced Loan Detail                                 15 - 16
Modified Loan Detail                                             17
Liquidated Loan Detail                                           18

                                    Depositor

                    GS Mortgage Securities Corporation II
                    85 Broad Street
                    New York, NY 10004

                    Contact: Dan Sparks
                    Phone Number: (212) 902-1000


                                 Master Servicer

                    GMAC Commercial Mortgage Corporation
                    200 Witmer Road
                    Horsham, PA 19044-8015

                    Contact:          Darri Cunningham
                    Phone Number:     (215) 328-1784 Special


                                Special Servicer

                    Lennar Partners, Inc.
                    1601 Washington Avenue
                    Suite 800 Miami Beach, FL 33139

                    Contact:          Steve Bruha
                    Phone Number:     (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank MN, NA. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003


                         Certificate Distribution Detail

                                                                                      Realized
                                                                                        Loss/
                                                                                        Trust     Additional              Current
            Pass-Through   Original  Beginning    Principal     Interest   Prepayment    Fund       Total      Ending  Subordination
Class CUSIP     Rate       Balance    Balance   Distribution  Distribution  Premium    Expenses  Distribution  Balance    Level
------------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
A-2A         0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
A-2B         0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
 A-3         0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  B          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  C          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  D          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  E          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00]    0.00
  F          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  G          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  H          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  J          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  K          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  L          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  M          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  N          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  O           0000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  P          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  S          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
  R          0.000000%       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00
Totals                       0.00      0.00         0.00          0.00       0.00        0.00       0.00         0.00     0.00


                                   Original      Beginning                                                   Ending
                 Pass-Through      Notional      Notional        Interest     Prepayment       Total        Notional
Class   CUSIP        Rate           Amount        Amount       Distribution     Premium     Distribution     Amount
---------------------------------------------------------------------------------------------------------------------
 X-1              0.000000           0.00          0.00           0.00           0.00          0.00           0.00
 X-2              0.000000           0.00          0.00           0.00           0.00          0.00           0.00


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003


                            Certificate Factor Detail

                                                                                                   Realized Loss/
                       Beginning           Principal            Interest         Prepayment        Additional Trust        Ending
Class      CUSIP        Balance          Distribution         Distribution         Premium           Fund Expenses         Balance
-----------------------------------------------------------------------------------------------------------------------------------
 A-1                  0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
A-2A                  0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
A-2B                  0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
 A-3                  0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  B                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  C                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  D                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  E                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  F                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  G                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  H                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  J                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  K                   0.00000000          0.00000000           0,00000000        0.00000000           0.00000000         0.00000000
  L                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  M                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  N                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  O                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  P                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  S                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000
  R                   0.00000000          0.00000000           0.00000000        0.00000000           0.00000000         0.00000000

                       Beginning                                                    Ending
                        Notional             Interest           Prepayment         Notional
Class      CUSIP         Amount            Distribution           Premium           Amount
---------------------------------------------------------------------------------------------
 X-1                   0.00000000          0.00000000           0.00000000        0.00000000
 X-2                   0.00000000          0.00000000           0.00000000        0.00000000


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003


                              Reconciliation Detail

                 Advance Summary                                                Master Servicing Fee Summary
P & I Advances Outstanding                   0.00             Current Period Accrued Master Servicing Fees                   0.00
Servicing Advances Outstanding               0.00             Less Master Servicing Fees on Delinquent Payments              0.00
Reimbursements for Interest on P&I           0.00             Less Reductions to Master Servicing Fees Plus                  0.00
Advances paid from general collections                        Master Servicing Fees on Delinquent Payments Received          0.00
Reimbursements for Interest on Servicing     0.00             Plus Adjustments for Prior Master Servicing Calculation        0.00
Advances paid from general collections                        Total Master Servicing Fees Collected                          0.00


Certificate Interest Reconciliation

                       Uncovered                    Certificate     Unpaid        Optimal
          Accrued     Prepayment                      Deferred     Interest       Interest      Interest                  Appraisal
Class   Certificate    Interest    Indemnification    Interest     Shortfall    Distribution    Shortfall    Interest     Reduction
          Interest     Shortfall      Expenses         Amount        Amount        Amount        Amount     Distribution    Amount
------------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2A
 A-2B
 A-3
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  S
Total


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                           Other Required Information


Available Distribution Amount                                     0.00



Aggregate Number of Outstanding Loans                                0

Aggregate Unpaid Principal Balance of Loans                       0.00

Aggregate Stated Principal Balance of Loans                       0.00



Aggregate Amount of Servicing Fee                                 0.00

Aggregate Amount of Special Servicing Fee                         0.00

Aggregate Amount of Trustee Fee                                   0.00

Aggregate Trust Fund Expenses                                     0.00



Interest Reserve Deposit Amount                                   0.00

Interest Reserve Withdrawal Amount                                0.00



Specially Serviced Loans not Delinquent

    Number of Outstanding Loans                                      0

    Aggregate Unpaid Principal Balance                            0.00

Appraisal Reduction Amount

                     Appraisal          Cumulative        Most Recent
  Loan Number        Reduction             ASER            App. Red.
                      Effected            Amount              Date






     Total


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                           Cash Reconciliation Detail

   Total Funds Collected
     Interest:
       Interest paid or advanced                                        0.00
       Interest reductions due to Nonrecoverability Determinations      0.00
       Interest Adjustments                                             0.00
       Deferred Interest                                                0.00
       Net Prepayment Interest Shortfall                                0.00
       Net Prepayment Interest Excess                                   0.00
       Extension Interest                                               0.00
       Interest Reserve Withdrawal                                      0.00
           Total Interest Collected                                                0.00

   Principal:
       Scheduled Principal                                              0.00
       Unscheduled Principal                                            0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
       Negative Amortization                                            0.00
       Principal Adjustments                                            0.00
           Total Principal Collected                                               0.00

   Other:
       Prepayment Penalties/Yield Maintenance                           0.00
       Repayment Fees                                                   0.00
       Borrower Option Extension Fees                                   0.00
       Equity Payments Received                                         0.00
       Net Swap Counterparty                                            0.00
       Payments Received                                                0.00
           Total Other Collected:                                                  0.00
Total Funds Collected                                                              0.00

Total Funds Distributed
   Fees:
       Master Servicing Fee                                             0.00
       Trustee Fee                                                      0.00
       Certificate Administration Fee                                   0.00
       Insurer Fee                                                      0.00
       Miscellaneous Fee                                                0.00
           Total Fees                                                              0.00

   Additional Trust Fund Expenses:
       Reimbursement for Interest on Advances                           0.00
       ASER Amount                                                      0.00
       Special Servicing Fee                                            0.00
       Reduction of funds due to Non Recoverability Determination       0.00
       Rating Agency Expenses                                           0.00
       Attorney Fees & Expenses                                         0.00
       Bankruptcy Expense                                               0.00
       Taxes Imposed on Trust Fund                                      0.00
       Non-Recoverable Advances                                         0.00
       Other Expenses                                                   0.00
           Total Additional Trust Fund Expenses                                    0.00

   Interest Reserve Deposit                                                        0.00

   Payments to Certiftcateholders & Others:
       Interest Distribution                                            0.00
       Principal Distribution                                           0.00
       Prepayment Penalties/Yield Maintenance                           0.00
       Borrower Option Extension Fees                                   0.00
       Equity Payments Paid                                             0.00
       Net Swap Counterparty Payments Paid                              0.00
       Total Payments to Certificateholders & Others                    0.00
           Total Funds Distributed                                                 0.00

Total Funds Distributed                                                            0.00


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                                 Ratings Detail

                                        Original Ratings                               Current Ratings (1)
  Class       CUSIP          Fitch          Moody's           S&P           Fitch           Moody's          S&P
-------------------------------------------------------------------------------------------------------------------
  A-1
  A-2A
  A-2B
  A-3
  X-1
  X-2
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P
   S

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                            Moody's Investors Service            Standard & Poor's Rating Services
One State Street Plaza                 99 Church Street                     55 Water Street
New York, New York 10004               New York, New York 10007             New York, New York 10041
(212) 908-0500                         (212) 553-0300                       (212) 438-2430


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 7 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003


            Current Mortgage Loan and Property Stratification Tables



                                Scheduled Balance

                                        % of
Schedule        # of      Scheduled     Agg.      WAM                  Weighted
Balance         loans      Balance      Bal.      (2)       WAC      Avg DSCR(1)
--------------------------------------------------------------------------------













 Totals



                                    State (3)

                                        % of
 State        # of       Scheduled      Agg.      WAM                  Weighted
             Props.       Balance       Bal.      (2)       WAC      Avg DSCR(1)
--------------------------------------------------------------------------------













 Totals

See footnotes on last page of this section.



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003


            Current Mortgage Loan and Property Stratification Tables



                           Debt Service Coverage Ratio

                                         % of
 Debt Service     # of     Scheduled     Agg.      WAM                 Weighted
Coverage Ratio    loans     Balance      Bal.      (2)      WAC      Avg DSCR(1)
--------------------------------------------------------------------------------






    Totals



                                    Note Rate

                                       % of
 Note          # of      Scheduled     Agg.      WAM                  Weighted
 Rate          loans      Balance      Bal.      (2)       WAC      Avg DSCR(1)
--------------------------------------------------------------------------------






    Totals

See footnotes on last page of this section



                                Property Type (3)

                                          % of
                   # of     Scheduled     Agg.      WAM                Weighted
Property Type     Props.     Balance      Bal.      (2)      WAC     Avg DSCR(1)
--------------------------------------------------------------------------------







    Totals



                                    Seasoning

                                        % of
                 # of     Scheduled     Agg.      WAM                  Weighted
Seasoning       loans      Balance      Bal.      (2)       WAC      Avg DSCR(1)
--------------------------------------------------------------------------------






    Totals


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003


            Current Mortgage Loan and Property Stratification Tables



               Anticipation Remaining Term (ARD and Balloon Loans)

                                              % of
Anticipated Remaining    # of   Scheduled     Agg.     WAM            Weighted
       Term(2)           loans   Balance      Bal.     (2)     WAC   Avg DSCR(1)
--------------------------------------------------------------------------------



          Totals



               Remaining Amortization Term (ARD and Balloon Loans)

                                              % of
Remaining Amortization   # of   Scheduled     Agg.     WAM            Weighted
         Term            loans   Balance      Bal.     (2)     WAC   Avg DSCR(1)
--------------------------------------------------------------------------------



          Totals



                 Remaining Stated Term (Fully Amortizing Loans)

                                              % of
Remaining Amortization    # of   Scheduled    Agg.     WAM            Weighted
         Term             loans   Balance     Bal.     (2)     WAC   Avg DSCR(1)
--------------------------------------------------------------------------------



          Totals



                             Age of Most Recent NOI

                                          % of
Age of Most         # of     Scheduled    Agg.      WAM               Weighted
Recent NOI          loans     Balance     Bal.      (2)      WAC     Avg DSCR(1)
--------------------------------------------------------------------------------



          Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                              Mortgage Loan Detail

                                                                               Anticipated               Neg.    Beginning
  Loan             Property                     Interest   Principal   Gross    Repayment    Maturity   Amort    Scheduled
 Number     ODCR   Type(1)     City     State   Payment     Payment    Coupon     Date         Date     (Y/N)     Balance
-----------------------------------------------------------------------------------------------------------------------------




















            Ending     Paid    Appraisal   Appraisal   Res.    Mod.
  Loan     Scheduled   Thru    Reduction   Reduction  Strat.   Code
 Number     Balance    Date      Date       Amount     (2)     (3)
----------------------------------------------------------------------

















 Totals


(1) Property Type Code
----------------------

MF - Multi-Family            OF - Office
RT - Retail                  MU - Mixed Use
HC - Health Care             LO - Lodging
IN - Industrial              SS - Self Storage
WH - Warehouse               OT - Other
MH - Mobile Home Park



(2) Resolution Strategy Code
----------------------------

1 - Modification          6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure           7 - REO                        Foreclosure
3 - Bankruptcy            8 - Resolved              11 - Full Payoff
4 - Extension             9 - Pending               12 - Reps and Warranties
5 - Note Sale                  to Master Servicer   13 - Other or TBD




(3) Modification
----------------

1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                           Principal Prepayment Detail

                 Offering Document
Loan Number      Cross-Reference                Principal Prepayment Amount                        Prepayment Penalties
                                           ---------------------------------------      ------------------------------------------
                                                                                                                 Yield Maintenance
                                           Payoff Amount        Curtailment Amount      Prepayment Premium            Charge























Totals



Page 12 of 18                    Copyright 2003, Wells Fargo Bank Minnesota, NA.

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                                Historical Detail


                                                  Delinquencies
--------------------------------------------------------------------------------------------------------------------
Distribution   30-59 Days        60-89 Days     90 Days or More      Foreclosure          REO          Modifications
              ------------     -------------    ---------------     -------------     ------------     -------------
   Date        #   Balance      #    Balance     #      Balance      #    Balance      #   Balance      #    Balance
------------  ---  -------     ---   -------    ---     -------     ---   -------     ---  -------     ---   -------


       Prepayments                   Rate and Maturities
------------------------------    ---------------------------
Curtailments        Payoff        Next Weighted Avg
------------     -------------    ------------------
 #   Balance      #    Balance    Coupon       Remit      WAM
---  -------     ---   -------    ------       -----      ---











Note:    Foreclosure and REO Totals are excluded from the delinquencies.


Page 13 of 18                   Copyright 2003, Wells Fargo Bank Minnesota, N.A.

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                             Delinquency Loan Detail

                  Offering       # of       Paid      Current P   Outstanding    Status of   Resolution   Servicing
                  Document      Months     Through       & I         P & I       Mortgage     Strategy    Transfer
Loan Number   Cross-Reference   Delinq.     Date      Advances     Advances**     Loan(1)      Code(2)      Date
--------------------------------------------------------------------------------------------------------------------









                                 Current     Outstanding
                Foreclosure     Servicing     Servicing     Bankruptcy
Loan Number         Date         Advances      Advances        Date      REO Date
----------------------------------------------------------------------------------











                        (1) Status of Mortgage Loan
                        ---------------------------
A - Payments Not Received But       2 - Two Months Delinquent
    Still in Grace Period           3 - Three or More Months
B - Late Payment But Less Than          Delinquent
    1 Month Delinquent              4 - Assumed Scheduled Payment
0 - Current                             (Performing Matured Loan)
1 - One Month Delinquent            7 - Foreclosure
                                    0 - REO



                        (2) Resolution Strategy Code
                        ----------------------------
1 - Modification       6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure        7 - REO                        Foreclosure
3 - Bankruptcy         8 - Resolved              11 - Full Payoff
4 - Extension          9 - Pending Return to     12 - Reps and Warranties
5 - Note Sale              Master Servicer       13 - Other or TBD




Page 14 of 18                    Copyright 2003, Wells Fargo Bank Minnesota, NA.

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                     Specially Serviced Loan Detail - Part 1



                                 Offering      Servicing    Resolution
Distribution                     Document      Transfer      Strategy     Scheduled     Property                Interest
    Date       Loan Number    Cross-Reference    Date         Code(1)      Balance       Type(2)     State        Rate
---------------------------------------------------------------------------------------------------------------------------








                                 Net                                                                Remaining
Distribution      Actual      Operating                                              Maturity      Amortization
    Date         Balance       income       NOI Date        DSCR       Note Date       Date            Term
-----------------------------------------------------------------------------------------------------------------







                        (1) Resolution Strategy Code
                        ----------------------------
1 - Modification        6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                        Foreclosure
3 - Bankruptcy          8 - Resolved              11 - Full Payoff
4 - Extension           9 - Pending Return to     12 - Reps and Warranties
5 - Note Sale               Master Servicer       13 - Other or TBD




              (2) Property Type Code
              ----------------------
MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park



Page 15 of 18                   Copyright 2003, Wells Fargo Bank Minnesota, N.A.
OF - MU - LO - SS - OT - Office Mixed use Lodging Self Storage Other

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                     Specially Serviced Loan Detail - Part 2


                                                                                                          Other
                           Offering      Resolution      Site                                              REO
Distribution    Loan       Document       Strategy    Inspection     Phase 1    Appraisal    Appraisal   Property
    Date       Number   Cross-Reference    Code(1)       Date         Date        Date         Value     Revenue         Comment
------------------------------------------------------------------------------------------------------------------------------------
















                        (1) Resolution Strategy Code
                        ----------------------------
1 - Modification        6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                        Foreclosure
3 - Bankruptcy          8 - Resolved              11 - Full Payoff
4 - Extension           9 - Pending Return to     12 - Reps and Warranties
5 - Note Sale               Master Servicer       13 - Other or TBD


Page 16 of 18                    Copyright 2003, Wells Fargo Bank Minnesota, NA.

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                              Modified Loan Detail

                   Offering
                   Document       Pre-Modification    Modification
 Loan Number    Cross-Reference        Balance            Date                            Modification Description
------------------------------------------------------------------------------------------------------------------------------------














Totals


Page 17 of 18                    Copyright 2003, Wells Fargo Bank Minnesota, NA.

            [LOGO]
Wells Fargo Bank Minnesota, N.A.              GS Mortgage Securities Corporation II        For Additional Information please contact
Corporate Trust Services 9062 Old         Commercial Mortgage Pass-Through Certificates             CTSLink Customer Service
Annapolis Road Columbia, MD 21045-1951                   Series 2003-C1                                  (301) 815-6600
                                                                                          Reports Available on the World Wide Web
                                                                                                   @ www.ctslink.com/cmbs
                                                                                          Payment Date:    04/10/2003
                                                                                          Record Date:     03/31/2003



                             Liquidated Loan Detail

               Final Recovery       Offering                                                           Gross Proceeds
               Determination        Document       Appraisal    Appraisal     Actual      Gross             as a %
Loan Number         Date        Cross-Reference       Date        Value       Balance    Proceeds      Actual Balance
-----------------------------------------------------------------------------------------------------------------------












                   Aggregate           Net         net Proceeds
                  Liquidation      Liquidation       as a % of      Realized    Repurchased by
Loan Number        Expenses*        Proceeds      Actual Balance      Loss       Seller (Y/N)
-----------------------------------------------------------------------------------------------











Current Total

Cumulative
Total



Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Page 18 of 18                   Copyright 2003, Wells Fargo Bank Minnesota, N.A.

                                    EXHIBIT H

             METHODOLOGY TO NORMALIZE NET OPERATING INCOME AND DEBT
                             SERVICE COVERAGE RATIO

                            (AVAILABLE UPON REQUEST)

                                   EXHIBIT I-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                     FOR TRANSFERS DURING RESTRICTED PERIOD

Wells Fargo Bank, N.A.,
  as Trustee and Certificate Registrar
Wells Fargo Center
Sixth & Marquette
Minneapolis, Minnesota  55479

Attention: Corporate Trust (CMBS)
           GSMSC II 2004-C1

      Re: Transferor of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class [____]

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee, on behalf of the holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, 2004-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $___________
[Certificate Principal Amount] [Notional Amount] of Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate [Certificate Principal Amount] [Notional Amount] in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest"). Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

---------------------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.


            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

---------------------------------
**  Select appropriate depository.


            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee and the Master Servicer.


                                       [Name of Transferor]



                                       By:______________________________________
                                          Name:
                                          Title:


                                       Dated:

                                   EXHIBIT I-2

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                      FOR TRANSFERS AFTER RESTRICTED PERIOD

Wells Fargo Bank, N.A.,
  as Trustee and Certificate Registrar
Wells Fargo Center
Sixth & Marquette
Minneapolis, Minnesota  55479

Attention: Corporate Trust (CMBS)
           GSMSC II 2004-C1

      Re: Transferor of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1,
            Class [____]

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee, on behalf of the holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, 2004-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $___________
[Certificate Principal Amount] [Notional Amount] of Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate [Certificate Principal Amount] [Notional Amount] in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest"). Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

-------------------------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.


            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee and the Master Servicer.


                                       [Name of Transferor]



                                       By:______________________________________
                                          Name:
                                          Title:


                                       Dated:

                                    EXHIBIT J

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                FROM RULE 144A GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

   (Pursuant to Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.,
  as Trustee and Certificate Registrar
Wells Fargo Center
Sixth & Marquette
Minneapolis, Minnesota  55479

Attention: Corporate Trust (CMBS)
           GSMSC II 2004-C1

      Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1,
            Class [____]

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[_______] aggregate [Certificate Principal Amount] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP
No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. __________) to be held with [Euroclear] [Clearstream]* (Common Code No. ____________) through the Depositary.

-------------------------------
*  Select appropriate depository.


In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

--------------------------------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.


            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].**

----------------------
**    Select appropriate depository.


            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee and the Master Servicer.


                                       [Insert Name of Transferor]



                                       By:______________________________________
                                          Name:
                                          Title:


                                       Dated:

                                    EXHIBIT K

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                FROM RULE 144A GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE AFTER THE RESTRICTED PERIOD

   (Pursuant to Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.,
  as Trustee and Certificate Registrar
Wells Fargo Center
Sixth & Marquette
Minneapolis, Minnesota  55479

Attention: Corporate Trust (CMBS)
           GSMSC II 2004-C1

      Re:   Transfer of GS Mortgage Securities Corporation II,
            Commercial Mortgage Pass-Through Certificates,
            Series 2004-C1, Class [____]

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Principal Amount] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No. ________).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

-------------------------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer and the Trustee.


                                       [Insert Name of Transferor]



                                       By:
                                          Name:
                                          Title:


                                       Dated:

                                    EXHIBIT L

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                FROM REGULATION S GLOBAL CERTIFICATE TO RULE 144A
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

   (Pursuant to Section 5.02(c)(ii)(C) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.,
  as Trustee and Certificate Registrar
Wells Fargo Center
Sixth & Marquette
Minneapolis, Minnesota  55479

Attention:  Corporate Trust (CMBS)
            GSMSC II 2004-C1

      Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class [____]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Association, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Principal Amount] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No. __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No. ____________).

------------------
*  Select appropriate depository.


            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicer and underwriter and placement agent of the offering of the Certificates.


                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:


                                       Dated:

                                    EXHIBIT M

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                   GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

   (Pursuant to Section 5.02(c)(ii)(D) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.,
  as Trustee and Certificate Registrar
Wells Fargo Center
Sixth & Marquette
Minneapolis, Minnesota  55479

Attention: Corporate Trust (CMBS)
           GSMSC II 2004-C1

      Re: Transferor of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1,
            Class [____]

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied Capital Corporation, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee, on behalf of the holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, 2004-C1 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Principal Amount] [Notional Amount] in a Private Global Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Global Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee and the Master Servicer.

                                       [Insert Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:

                                       Dated:

                                    EXHIBIT N

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corporation II, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), Wachovia Bank, National Association, as master servicer (the "Master Servicer"), and Allied Capital Corporation, as special servicer



            I, [identify the certifying individual],

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

            4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the paying agent in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

            5. This annual report discloses all significant deficiencies relating to the master servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wachovia Bank, National Association and Allied Capital Corporation.




Date: _________________________

_______________________________
[Signature]
[Title]

                                   EXHIBIT O-1

                         FORM OF INVESTOR CERTIFICATION

                                     [Date]



Wells Fargo Bank, National Association
7485 New Horizon Way
Frederick, Maryland 21703

Attention:  GS Mortgage Securities Corporation II, Commercial Mortgage Pass
            Through Certificates, Series 2004-C1

      In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Agreement"), by and among GS Mortgage Securities Corporation II as Depositor, Wachovia Bank, National Association as Master Servicer, Allied Capital Corporation as Special Servicer and Wells Fargo Bank, National Association as Trustee (the "Trustee"), with respect to the above-referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

      2. The undersigned is requesting access pursuant to the Agreement to certain information (the "Information") on the Trustee's website and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

      3. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

      5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

      6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.



                                       _________________________________________


                                       Beneficial Owner or Prospective Purchaser

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       Company:_________________________________

                                       Phone:___________________________________

                                   EXHIBIT O-2

                        FORM OF CONFIDENTIALITY AGREEMENT

GS Mortgage Securities Corporation II

Attention:  GS Mortgage Securities Corporation II, Commercial Mortgage Pass
            Through Certificates, Series 2004-C1

      Re: Information regarding Attention: GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series 2004-C1

Ladies and Gentlemen:

            In connection with the GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series 2004-C1 (the "Certificates"), we acknowledge that we will be furnished by Wachovia Bank, National Association as Master Servicer and/or as Special Servicer (and may have been previously furnished) with certain information (the "Information"). For the purposes of this letter agreement (this `Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

            In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

            The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

            Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of April 1, 2004, by and among GS Mortgage Securities Corporation II as Depositor, Wachovia Bank, National Association as Master Servicer, Allied Capital Corporation as Special Servicer and Wells Fargo Bank, National Association, as Trustee (the "Trustee").

            This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.


                                       Very truly yours,


                                       [NAME OF ENTITY]

                                       By:.___________________________________
                                       Name:__________________________________
                                       Title:_________________________________
                                       Company:_______________________________
                                       Phone:_________________________________


cc:   GS Mortgage Securities Corporation II
      Trustee

                                   EXHIBIT P-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                           TO DEPOSITOR BY THE TRUSTEE

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corporation II, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), Wachovia Bank, National Association, as master servicer (the "Master Servicer"), and Allied Capital Corporation, as special servicer

            I, [identify the certifying individual], certify that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year 20__, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the Trust;

            2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

            3. Based on my knowledge, the distribution or servicing information provided to the Trustee by the servicer under the pooling and servicing agreement, for inclusion in these reports is included in these reports.


Date: _________________________

WACHOVIA BANK, NATIONAL ASSOCIATION



By: ____________________________
    [Name]

                                   EXHIBIT P-2

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                             BY THE MASTER SERVICER

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corporation II, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), Wachovia Bank, National Association, as master servicer (the "Master Servicer"), and Allied Capital Corporation, as special servicer

            I, [identify the certifying individual], certify that:

            1. Based on our knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), with respect to the period beginning [April 15, 2004] [January 1, 20__ ] and ending December 31, 20[__] (the "Relevant Period"), all Servicing Reports, as defined below, were materially complete and reviewed by the Master Servicer prior to their submission for inclusion in the monthly reports issued by the Trustee under the Pooling and Servicing Agreement and all reports required to be submitted by the Master Servicer to the Trustee pursuant to the Pooling and Servicing Agreement covering the Relevant Period (the "Servicer Reports") have been submitted by the Master Servicer to the Trustee;

            2. Based on our knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the information contained in the Servicer Reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the end of the Relevant Period;

            3. Based on our knowledge and the annual compliance review required under Section 3.14 of the Pooling and Servicing Agreement, during the Relevant Period the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section 3.14; and

            4. The report of the Master Servicer's certified public accountants required under Section 3.15 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the compliance of the Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

            The foregoing certifications under clauses 1 and 2 above assume that the following sections and parts of the prospectus used to offer the Certificates (the "Prospectus Supplement") did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors", to the extent such statements relate to the Mortgage Loans or the Mortgaged Properties and "Description of the Mortgaged Pool" and Annex A, Annex B, Annex C, Annex D and Annex E to the Prospectus Supplement. "Mortgage Loan Seller Matters" as used in the preceding sentence shall mean the description of the Mortgage Loans, the Mortgaged Properties and the Mortgagors. In addition, notwithstanding the foregoing certifications under clauses 1 and 2 above, the Master Servicer does not make any certification under such clauses 1 and 2 above with respect to the information in the Servicer Reports delivered by the Master Servicer to the Trustee referred to in such clauses 1 and 2 above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement, beyond the corresponding certification actually provided by the Special Servicer. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1 through 4 that is in turn dependent (i) upon information required to be provided by any sub-servicer acting under a sub-servicing agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such sub-servicer of its obligations pursuant to any such sub-servicing agreement, in each case beyond the respective backup certifications actually provided by such sub-servicer to the Master Servicer with respect to the information that is subject of such certification, or (ii) upon information required to be provided by the Other Primary Servicers or upon the performance by the Other Primary Servicers of their obligations pursuant to the applicable Other Pooling Agreement, in each case beyond the backup certification actually provided by such Other Primary Servicer to the Master Servicer with respect to the information that is the subject of such certification; provided that this clause (ii) shall not apply in the event the Master Servicer is, or is an Affiliate of, the applicable Other Primary Servicer.

            Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.


Date: _________________________

WACHOVIA BANK, NATIONAL ASSOCIATION



By:____________________________

[Name]

                                   EXHIBIT P-3

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                             BY THE SPECIAL SERVICER

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corporation II, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), Wachovia Bank, National Association, as master servicer (the "Master Servicer"), and Allied Capital Corporation, as special servicer

            1. Based on my knowledge, all reports required to be submitted by the Special Servicer to the Master Servicer under the Pooling and Servicing Agreement (the "Servicing Reports") for inclusion in the annual report on Form 10-K for the fiscal year 20__ of the Trust and for inclusion in the reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by such annual report have been submitted to the Master Servicer;

            2. Based on my knowledge, the information contained in the Servicing Reports, taken as a whole, does not contain any untrue statement of a material facts or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of December 31, 20__;

            3. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under Section 3.14 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in the annual officer's certificate required under Section 3.14 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            4. The report of the Special Servicer's certified public accountants required under Section 3.15 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the compliance of the Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date: _________________________

ALLIED CAPITAL CORPORATION



By:____________________________

[Name]
[Title]

                                    EXHIBIT R

                                DIRECTION LETTER

                                April [__], 2004



VIA FACSIMILE

[Other Primary Servicer's Address]
Attention:  [__________________]

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 and the [____] Mortgage Loan

Dear [_____________]:

            GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Trust Fund") is the Note [__] Holder, as such term is defined under the [__] Intercreditor Agreement dated as of [______], by and among [________], as Note [__] Holder , [__], as Note [__]
Holder and [__], as Note [__] Holder. Note [__] is being serviced pursuant to the terms of a Pooling and Servicing Agreement, dated as of [__], by and among [__], as depositor, [__], as servicer, [__], as special servicer, [__], as trustee, and [__], as paying agent, as from time to time amended, supplemented or modified (the "[__] Pooling Agreement"). Wells Fargo Bank, N.A., as trustee for the registered holders of the Trust Fund hereby directs [__], as servicer under the [__] Pooling Agreement, as follows:

            [__] shall remit the amount payable in accordance with the [__] Intercreditor Agreement and the [__] Pooling Agreement due to the Note [__] Holder on such days as specified in Section [__] of the [__] Pooling Agreement to Wachovia Bank, National Association, as Servicer of the Trust Fund (the "Servicer"), to the account set forth on Schedule I hereto in accordance with the terms of the [__] Pooling Agreement;

            Thank you for your attention to this matter.

            WELLS FARGO BANK, N.A., as Trustee for the Holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1

Date: _________________________


WELLS FARGO BANK, N.A.



By: ___________________________
   [Name]
   [Title]

                                    EXHIBIT S

                              SUPPLEMENTAL SCHEDULE